                                                          Draft -- June 22, 1996

================================================================================



                          NATIONAL PROPANE CORPORATION,
                           NATIONAL PROPANE SGP, INC.
                                       AND
                             NATIONAL PROPANE, L.P.



                                  $125,000,000
                  8.54% First Mortgage Notes due June 30, 2010

                    (Private Placement Number: ____________)



                            -------------------------

                                 NOTE AGREEMENT

                            -------------------------





                            Dated as of June __, 1996


================================================================================

                                TABLE OF CONTENTS


Section                                                             Page


1.  AUTHORIZATION OF INITIAL NOTES AND NOTES...........................1

2.  SALE AND PURCHASE OF INITIAL NOTES AND
       ISSUANCE OF NOTES...............................................2

3.  CLOSING............................................................3

4.  CONDITIONS TO CLOSING..............................................3
    4.1.   Representations and Warranties..............................3
    4.2.   Performance; No Default.....................................4
    4.3.   Compliance Certificates.....................................4
    4.4.   Opinions of Counsel.........................................4
    4.5.   Legal Investment............................................5
    4.6.   Trust Agreement.............................................6
    4.7.   Security Documents..........................................6
    4.8.   Conveyance; Recordation; Taxes, etc.........................7
    4.9.   Operative Agreements........................................8
    4.10.  Sale of Other Initial Notes; Issuance of Other Notes........8
    4.11.  Sale of Units...............................................8
    4.12.  Proceedings and Documents...................................9
    4.13.  Rating......................................................9
    4.14.  Insurance Broker's Certificate..............................9
    4.15.  Title Insurance; Survey.....................................9
    4.16.  Payment of Closing Fees....................................10
    4.17.  Private Placement Number...................................10
    4.18.  Environmental Audit........................................10
    4.19.  Appraisal..................................................10
    4.20.  Other Agreements...........................................10

5.  REPRESENTATIONS AND WARRANTIES, ETC. OF THE
       GENERAL PARTNERS AND THE COMPANY...............................10
    5.1.   Organization, Standing, etc................................10

    5.2.   Partnership Interests......................................11
    5.3.   Qualification..............................................11
    5.4.   Business; Financial Statements.............................12
    5.5.   Changes, etc...............................................14
    5.6.   Tax Returns and Payments...................................14
    5.7.   Indebtedness...............................................14
    5.8.   Transfer of Assets and Business............................14
    5.9.   Litigation, etc............................................17
    5.10.  Compliance with Other Instruments, etc.....................17
    5.11.  Governmental Consent.......................................18
    5.12.  Offer of Initial Notes and Notes...........................18
    5.13.  Use of Proceeds............................................18
    5.14.  Federal Reserve Regulations................................18
    5.15.  Investment Company Act.....................................19
    5.16.  Public Utility Holding Company Act; Federal Power Act......19
    5.17.  ERISA......................................................19
    5.18.  Environmental Matters......................................21
    5.19.  Foreign Assets Control Regulations, etc....................22
    5.20.  Disclosure.................................................23
    5.21.  Chief Executive Office.....................................23
    5.22.  Solvency...................................................23

6.  PURCHASER'S REPRESENTATIONS; SOURCE OF FUNDS......................24

7.  ACCOUNTING; FINANCIAL STATEMENTS AND OTHER
       INFORMATION....................................................26

8.  INSPECTION........................................................33

9.  PREPAYMENT OF NOTES...............................................34
    9.1.   Required Prepayments of the Notes..........................34
    9.2.   Optional Prepayments of the Notes with Make Whole Amount...35
    9.3.   Prepayment on Change of Control............................35
    9.4.   Contingent Prepayments on Disposition of Property, Taking
             or Destruction...........................................36
    9.5.   Notice of Prepayments; Officers' Certificate...............37
    9.6.   Allocation of Partial Prepayments..........................37
    9.7.   Maturity; Surrender, etc...................................38
    9.8.   Acquisition of Notes.......................................38

10.  BUSINESS AND FINANCIAL COVENANTS OF THE
       COMPANY........................................................38
    10.1.  Indebtedness...............................................38
    10.2.  Liens, etc.................................................44
    10.3.  Investments, Guaranties, etc...............................47
    10.4.  Restricted Payments........................................50
    10.5.  Transactions with Affiliates...............................50
    10.6.  Subsidiary Stock and Indebtedness..........................51
    10.7.  Consolidation, Merger, Sale of Assets, etc.................52
    10.8.  Partnership or Corporate Existence, etc.; Business.........57
    10.9.  Payment of Taxes and Claims................................58
    10.10. Compliance with ERISA......................................58
    10.11. Maintenance of Properties; Insurance.......................59
    10.12. Operative Agreements; Security Documents...................60
    10.13. Chief Executive Office.....................................61
    10.14. Recordation; Opinions......................................61
    10.15. Information Required by Rule 144A..........................62
    10.16. Covenant to Secure Notes Equally...........................62
    10.17. Compliance with Laws.......................................62
    10.18. Further Assurances.........................................62
    10.19. Subsidiaries...............................................63
    10.20. Damage, Destruction, Taking, etc...........................65
    10.21. Accounting Changes.........................................65
    10.22. Certain Real Property......................................65
    10.23. Sale and Lease-Back Transactions...........................67
    10.24. Acquisitions...............................................67
    10.25. Impairment of Security Interests...........................67
    10.26. Limitation on Restrictions on Subsidiary Dividends, etc....68
    10.27. No Other Negative Pledges..................................68
    10.28. Sales of Receivables.......................................68
    10.29. Fixed Price Supply Contracts; Certain Policies.............68
    10.30. Certain Operations.........................................69
    10.31. Independent Corporate Existence............................70
    10.32. Environmental Matters......................................71
    10.33. Other Debt.................................................71

11.  EVENTS OF DEFAULT; ACCELERATION..................................72







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

12.  REMEDIES ON DEFAULT; RECOURSE, ETC...............................77

13.  DEFINITIONS......................................................77

14.  REGISTRATION, TRANSFER AND SUBSTITUTION OF
       NOTES.........................................................101
    14.1.  Note Register; Ownership of Notes.........................101
    14.2.  Transfer and Exchange of Notes............................102
    14.3.  Replacement of Notes......................................102
    14.4.  Notes Held by Company, etc., Deemed Not Outstanding.......102

15.  PAYMENTS ON NOTES...............................................103
    15.1.  Place of Payment..........................................103
    15.2.  Home Office Payment.......................................103

16.  EXPENSES, INDEMNIFICATION, ETC..................................103

17.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES......................107

18.  AMENDMENTS AND WAIVERS..........................................107

19.  NOTICES, ETC....................................................108

20.  REPRODUCTION OF DOCUMENTS.......................................108

21.  MISCELLANEOUS...................................................109

22.  SUBMISSION TO JURISDICTION......................................109

23.  WAIVER OF JURY TRIAL............................................110

24.  GOVERNING LAW...................................................110

25.  CONFIDENTIAL INFORMATION........................................110







                                       iv


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

    Schedule A      --  Schedule of Purchasers

    Schedule 4.15   --  Schedule of Pre-Closing Title Insurance Requirements

    Schedule 5.2    --  Subsidiaries and Investments

    Schedule 5.3    --  Jurisdiction of Qualification

    Schedule 5.7    --  Indebtedness

    Schedule 5.8(a) --  List of Assets

    Schedule 5.8(b) --  List of Non-Mortgage Jurisdictions; List of Counties

    Schedule 5.9    --  Litigation

    Schedule 5.18   --  Environmental Notices

    Schedule 10.2   --  Liens

    Schedule 10.31  --  Schedule on Corporate Matters

    Exhibit A1      --  Form of Initial Note

    Exhibit A2      --  Form of Note

    Exhibit B1      --  Form of Opinion of Company Counsel

    Exhibit B2      --  Form of Opinion of Local Counsel for the Company

    Exhibit B3      --  Form of Opinion of Trustee's Counsel

    Exhibit B4      --  Form of Opinion of Debevoise & Plimpton

    Exhibit         --  Form of Trust Agreement

    Exhibit D1      --  Form of Mortgage, Security Agreement and Fixture Filing







                                        v


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

    Exhibit D2      --  Form of Deed of Trust, Security Agreement and Fixture
                          Filing

    Exhibit E       --  Form of Subordination Provisions

    Exhibit F       --  Form of Cash Collateral Agreement

    Exhibit G       --  Form of Company Security Agreement

    Exhibit H       --  Form of General Partner's Guarantee Agreement

    Exhibit I       --  Form of Intercompany Note

    Exhibit J       --  Form of Agency Account Agreement

    Exhibit K       --  Form of Partnership Agreement

    Exhibit L       --  Form of Partnership Note

    Exhibit M       --  Form of Partners Security Agreement

    Exhibit N       --  Form of Perfection Certificate

    Exhibit O       --  Restricted Subsidiaries

    Exhibit P       --  Form of Subsidiary Guarantee Agreement

    Exhibit Q       --  Form of Supplemental Agreement

                          NATIONAL PROPANE CORPORATION

                           NATIONAL PROPANE SGP, INC.

                             NATIONAL PROPANE, L.P.
                              Suite 1700, IES Tower
                              200 1st Street, S.E.
                                  P.O. Box 2067
                          Cedar Rapids, Iowa 52401-2067

                  8.54% First Mortgage Notes due June 30, 2010


                                                       Dated as of June __, 1996


TO EACH OF THE PURCHASERS LISTED
  IN THE ATTACHED SCHEDULE A

Dear Purchaser:

      National Propane Corporation, a Delaware corporation ("National Propane Corp."), National Propane SGP, Inc., a Delaware corporation formerly known as All Seasons Acquisition Corp. ("National Propane SGP," and together with National Propane Corp., collectively the "General Partners") and National Propane, L.P., a Delaware limited partnership (the "Company"), having been formed to acquire from National Propane Corp. and National Propane SGP and to operate the Assets, hereby agree with you as follows:

SECTION 1.  AUTHORIZATION OF INITIAL NOTES AND NOTES.

      National Propane Corp. will authorize the issue and sale of $125,000,000 aggregate principal amount of its 8.54% First Mortgage Notes due June 30, 2010 (the "Initial Notes"). The Company will authorize the issue and delivery, in exchange for the Initial Notes, of $125,000,000 aggregate principal amount of its 8.54% First Mortgage Notes due June 30, 2010 (the "Notes", such term to include any Notes issued in substitution therefor or replacement thereof pursuant to Section 14). The Initial Notes and the Notes shall be substantially in the form of Exhibit A1 and Exhibit A2, respectively, with such changes therefrom, if any, as may be approved by you and National Propane Corp. or the Company, as the case may be. Certain capi-talized terms used in this Note Agreement (the "Agreement") are defined in
Section 13; references to a "Section" or a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Section of this Agreement or to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.  SALE AND PURCHASE OF INITIAL NOTES AND
            ISSUANCE OF NOTES.

      Subject to the terms and conditions of this Agreement, National Propane Corp. will issue and sell to you and you will purchase from National Propane Corp., at the Closing provided for in Section 3, Initial Notes in the principal amount specified opposite your name for purchase by you at the Closing in Schedule A, at the purchase price of 100% of the principal amount thereof. At the Closing provided for in Section 3, the General Partners will then convey all of their assets (other than an existing intercompany note from Triarc to National Propane Corp. in the principal amount of $[__________], approximately $59,300,000 in cash and certain other assets of National Propane Corp. identified in the Conveyance Agreements) to the Company pursuant to the Conveyance Agreements in exchange for general and limited partner interests in the Company and the assumption by the Company of substantially all the liabilities of the General Partners (excluding certain income tax liabilities), including the Initial Notes and certain intercompany debt. Contemporaneously therewith, the Company will issue to you and you will accept from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A in exchange for the Initial Notes you purchased from National Propane Corp. pursuant to this Agreement. Upon such exchange, such Initial Notes shall be deemed to be canceled and no longer be outstanding.

      Contemporaneously with entering into this Agreement, the General Partners and the Company are entering into identical Note Agreements (the "Other Agreements") with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale to the Other Purchasers, at the Closing, of Initial Notes in the principal amount specified opposite its name in Schedule A and the issuance to the Other Purchasers, at the Closing, of Notes in the principal amount specified opposite its name in Schedule A in exchange for such Initial Notes. The sale of Initial Notes, and the issuance of the Notes in exchange for the Initial Notes, to you and the Other Purchasers are to be separate sales, and this Agreement and the Other Agreements constitute separate agreements.

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

SECTION 3.  CLOSING.

      The sale of the Initial Notes, and the issuance of the Notes in exchange for the Initial Notes, to you and the Other Purchasers shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, at 10:00 a.m., New York City time, at a closing (the "Closing") on July __, 1996, or such later date as may be agreed upon by the General Partners, the Company, you and the Other Purchasers. At the Closing, (i) National Propane Corp. will deliver to you Initial Notes in the principal amount to be purchased by you, in the form of a single Initial Note (or such greater number of Initial Notes as you may request), each dated the date of the Closing and registered in your name (or in the name of your nominee as indicated in Schedule A), against payment of the purchase price therefor on the date of Closing by transfer of immediately available funds to National Propane Corp., or as otherwise directed by National Propane Corp. in writing (at least two days prior to the date of the Closing) and (ii) contemporaneously therewith, the Company will deliver to you Notes in the principal amount of the Initial Notes purchased by you, in the form of a single Note (or such greater number of Notes as you may request), each dated the date of the Closing and registered in your name (or in the name of your nominee as indicated in Schedule
A), in exchange for the Initial Notes purchased by you under this Agreement. If at the Closing National Propane Corp. or the Company shall fail to tender such Initial Notes or Notes, as the case may be, to you as provided above in this
Section 3 or if any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights you may have by reason of such failure or such nonfulfillment. If the Closing shall not have occurred on or prior to July 31, 1996, you will promptly thereafter instruct the Trustee to release its lien on, and its security interest in, all of the Mortgaged Property.

SECTION 4.  CONDITIONS TO CLOSING.

      Your obligation to purchase and pay for the Initial Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

      4.1. Representations and Warranties. The representations and warranties of the Company and its Affiliates contained in this Agreement, the other Operative Agreements, and those otherwise made in writing by or on behalf of the Company or any Affiliate of the Company in connection with the transactions contemplated by this

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

Agreement, shall be true and correct when made and at the time of the Closing, except as affected by the consummation of such transactions and except for any representation and warranty that is expressly stated to relate to a specific date, in which case any such representation and warranty shall be true and correct as of such earlier date.

      4.2. Performance; No Default. Each of the Company and its Affiliates shall have performed and complied with all agreements and conditions contained in this Agreement or any other Operative Agreement required to be performed or complied with by it prior to or at the Closing, and at the time of the Closing no Event of Default or Potential Event of Default under this Agreement or default by any party under any other Operative Agreement shall have occurred and be continuing.

      4.3. Compliance Certificates. You shall have received Officers' Certificates of the Company, Triarc, each General Partner and the Public Partnership, each dated the date of the Closing and satisfactory in substance and form to you, certifying that the conditions specified in Sections 4.1 and
4.2 have been fulfilled in all material respects insofar as the relevant representation or warranty is made by, or the relevant agreement or condition is required to be performed or complied with by, or the relevant Event of Default, Potential Event of Default or default has been caused by or relates to, each of such entities and, with respect to the Officers' Certificate of the Company, its subsidiaries, and, in the case of the Officers' Certificate of National Propane Corp. and the Company, certifying that no material adverse change has occurred in the financial condition of the Business subsequent to the date of the financial statements delivered pursuant to Section 5.4(c) and, in the case of the Officers' Certificate of Triarc, certifying that neither the Memorandum nor the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      4.4. Opinions of Counsel. You shall have received favorable opinions from
(a) Paul, Weiss, Rifkind, Wharton & Garrison, special counsel for the Company and its Affiliates, substantially in the form of Exhibit B1, (b) Andrews & Kurth, special tax counsel to the Company and its Affiliates, in form and substance satisfactory to you and your special counsel, (c) (i) Friday, Eldridge & Clarke, special Arkansas counsel for the Company and its Affiliates, (ii) Snell & Wilmer, special Arizona counsel for the Company and its Affiliates,
(iii) Parcel, Mauro, Hultin & Spaanstra, special Colorado counsel for the Company and its Affiliates, (iv) Pepe & Hazard, spe-

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

cial Connecticut counsel for the Company and its Affiliates, (v) Fowler, White, Burnett, Hurley, Banick & Strickroot, special Florida counsel for the Company and its Affiliates, (vi) Keck, Mehin & Cate, special Illinois counsel for the Company and its Affiliates, (vii) Simmons Perrine Albright & Ellwood, special Iowa counsel for the Company and its Affiliates, (viii) Pierce, Atwood, Scribner, Allen, Smith & Lancaster, special Maine counsel for the Company and its Affiliates, (ix) Palmer & Dodge, L.L.P, special Massachusetts counsel for the Company and its Affiliates, (x) Jaffe, Raitt, Heuer & Weiss, special Michigan counsel for the Company and its Affiliates (xi) Gray, Plant, Mooty, Mooty & Bennett, special Minnesota counsel for the Company and its Affiliates,
(xii) Gray, Plant, Mooty, Mooty & Bennett, special Kansas counsel for the Company and its Affiliates, (xiii) Sheehan, Phinney, Bass & Green, special New Hampshire counsel for the Company and its Affiliates, (xiv) Modrall, Sperling, Roehl, Harris & Sisk, P.A., special New Mexico counsel for the Company and its Affiliates, (xv) Schupbach, Williams & Pavone, special New York counsel for the Company and its Affiliates, (xvi) Steven B. McInnis, special Rhode Island counsel for the Company and its Affiliates, and (xvii) Godfrey & Kahn S.C., special Wisconsin counsel for the Company and its Affiliates, each substantially in the form of Exhibit B2, (d) _______________, counsel for the Trustee, substantially in the form of Exhibit B3 and (e) Debevoise & Plimpton, your special counsel in connection with the transactions contemplated by this Agreement, substantially in the form of Exhibit B4, and in each case covering such other matters incident to such transactions as you may reasonably request, each addressed to you, dated the date of the Closing and otherwise reasonably satisfactory in substance and form to you. You shall have received copies of each of the opinions delivered pursuant to the Underwriting Agreement (other than the opinion of counsel to the underwriters), accompanied by letters, dated the date of the Closing and addressed to you, from the counsel rendering such opinions, stating that you are entitled to rely on such opinions as if they were addressed to you. The Company and the General Partners hereby direct each of their counsel referred to in clauses (a) and (b) of this Section 4.4, and each of its counsel who deliver opinions pursuant to the Underwriting Agreement, to deliver to you such opinions and letters to be delivered by it and authorizes you to rely thereon.

      4.5. Legal Investment. On the date of the Closing your purchase of Initial Notes and acceptance of Notes in exchange therefor shall be permitted by the laws and regulations of each jurisdiction to which your investments are subject, but without recourse to provisions (such as section 1404(b) or 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies in securities not otherwise legally eligible for investment. If requested by you by prior written

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

request to the Company or the General Partners, you shall have received, at least five Business Days prior to the Closing, an Officers' Certificate of the Company or one or both of the General Partners, as the case may be, certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

      4.6. Trust Agreement. The Company, National Propane Corp., the Public Partnership, the Qualifying Restricted Subsidiaries, if any, and the Trustee shall have duly authorized, executed and delivered the Trust Agreement. The Trust Agreement shall be in full force and effect and shall constitute the valid, binding and enforceable obligation of the Company, National Propane Corp., the Public Partnership, the Qualifying Restricted Subsidiaries, if any, and the Trustee, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors, and no default on the part of the Company, National Propane Corp., the Public Partnership or the Qualifying Restricted Subsidiaries shall exist thereunder.

      4.7. Security Documents. (a) National Propane Corp., the Company and the Qualifying Restricted Subsidiaries shall have duly authorized, executed and delivered the Mortgages relating to the Mortgaged Property located in Arkansas, Arizona, Colorado, Connecticut, Florida, Illinois, Iowa, Kansas, Massachusetts, Michigan, Minnesota, Missouri, New Hampshire, New Mexico, New York, Rhode Island, and Wisconsin substantially in the form of Exhibit D1 or D2, as the case may be. Each Mortgage shall be in full force and effect and shall (i) constitute the valid, binding and enforceable obligation of National Propane Corp., the Company and the Qualifying Restricted Subsidiaries, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors, and (ii) to the extent duly recorded pursuant to Section 4.8 (x) constitute a valid first mortgage lien or deed of trust lien, as the case may be, of record on the real property and all other interests described therein which may be subjected to a mortgage lien or deed of trust lien, as the case may be, subject only to Permitted Encumbrances, and (y) constitute a valid assignment of, and create a valid, presently effective security interest of record in, equipment and all other interests (other than real property interests) described therein, subject to no prior security interest in any such property other than as specifically permitted therein, and no default on the part of National Propane Corp., the Company or any Qualifying Restricted Subsidiary shall exist thereunder.

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

      (b) Each of the Security Documents shall have been duly authorized, executed and delivered by each of the Company and/or its Affiliates party thereto, shall be in full force and effect and shall (i) constitute the valid, binding and enforceable obligation of each such party, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors, and (ii) to the extent duly recorded pursuant to Section 4.8, constitute a valid assignment of, and create a valid, presently effective security interest of record in, property covered by such Security Document and all other interests described therein, subject to no prior security interest in any such personal property other than as specifically permitted therein, and no default on the part of any such party shall exist thereunder.

      4.8. Conveyance; Recordation; Taxes, etc. Prior to the Closing, the Conveyance Agreements referred to in clause (b) of the definition of such term, the Mortgages, the Company Security Agreement, the Partners Security Agreement and the Partnership Note, or proper notices, statements or other instruments in respect thereof, covering all of the Assets covered by such Conveyance Agreements and such Mortgages, shall have been duly recorded, published, registered and filed, and all other actions deemed necessary by your special counsel shall have been duly performed or taken, in such manner and in such places as is required by applicable law (a) to convey to the Company record and beneficial ownership of the Assets referred to in Section 5.8(c)(ii) purported to be conveyed by such Conveyance Agreements, (b) to establish, perfect, preserve and protect the rights and first priority Liens purported to be granted by each such Security Document to the Trustee with respect to the Assets referred to in Section 5.8(c)(ii) for the benefit of the holders of the Notes and their respective successors and assigns, and (c) to establish, perfect, preserve and protect the rights and first priority Liens purported to be granted by such Partnership Note to the Company with respect to the assets specified therein, and all taxes, fees and other charges then due in connection with the execution, delivery, recording, publishing, registration and filing of such documents or instruments shall have been paid in full.

      4.9. Operative Agreements. Each of the Operative Agreements shall have been duly authorized, executed and delivered by the respective parties thereto, in form and substance satisfactory to you, shall be in full force and effect, and shall constitute the legal, valid and binding obligations of the respective parties thereto, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors, and all actions required to be

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

performed or taken thereunder on or prior to the date of the Closing shall have been duly taken and no default or accrued right of termination on the part of any of the parties thereto shall exist thereunder as of the date of the Closing, and you and the Trustee shall have received a fully executed original, or a true and correct copy, of each such document.

      4.10. Sale of Other Initial Notes; Issuance of Other Notes. Contemporaneously with the Closing, (i) National Propane Corp. shall sell to the Other Purchasers the Initial Notes to be purchased by them at the Closing as specified in Schedule A and (ii) the Company shall issue to each Other Purchaser, and such Other Purchaser will accept from the Company, the Notes in the principal amount specified opposite such Other Purchaser's name in Schedule A in exchange for the Initial Notes such Other Purchaser purchases from National Propane Corp.

      4.11. Sale of Units. At the time of the Closing, (a) the Underwriting Agreement shall be in full force and effect, (b) all conditions to closing contained in the Underwriting Agreement shall have been fulfilled or waived in a manner acceptable to you, (c) your special counsel shall have received a copy of each agreement, document, opinion (as specified in Section 4.4) and certificate delivered in connection with the closing under the Underwriting Agreement, and
(d) simultaneously with the receipt of the proceeds of the sale of the Initial Notes to you and the Other Purchasers at the Closing, (i) the Public Partnership shall sell to the Underwriters the Units provided to be sold under the Underwriting Agreement for an aggregate gross purchase price of not less than [$130,000,000], (ii) National Propane Corp. shall transfer its 97.9798% limited partner interest in the Company to the Public Partnership in exchange for a 45.1% subordinated general partner interest in the Public Partnership (____%, if the Overallotment Option is exercised in full) and a 1% unsubordinated general partner interest in the Public Partnership, and (iii) all transactions contemplated by the Registration Statement and the Memorandum to be completed by the General Partners, the Company and their Affiliates prior to or substantially simultaneously with the issuance of the Notes shall have been completed substantially as contemplated therein and in a manner acceptable to you.

      4.12. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

      4.13. Rating. Prior to the Closing, the Notes shall have received a rating of at least BBB from Fitch Investors Service, Inc., which rating remains in effect as of the Closing.

      4.14. Insurance Broker's Certificate. Insurance complying with the provisions of Section 15 of the Mortgage and Section 10.11 hereof shall be in full force and effect and you, the Other Purchasers and the Trustee shall have received a certificate from Kaye Insurance Associates, Inc. or such other independent insurance brokers or consultants as shall be reasonably satisfactory to you, dated the date of the Closing, which certificate shall satisfy the requirements set forth in Section 15.3 of the Mortgage.

      4.15. Title Insurance; Survey. (a) The Trustee shall have received a mortgagee's policy of title insurance, including mechanic's lien coverage, with respect to the properties and facilities listed on Schedule 4.15, issued by a title insurance company or companies authorized to issue title insurance in the states in which such properties or facilities are located with provisions for coinsurance or reinsurance satisfactory to you, dated the date of the Closing and satisfactory in substance and form to you and your special counsel, insuring the interest of the Trustee under the Security Documents, subject only to Permitted Encumbrances, such policies to be in an amount at least equal to the amounts set forth opposite each of the individual properties and facilities listed on Schedule 4.15.

      (b) The Trustee shall have received copies of ALTA surveys with respect to the properties and facilities listed on Schedule 4.15, certified to the Trustee and the title company or companies and satisfactory to you and your special counsel.

      4.16. Payment of Closing Fees. The Company shall have paid the fees and disbursements required by Section 16 to be paid by the Company on the date of the Closing.

      4.17. Private Placement Number. The Company shall have obtained for the Notes a Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners).

      4.18. Environmental Audit. The Company shall have delivered to you, a true and complete copy of the environmental reports relating to the properties listed on Schedule 4.15, dated a recent date, prepared by Environmental Strategies

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

Corporation, and the results of such reports shall be satisfactory to you, your special counsel and your independent environmental consultant.

      4.19. Appraisal. The Company shall have delivered to you a true and complete copy of an appraisal report of Valuation Research, dated as of _________________, setting forth their appraisal of certain of the Assets, and the contents of such report shall be satisfactory to you and your special counsel.

      4.20. Other Agreements. The Company shall have delivered to you a true and complete copy of the Bank Credit Facilities, the Registration Statement and the Underwriting Agreement.

SECTION 5.  REPRESENTATIONS AND WARRANTIES, ETC. OF THE
            GENERAL PARTNERS AND THE COMPANY.

      Each of the General Partners and the Company represents and warrants that:

      5.1. Organization, Standing, etc. (a) The Company is a limited partnership duly organized, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act and has all requisite partnership power and authority to own and operate its properties (including, without limitation, the Assets), to conduct its business as described in the Registration Statement after giving effect to the transfer of the Assets, to enter into this Agreement and the other Operative Agreements to which it is a party, to issue and deliver the Notes and to carry out the terms of this Agreement, such other Operative Agreements and the Notes.

      (b) Each General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties, to conduct its business as described in the Registration Statement, to enter into and carry out the terms of this Agreement and the other Operative Agreements to which it is a party, and in the case of National Propane Corp., to issue and sell the Initial Notes, and to execute and deliver as a general partner of the Company this Agreement, the Notes and the other Operative Agreements to which the Company is a party.

      (c) Each Restricted Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and has all requisite corporate power and authority to own and operate its properties, to conduct its business as described in the Registration Statement after giving effect to the transfer of the Assets, and to execute, deliver and perform the other Operative Agreements to which it is a party.

      (d) The Public Partnership is a limited partnership duly organized, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act and has all requisite partnership power and authority to own and operate its properties, to conduct its business as described in the Registration Statement, and to execute, deliver and carry out the terms of the Operative Agreements to which it is a party.

      5.2. Partnership Interests. The only general partners of the Company are the General Partners, each of which upon the consummation of the Closing will own a 1.0101% general partner interest in the Company. Upon the consummation of the Closing the only limited partner of the Company will be the Public Partnership, which will own a 97.9798% limited partner interest in the Company acquired as provided in the Registration Statement. The Company will not have any other partners upon the consummation of the Closing. Except as disclosed in
Schedule 5.2, the Company does not have, and immediately after giving effect to the transactions contemplated by the Conveyance Agreements will not have, any Subsidiaries or any Investments in any Person (other than Investments of the types described in Section 10.3(a)).

      5.3. Qualification. The Company is duly qualified or registered and is in good standing as a foreign limited partnership for the transaction of business, and each General Partner and each Restricted Subsidiary is qualified or registered and is in good standing as a foreign corporation for the transaction of business, in the jurisdictions set forth in Schedule 5.3 which are the only jurisdictions in which, after giving effect to the conveyance to the Company of the Assets, the nature of their respective activities or the character of the properties they own, lease or use makes such qualification or registration necessary and in which the failure so to qualify or to be so registered would have a Material Adverse Effect. Each of the General Partners, Triarc, the Restricted Subsidiaries and the Company has taken all necessary partnership or corporate action to authorize the execution, delivery and performance by it of this Agreement, the Initial Notes or the Notes, as the case may be, and each other Operative Agreement to which it is a party. Each of the General Partners, Triarc, the Restricted Subsidiaries and the Company has duly executed and delivered each of this Agreement, the Initial Notes or the Notes, as the case may be, and the other Operative Agreements to which it is a party, and each of them constitutes its legal, valid, binding and enforceable obligation in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors.

      5.4. Business; Financial Statements. (a) The Company has not engaged in any business or activities prior to the date of this Agreement, except for activities related to its formation, organization and prospective operations, and will not have any significant assets or liabilities prior to its acquisition of the Assets and assumption of liabilities, as contemplated by this Agreement and the Registration Statement.

      (b) The Company has delivered to you complete and correct copies of (i) the Registration Statement, and (ii) a memorandum dated May 1996 prepared by Donaldson, Lufkin & Jenrette Securities Corporation and Merrill Lynch & Co. for use in connection with National Propane Corp.'s private placement of the Initial Notes and the Notes (the "Memorandum"). The pro forma consolidated financial statements of the Public Partnership set forth in the Registration Statement comply in all respects with the applicable accounting requirements of the Securities Act of 1933, as amended, and the published rules and regulations thereunder and, in the opinion of the Company, the assumptions on which the pro forma adjustments to such pro forma consolidated financial statements of the Public Partnership are based provide a reasonable basis for presenting the significant effects of the transactions contemplated by such pro forma consolidated financial statements and such pro forma adjustments give appropriate effect to such assumptions and are properly applied in such pro forma consolidated financial statements. The financial statements and schedules included in the Registration Statement (other than with respect to pro forma matters) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods specified and present fairly the financial position of the corporation or partnership to which they relate as of the respective dates specified and the results of their operations and cash flows for the respective periods specified. Since December 31, 1995 to the date of the Closing, there has been no material adverse change in the business, financial condition, or results of operations of Triarc, the General Partners and their consolidated subsidiaries taken as a whole. The financial data included under the caption "Selected Historical and Pro Forma Consolidated Financial and Operating Data" for National Propane Corp. and for the Public Partnership in the Registration Statement present fairly, on the basis stated in the Registration Statement, the information set forth therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The historical aspects of the financial data included under the caption "Capitalization" in the Registration Statement present fairly, on the basis stated in the Registration Statement, the information set forth therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement; the pro forma aspects of such financial data included under the caption "Capitalization" have been prepared in all material respects in accordance with all applicable rules and guidelines of the Securities and Exchange Commission with respect to pro forma financial information; and the assumptions on which the pro forma adjustments to the pro forma aspects of the financial data included under the caption "Capitalization" are based provide a reasonable basis for presenting all of the significant effects of the transactions contemplated by such pro forma financial data and such pro forma adjustments give appropriate effect to such assumptions and are properly applied in such pro forma financial data.

      (c) The unaudited pro forma balance sheets of National Propane Corp. as of March 31, 1996 present fairly the financial condition of National Propane Corp. as of that date. Since March 31, 1996 to the date of the Closing, there has been no change or event which could reasonably be expected to have a Material Adverse Effect. The financial data for National Propane Corp. in the Memorandum present fairly, on the basis stated in the Memorandum, the information set forth therein and have been compiled based on the audited financial statements included in the Registration Statement. The financial data identified as historical included in the Memorandum present fairly, on the basis stated in the Memorandum, the information set forth therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement; the pro forma financial data included in the Memorandum represent, in all material respects and on the basis stated in the Memorandum, National Propane Corp.'s best estimate at such time with respect to pro forma financial information; and the assumptions on which the pro forma adjustments to the pro forma aspects of the financial data included in the Memorandum are based provide a reasonable basis for presenting all of the significant effects of the transactions contemplated by such pro forma financial data and such pro forma adjustments give appropriate effect to such assumptions and are properly applied in such pro forma financial data.

      5.5. Changes, etc. Except as contemplated by this Agreement, the other Operative Agreements, the Registration Statement or the Memorandum, subsequent to the respective dates as of which information is given in the Registration Statement or the Memorandum, the Company and its Affiliates have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction not in the ordinary course of business, no events have occurred, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and there has not been (a) any Restricted Payment of any kind declared, paid or made by the Company or either General Partner (other than those referred to in Section 5.13) or (b) any incurrence of Indebtedness under the Bank Credit Facilities.

      5.6. Tax Returns and Payments. Each of the Company and its Affiliates has filed all tax returns required by law to be filed by it or, with respect to those tax returns listed on Schedule 5.6, has properly filed for an extension of time for the filing thereof and has paid all, taxes, assessments and other governmental charges levied upon it or any of its properties, assets, income or franchises which are due and payable, except those which are not past due or are presently being contested in good faith by appropriate proceedings diligently conducted for which such reserves or other appropriate provisions, if any, as shall be required by GAAP have been made. The Company is a limited partnership that is treated as a pass-through entity for federal income tax purposes.

      5.7. Indebtedness. At the time of the Closing, other than the Indebtedness represented by the Notes and the Indebtedness listed in Schedule 5.7, none of Company, either General Partner or any Subsidiary will have any secured or unsecured Indebtedness outstanding. At the time of the Closing, no instrument or agreement to which the Company or, other than Section 7.5(a) of the MLP Agreement, either General Partner is a party or by which the Company or either General Partner is bound or which is applicable to the Company or either General Partner (other than this Agreement and the Bank Credit Facilities) contains any restrictions on the incurrence by the Company or either General Partner of additional Indebtedness.

      5.8. Transfer of Assets and Business. (a) The Company and its Subsidiaries, will at the Closing, after giving effect to the transfer of the Assets on or prior to the date of the Closing as described in the Registration Statement, be in possession of and operating in compliance in all respects with all franchises, grants, authorizations, approvals, licenses, permits, easements, rights-of-way, consents, certificates and orders required to own, lease or use its properties (including, without limitation, to own, lease or use the Assets and to assume certain liabilities relating to the Assets as described in the Registration Statement and the Operative Agreements) and to permit the conduct of the Business as now conducted and proposed to be conducted, except for those franchises, grants, authorizations, approvals, licenses, permits, easements, rights-of-way, consents, certificates and orders (collectively, "Permitted Exceptions") (i) which are not required at such time and are routine or administrative in nature and are expected in the reasonable judgment of National Propane Corp. to be obtained or given in the ordinary course of business after the date of the Closing, or (ii) which, if not obtained or given, would not, individually or in the aggregate, have a Material

Adverse Effect. At the time of the Closing and after giving effect to the transfer of the Assets on or prior to the date of the Closing as described in the Registration Statement, the Company does not own or lease any real property in the jurisdictions set forth on Schedule 5.8, other than such owned or leased property that, in the aggregate, have minimal value and generate only a small fraction of the Company's revenues and the information in Schedule 5.8(a) is true and correct as of the date of Closing.

      (b) National Propane Corp. has, and upon the consummation of the Closing the Company will have, (i) good and marketable title to the portion of the Assets constituting real property owned in fee simple, (ii) good and valid leasehold interests in the portion of the Assets constituting real property and leased, other than certain immaterial leased property (constituting not more than [ ]% of the Assets) subject to the Agency Agreement pursuant to which the Company shall enjoy undisturbed possession thereof and (iii) good and sufficient title to the portion of the Assets constituting personal property for the use and operation of such personal property as it has been used in the past and as it is proposed to be used in the Business other than certain immaterial personal property (constituting not more than [__]% of the Assets) which will be subject to the Agency Agreement, in each case subject to no Liens except Permitted Encumbrances. The Assets are all of the assets and properties necessary to enable the Company to conduct the Business in the same manner as previously conducted by the General Partners and include all options to purchase or rights of first refusal granted to or for the General Partners with respect to any of the Assets leased by either General Partner. The Assets constituting an interest in real property to be conveyed to the Company pursuant to the Conveyance Agreements are located in the counties listed in Schedule 5.8(b). The General Partners enjoy, and upon execution and delivery of the Operative Agreements and the consummation of the Conveyance Agreements the Company will enjoy, peaceful and undisturbed possession under all leases necessary for the operation of its properties and assets, other than certain immaterial leased property of which the Company shall enjoy undisturbed possession, and all such leases are valid and subsisting and are in full force and effect. Except to perfect and to protect security interests permitted by Section 10.2, (x) at the time of the Closing, no effective financing statement under the Uniform Commercial Code which names the Company, Triarc, any Restricted Subsidiary or either General Partner as debtor, which individually or in the aggregate relates to any part of the Assets or other assets pledged pursuant to any Security Document, will be on file in any jurisdiction and (y) at the time of the Closing, none of the Company, Triarc, any Restricted Subsidiary or either General Partner will have signed any effective financing statement (other than financing statements in favor of

The Bank of New York, as administrative agent, for which executed termination statements will be delivered at the Closing) or any effective security agreement, which relates to any part of the Assets or other assets pledged pursuant to any Security Document, authorizing any secured party thereunder to file any such financing statement, except for financing statements to be executed and filed in connection with the Closing.

      (c) Upon the consummation of the Closing, (i) the General Partners will have transferred to the Company beneficial and (except in the case of motor vehicles covered by certificates of title where the certificates of title will have been duly executed in favor of the Company, the Lien of the Trustee will have been duly noted thereon and such certificates of title will have been delivered to the Company and/or the Trustee, but will not have yet been submitted to the appropriate governmental agency for re-issuance) record ownership of properties, easements and licenses comprising the Assets, (ii) the Conveyance Agreements referred to in clause (b) of the definition of such term, the Mortgages, the Company Security Agreement and the Partners Security Agreement or proper notices, statements or other instruments in respect thereof, will have been duly recorded, published, registered and filed as required by
Section 4.8 with respect to 80% of the counties in which Assets constituting real property are located and covering at least 80% of the value of the personal property and mortgaged real property included in the Assets, and (iii) the Partnership Note or proper notices, statements or other instruments in respect thereof, covering all of the assets covered by such Partnership Note, shall have been duly executed, and all other actions deemed necessary by your special counsel shall have been duly performed or taken, in such manner as is required by applicable law to establish, perfect, preserve and protect the rights and first priority Liens purported to be granted by such Partnership Note to the Company and its respective successors and assigns.

      5.9. Litigation, etc. Except as set forth on Schedule 5.9, there is no action, proceeding or investigation pending or, to the best knowledge of the Company and the General Partners upon reasonable inquiry, threatened (or any basis therefor known to the Company or either General Partner) which questions the validity of this Agreement, any other Operative Agreement or the Initial Notes or any action taken or to be taken pursuant to this Agreement, any other Operative Agreement or the Initial Notes, or which could reasonably be expected to have, either in any case or in the aggregate, a Material Adverse Effect.

      5.10. Compliance with Other Instruments, etc. Neither the Company, any Restricted Subsidiary nor either General Partner (i) is in violation of any term of the Partnership Agreement or, in the case of the Restricted Subsidiaries and the General Partners, of their respective certificates of incorporation or by-laws, or (ii) is in violation of any term of any other agreement or instrument to which the Company, any Restricted Subsidiary or either General Partner is a party or by which any of them or any of their properties is bound or any term of any applicable law, ordinance, rule or regulation of any governmental authority or any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority, the consequences of which, in the case of clause (ii), would have a Material Adverse Effect; the execution, delivery and performance by each of the General Partners, the Restricted Subsidiaries and the Company of this Agreement and the other Operative Agreements to which it is a party and the Initial Notes or the Notes, as the case may be, will not result in any violation of or be in conflict with or constitute a default under any such term or result in the creation of (or impose any obligation on the Company, any Restricted Subsidiary or either General Partner to create) any Lien upon any of the properties or assets of the Company, any Restricted Subsidiary or either General Partner prohibited by any such term, except for any such term relating to Indebtedness to be repaid in full at the time of the Closing; and there is no such term the compliance with which would have, or in the future may in the reasonable judgment of either General Partner or the Company be likely to have, a Material Adverse Effect.

      5.11. Governmental Consent. No consent, approval or authorization of, or declaration or filing with, any governmental authority is required for the valid execution, delivery and performance of this Agreement or the other Operative Agreements (other than Permitted Exceptions), and no such consent, approval, authorization, declaration or filing is required for the valid offer, issue, sale and delivery of the Initial Notes and the Notes pursuant to this Agreement and the Other Agreements.

      5.12. Offer of Initial Notes and Notes. Neither the Company nor any of its Affiliates nor anyone acting on its or their behalf has directly or indirectly offered the Initial Notes or the Notes or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, anyone other than you, the Other Purchasers and not more than [__] other institutional investors. Neither the General Partners nor the Company nor anyone authorized to act on their behalf has taken or will take any action which would subject the issuance and sale of the Initial Notes or issuance and delivery of the Notes to the registration and prospectus delivery provisions of the Securities Act of 1933, as amended, or to the registration or qualification provisions of any securities or Blue Sky law of any applicable jurisdiction or require registration of any Security Document under the Trust Indenture Act of 1939, as amended; provided, however, that it is understood that any action taken by you or any Other Purchaser shall not have been taken on behalf of the Company or the General Partners.

      5.13. Use of Proceeds. The proceeds of the sale of the Units by the Public Partnership will be used by the Public Partnership and the Company as contemplated by the Registration Statement. Of the proceeds of the sale of the Initial Notes to you and the Other Purchasers, approximately $59,300,000 will be paid by National Propane Corp. as dividends to Triarc, approximately $3,500,000 will be used to pay transaction costs and expenses and approximately $62,200,000 will be contributed by National Propane Corp. to the Company under the Conveyance Agreements and will be used by the Company to repay certain Indebtedness assumed by the Company under the Conveyance Agreements.

      5.14. Federal Reserve Regulations. Neither National Propane Corp. nor the Company will, directly or indirectly, use any of the proceeds of the sale of the Initial Notes or the Notes for the purpose, whether immediate, incidental or ultimate, of buying a "margin stock" or of maintaining, reducing or retiring any indebtedness originally incurred to purchase a stock that is currently a "margin stock", or for any other purpose which might constitute this transaction a "purpose credit", in each case within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, as amended), or otherwise take or permit to be taken any action which would involve a violation of such Regulation G or of Regulation X (12 C.F.R. 224, as amended) or any other applicable regulation of such Board. No indebtedness being reduced or retired, directly or indirectly, out of the proceeds of the sale of the Initial Notes was incurred for the purpose of purchasing or carrying any stock which is currently a "margin stock", and none of either General Partner, the Public Partnership or the Company owns or has any present intention of acquiring with the proceeds thereof any amount of such "margin stock".

      5.15. Investment Company Act. None of the General Partners or the Company is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

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

      5.16. Public Utility Holding Company Act; Federal Power Act. None of the General Partners or the Company is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; each of the General Partners, the Company, the issue and sale of the Initial Notes by National Propane Corp. and the issue and delivery of the Notes by the Company is not subject to regulation under such Act; and none of the General Partners or the Company is a "public utility" as such term is defined in the Federal Power Act, as amended.

      5.17. ERISA. (a) None of the General Partners, the Company, any Subsidiary of the Company or any Related Person of either of the General Partners or the Company (other than Triarc and any Subsidiaries of Triarc (except for the General Partners and any Subsidiary of either of the General Partners that is a Related Person of the Company)) is obligated to contribute to, and none of the General Partners, the Company or any Related Person of the Company has any liability or obligation with respect to, any Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code (other than a Multiemployer
Plan). None of the Company, any Subsidiary of the Company or any Related Person of the Company has any liability or obligation to provide any amount or type of compensation or benefit in respect of any employee or former employee of the Business which relates to periods, services performed or benefits or amounts accrued prior to the transfer of the Business or the Assets pursuant to the Operative Agreements and the transactions contemplated thereby (other than pursuant to a Multiemployer Plan), continuation coverage provided pursuant to
Section 4980B of the Code or Section 601, et seq., of ERISA, or any liability or obligation for contributions pursuant to a Plan not yet required to be paid. None of the General Partners, the Company, any Subsidiary of the Company or any Related Person of the Company has incurred any material liability under Title IV of ERISA with respect to any such Plan and no event or condition exists or has occurred as a result of which such a liability would reasonably be expected to be incurred. None of the General Partners, the Company, any Subsidiary of the Company or any Related Person has engaged in any transaction, including the transactions contemplated hereunder which could subject the Company or any Related Person of the Company to a material liability pursuant to Section 4069(a) or 4212(c) of ERISA. There has been no reportable event (within the meaning of Section 4043(b) of ERISA other than one for which the applicable notice requirements have been waived by PBGC regulation) or any other event or condition with respect to any Plan which presents a risk of the termination of, or the appointment of a trustee to administer, any such Plan (other than a Multiemployer Plan) by the PBGC. No prohibited transaction (within the meaning of Section 406(a) of ERISA or Section 4975 of the Code) exists or has occurred with respect to any Plan which has subjected or could reasonably be expected to subject either General Partner, the Company or any Subsidiary of the Company to a material liability under Section 502(i) or 502(l) of ERISA or Section 4975 of the Code. No material liability to the PBGC (other than liability for premiums not yet due) has been or is expected to be incurred with regard to any Plan by the General Partners, the Company, any Subsidiary of the Company or any Related Person of the Company. None of the General Partners, the Company, any Subsidiary of the Company or any Related Person of the Company contributes or is obligated to contribute or has ever contributed or been obligated to contribute to any single employer plan that has at least two contributing sponsors not under common control (other than the National Propane Corporation 401(k) Plan). Timely payment has been made of all amounts which the General Partners, the Company, any Subsidiary of the Company or any Related Person of the Company is required under applicable law, the terms of each Plan or any collective bargaining agreement to have paid as contributions to each such Plan except to the extent that failure to do so would not have a Material Adverse Effect. To the knowledge of the General Partners and the Company, no Multiemployer Plan has been terminated or presents a material risk of termination, is insolvent or is in reorganization within the meaning of
Section 4241 or 4245 of ERISA and the transactions contemplated hereby will not result in a withdrawal from any Multiemployer Plan that would have a Material Adverse Effect. None of the General Partners, the Company or any Subsidiary of the Company has any obligation to provide any material amount of post-employment welfare benefits or coverage (other than continuation coverage provided pursuant to Section 4980B of the Code or Section 601, et seq., of ERISA).

      (b) The execution and delivery of this Agreement and the Other Agreements and the issue and sale of the Initial Notes, the exchange of the Initial Notes and the issue and delivery of the Notes hereunder and thereunder will not involve any non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representations by the Company and the General Partners in the immediately preceding sentence are made in reliance upon and subject to the accuracy of your representation in Section 6.2 of this Agreement and the representations of the Other Purchasers in Section 6.2 of the Other Agreements as to the source of the funds to be used to pay the purchase price of the Initial Notes to be purchased by you and the Other Purchasers, respectively. With respect to each employee benefit plan identified to the Company in accordance with clause (c) of Section 6.2 of this Agreement or of any of the Other Agreements, none of the General Partners, the Company or any "affiliate" (as defined in Section V(c) of the QPAM

Exemption) of either General Partner or the Company has at this time, and has not exercised at any time within the one year period preceding the date of the Closing, the authority to appoint or terminate you or any Other Purchaser as manager of any of the assets of any such plan or to negotiate the terms of any management agreement with you or any Other Purchaser on behalf of any such plan.

      5.18. Environmental Matters. (a) Except as disclosed in Schedule 5.18 each of the Company, each Restricted Subsidiary and each General Partner is, and after giving effect to the transfer to the Company of the Assets will be, in compliance with all Environmental Laws applicable to it or to the Business or Assets except where such noncompliance would not have a Material Adverse Effect. Each of the Company and the Restricted Subsidiaries has timely and properly applied for renewal of all environmental permits or licenses that have expired or are about to expire and are necessary for the conduct of the Business as now conducted and as proposed to be conducted, except where the failure to timely and properly reapply would not have a Material Adverse Effect. Schedule 5.18 lists (i) all notices from Federal, state or local environmental agencies to the Company, any Restricted Subsidiary or either General Partner citing environmental violations that have not been finally resolved and disposed of, and no such violation, whether or not notice regarding such violation is listed on Schedule 5.18, if ultimately resolved against the Company, any Restricted Subsidiary or either General Partner, as the case may be, individually or in the aggregate, would have a Material Adverse Effect, and (ii) all current reports filed by the Company, each Restricted Subsidiary or either General Partner with any Federal, state or local environmental agency having jurisdiction over the Assets, true and complete copies of which reports have been made available to you, your special counsel and your environmental advisor. Notwithstanding any such notice, the Company, each Restricted Subsidiary and each General Partner are currently operating in all material respects within the limits set forth in such environmental permits or licenses and any current noncompliance with such permits or licenses will not result in any material liability or penalty to the Company, any Restricted Subsidiary or either General Partner or in the revocation, loss or termination of any such environmental permits or licenses, the revocation, loss or termination of which would have a Material Adverse Effect.

      (b) Except as disclosed in Schedule 5.18, all facilities located on the real property included in the Assets which are subject to regulation by RCRA are and have been operated in compliance with RCRA, except where such noncompliance would not have a Material Adverse Effect and none of the Company, any Restricted Subsidiary or either General Partner has received, or, to the knowledge of the Com-

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

pany and each General Partner been threatened with, a notice of violation of RCRA regarding such facilities.

      (c) Except as disclosed in Schedule 5.18, no hazardous substance (as defined in CERCLA) or hazardous waste (as defined in RCRA) is located or present at any of the real property included in the Assets in violation of any Environmental Law, which violation will have a Material Adverse Effect, and with respect to such real property there has not occurred (i) any release or threatened release of any such hazardous substance, (ii) any discharge or threatened discharge of any substance into ground, surface, or navigable waters which violates any Federal, state, local or foreign laws, rules or regulations concerning water pollution, or (iii) any assertion of any Lien pursuant to Environmental Laws resulting from any use, spill, discharge or clean-up of any hazardous or toxic substance or waste, which occurrence will have a Material Adverse Effect.

      5.19. Foreign Assets Control Regulations, etc. The issue and sale of the Initial Notes by National Propane Corp. and its use of the proceeds thereof as contemplated by this Agreement, and the issue and delivery of the Notes by the Company, will not violate any of the regulations (other than those regulations, if any, that are implicated solely as a result of the actions of the purchasers of the Notes) administered by the Office of Foreign Assets Control, the United States Department of the Treasury, including, without limitation, the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Iranian Transactions Regulations, the Iraqi Sanctions Regulations, the Libyan Sanctions Regulations, and the Soviet Gold Coin Regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or the restrictions set forth in Executive Orders No. 8389, 9193, 12543 (Libya), 12544 (Libya), 12801 (Libya), 12722 (Iraq), 12724
(Iraq), 12775 (Haiti), 12779 (Haiti), 12808 (Yugoslavia), 12810 (Yugoslavia) or 12831 (Yugoslavia), as amended, of the President of the United States of America or of any rules or regulations issued thereunder.

      5.20. Disclosure. Neither this Agreement, the other Operative Agreements, the Memorandum, the Registration Statement, nor any other historical financial statement, document, certificate or instrument delivered to you by or on behalf of the Company, any Restricted Subsidiary, any General Partner or any of their Affiliates in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to

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

make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact actually known to the Company or either General Partner which has or in the future would (so far as the Company or either General Partner can now reasonably foresee) have a Material Adverse Effect which has not been set forth or referred to in this Agreement, the Memorandum or the Registration Statement. You and the Other Purchasers shall be entitled to rely on the statements and disclosures set forth in the Registration Statement.

      5.21. Chief Executive Office. The chief executive office of the Company and National Propane Corp. and the office where each maintains its records relating to the transactions contemplated by the Operative Agreements is located at Suite 1700, IES Tower, 200 1st Street S.E., P.O. Box 2067, Cedar Rapids, Iowa 52401-2067.

      5.22. Solvency. Upon the sale of the Initial Notes and the concurrent or prior consummation of the transactions contemplated hereby, National Propane Corp. will be Solvent. Upon the exchange of the Notes by the Company and the concurrent or prior consummation of the transactions contemplated hereby, the Company and its Restricted Subsidiaries will be solvent. "Solvent" means, with expect to any Person, that (a) the sum of the assets of such Person, both at a fair valuation and at present fair saleable value, will exceed the liabilities of such Person, (b) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and
(c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of the foregoing definition, "debts" means any liabilities on claims, and "claim" means
(i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured. With respect to any contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

SECTION 6.  PURCHASER'S REPRESENTATIONS; SOURCE OF FUNDS.

      6.1. You represent that you are purchasing the Initial Notes and accepting the Notes in exchange for the Initial Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds, in each case not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended, or with any present intention of distributing or selling any of the Notes, provided that the disposition of your property shall at all times be within your control. If you are purchasing for the account of one or more pension or trust funds (other than pension or trust funds included in the general account of an insurance company), you represent that (except to the extent that you have otherwise advised Debevoise & Plimpton and the Company in writing) you have sole investment discretion with respect to the acquisition of the Initial Notes to be issued to you pursuant to this Agreement and the Notes to be issued upon exchange thereof and the determination and decision on your behalf to purchase such Initial Notes and the Notes to be issued upon exchange thereof for such pension or trust funds is being made by the same individual or group of individuals who customarily pass on such investments.

      6.2. You represent that at least one of the following statements is an accurate representation as to the source of funds to be used by you to pay the purchase price of the Initial Notes purchased by you hereunder:

      (a) if you are an insurance company, no part of such funds constitutes assets allocated to any separate account maintained by you in which an employee benefit plan (or its related trust) has any interest; or

      (b) if you are an insurance company, to the extent that any of such funds constitutes assets allocated to any separate account maintained by you, (i) such separate account is a "pooled separate account" within the meaning of Prohibited Transaction Class Exemption 90-1, in which case you have disclosed to the Company the names of each employee benefit plan whose assets in such separate account exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account as of the date of such purchase (and for the purposes of this subdivision (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan), or (ii) such separate account contains only the assets of a specific employee benefit plan, complete and accurate information as to the identity of which you have delivered to the Company in writing; or

      (c) if you are a "qualified professional asset manager" or "QPAM" (as defined in Part V of Prohibited Transaction Class Exemption 84-14, issued March 13, 1984 (the "QPAM Exemption")), all of such funds constitute assets of an "investment fund" (as defined in Part V of the QPAM Exemption) managed by you, no employee benefit plan assets which are included in such investment fund, when combined with the assets of all other employee benefit plans (i) established or maintained by the same employer or an affiliate (as defined in Part V of the QPAM Exemption) of such employer or by the same employee organization and (ii) managed by you, exceed 20% of the total client assets managed by you, the conditions of the QPAM Exemption (other than Section I(a) thereof) are satisfied and you have disclosed to the Company the names of all employee benefit plans whose assets are included in such investment fund; or

      (d) if you are other than an insurance company, all or a portion of such funds consists of funds which do not constitute assets of any employee benefit plan (other than a governmental plan exempt from the coverage of ERISA) and the remaining portion, if any, of such funds consists of funds which may be deemed to constitute assets of one or more specific employee benefit plans, complete and accurate information as to the identity of each of which you have delivered to the Company in writing; or

      (e) if you are an insurance company, the source of the funds is an insurance company general account in respect of which the reserves and liabilities for the general account contract(s) held by or on behalf of any benefit plan (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement"), determined before reduction for credits on account of any reinsurance ceded on a coinsurance basis) together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other benefit plans (as defined by the NAIC Annual Statement) maintained by the same employer (or affiliate thereof as defined in Prohibited Transaction Class Exemption 95-60) or by the same employee organization (as defined by the NAIC Annual Statement) in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the state of domicile of the insurance company.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7.  ACCOUNTING; FINANCIAL STATEMENTS AND OTHER

             INFORMATION.

      The Company will maintain, and will cause each Restricted Subsidiary to maintain, a system of accounting established and administered in accordance with GAAP, and will accrue, and will cause each Restricted Subsidiary to accrue, all such liabilities as shall be required by GAAP. The Company will deliver (in duplicate, unless you have advised us otherwise) to you, so long as you shall be entitled to purchase Initial Notes under this Agreement or you or your nominee shall be the holder of any Notes, and to each other Institutional Investor holding any Notes (other than a Competitor (or an Affiliate thereof) of the Company):

      (a) as soon as practicable, but in any event within 50 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Company, consolidated (and (i) if the Restricted Subsidiaries or a Restricted Subsidiary constitutes a Substantial Portion, then as to the Restricted Subsidiaries or (ii) if the Restricted Subsidiaries do not or a Restricted Subsidiary does not constitute a Substantial Portion, but one or more Restricted Subsidiaries have outstanding Indebtedness owing to Persons other than the Company or any Restricted Subsidiary and other than pursuant to any Security Document, then as to the Restricted Subsidiaries, consolidating) balance sheets of the Company and the Restricted Subsidiaries as at the end of such period and the related consolidated (and, as to statements of income and cash flows, if applicable and as appropriate, consolidating) statements of income, surplus or partners' capital, cash flows and stockholders' equity of the Company and the Restricted Subsidiaries (i) for such period and (ii) (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case (except in the case of financial statements with respect to the fiscal year of the Company beginning January 1, 1996 or if consolidating balance sheets of the Restricted Subsidiaries were not required to be delivered pursuant to this subdivision (a) for the previous corresponding period) in comparative form the consolidated and, where applicable and as appropriate, consolidating figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the principal financial officer of the general partner of the Company as presenting fairly, in all material respects, the information contained therein (subject to changes resulting from normal year-end adjustments), in accordance with GAAP applied on a basis consistent with prior fiscal periods, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements hereof to the extent such reports otherwise satisfy such requirements (for purposes of this Section 7, "Substantial Portion" shall mean that either (x) either (A) the book value of the assets of the Restricted Subsidiaries exceeds 10% of the book value of the consolidated assets of the Company and the Restricted Subsidiaries, or (B) the Restricted Subsidiaries account for more than 10% of the Consolidated Net Income of the Company and the Restricted Subsidiaries, in each case in respect of the four fiscal quarters ended as of the date of the applicable financial statement) or (y) either (A) the book value of the assets of any Restricted Subsidiary exceeds 5% of the book value of the consolidated assets of the Company and the Restricted Subsidiaries, or (B) any Restricted Subsidiary accounts for more than 5% of the Consolidated Net Income of the Company and its Restricted Subsidiaries, in each case in respect of the four fiscal quarters ended as of the date of the applicable financial statement);

      (b) as soon as practicable, but in any event within 95 days after the end of each fiscal year of the Company beginning with the fiscal year beginning January 1, 1996, consolidated (and (i) if the Restricted Subsidiaries or a Restricted Subsidiary constitutes a Substantial Portion, then as to the Restricted Subsidiaries or (ii) if the Restricted Subsidiaries do not or a Restricted Subsidiary does not constitute a Substantial Portion, but one or more Restricted Subsidiaries have outstanding Indebtedness owing to Persons other than the Company or any Restricted Subsidiary and other than pursuant to any Security Document, then as to the Restricted Subsidiaries, consolidating) balance sheets of the Company and the Restricted Subsidiaries and the consolidated balance sheets of each General Partner as at the end of such year and the related consolidated (and, as to statements of income and cash flows, if applicable and as appropriate, consolidating) statements of income, partners' capital, cash flows and stockholders' equity of the Company and the Restricted Subsidiaries and the consolidated statements of income, surplus, cash flow and stockholders' equity of each General Partner for such fiscal year, setting forth in each case (except in the case of the financial statements with respect to the fiscal year of the Company beginning January 1, 1996 or if consolidating balance sheets of the Restricted Subsidiaries were not required to be delivered pursuant to this subdivision (b) for the preceding corresponding period) in comparative form the consolidated and, where applicable and as appropriate, consolidating figures for the previous fiscal year, all in reasonable detail, provided that delivery within the time periods specified above of copies of the Company's Annual Report on Form 10-K prepared in compliance with the requirements therefor and filed with the

    Securities and Exchange Commission shall be deemed to satisfy the requirements hereof to the extent such reports otherwise satisfy such requirements, and (i) in the case of such consolidated financial statements of the Company, accompanied by a report thereon of Deloitte & Touche LLP or other independent public accountants of recognized national standing selected by the Company, which report shall state that such consolidated financial statements present fairly in all material respects the financial position of the Company and the Restricted Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards in effect in the United States from time to time, and (ii) in the case of such consolidated financial statements of the general partner of the Company and such consolidating financial statements of the Company, certified by the principal financial officer of the general partner of the Company, as presenting fairly in all material respects the information contained therein, in accordance with GAAP applied on a basis consistent with prior fiscal periods;

      (c) together with each delivery of financial statements pursuant to subdivisions (a) and (b) of this Section 7, an Officers' Certificate of the Company (i) stating that the signers have reviewed the terms of this Agreement and the other Operative Agreements and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and the Restricted Subsidiaries during the accounting period covered by such financial statements and that the signers do not have knowledge of the existence and continuance as at the date of such Officers' Certificate of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event exists, specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto, (ii) specifying the amount available at the end of such accounting period for Restricted Payments in compliance with Section 10.4 and showing in reasonable detail all calculations required in arriving at such amount, (iii) demonstrating in reasonable detail, if applicable, compliance during and at the end of such accounting period with the restrictions contained in Sections 10.1(b), (d), (e), (f),
    (g), (h) and (i), 10.3(c), 10.7(a)(ii), 10.7(a)(iii), 10.7(c)(iii), 10.19
    and 10.30, (iv) if not specified in the related financial statements being delivered pursuant to subdivisions (a) and (b) above, specifying the aggregate amount of interest paid or accrued by the Company and the

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

    Restricted Subsidiaries, and the aggregate amount of depreciation, depletion and amortization charged on the books of the Company and the Restricted Subsidiaries, during the fiscal period covered by such financial statements and describing in reasonable detail the number and nature of the parcels of real property, or rights thereto or interests therein, caused to be released by the Company from the Liens of the Security Documents pursuant to the Trust Agreement and in the case of the fee owned property, the value of the fee owned property caused to be released by the Company during such accounting period;

      (d) together with each delivery of consolidated financial statements pursuant to subdivision (b) of this Section 7, a written statement by the independent public accountants giving the report thereon (i) stating that in connection with their audit examination, the terms of this Agreement and the other Operative Agreements were reviewed to the extent considered necessary for the purpose of expressing an opinion on the consolidated financial statements and for making the statement contained in clause (ii) hereof (it being understood that no special audit procedures in addition to those required by generally accepted auditing standards then in effect in the United States shall be required) and (ii) stating whether, in the course of their audit examination, they obtained knowledge (and whether, as of the date of such written statement, they have knowledge) of the existence and continuance of any condition or event which constitutes an Event of Default or Potential Event of Default insofar as such Event of Default or Potential Event of Default relates to accounting or financial matters, and, if so, specifying the nature and period of existence thereof;

      (e) promptly upon their becoming publicly available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available by the Company, either General Partner or the Public Partnership to all of its security holders in compliance with the Securities Exchange Act of 1934, as amended from time to time, or any comparable Federal or state laws relating to the disclosure by any Person of information to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses filed by the Company, either General Partner or the Public Partnership with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions (other than Registration Statements on Form S-8), and (iii) all press releases and other statements made available by the Company, either General Partner or the Public Partnership to the public concerning material developments in the business of the Company, either General Partner of the Company or the Public Partnership, as the case may be;

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

      (f) promptly, but in any event (i) within five days after any Responsible Officer of the Company knows or (ii) within ten days after any Responsible Officer should (in the course of the normal performance of his or her duties) know, that (x) any condition or event which constitutes an Event of Default or Potential Event of Default has occurred or exists, or is expected to occur or exist, (y) the holder of any Note has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement or default under any other Operative Agreement or (z) any Person has given any notice to the Company, either General Partner or any Restricted Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 11(f), an Officers' Certificate of the Company describing the same and the period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto;

      (g) promptly, and in any event within five Business Days after a Responsible Officer of the Company obtains knowledge of (i) the occurrence of an adverse development with respect to any litigation or proceeding involving the Company, any of its Subsidiaries or either General Partner which in the reasonable judgment of the Company presents a reasonable likelihood of having a Material Adverse Effect or (ii) the commencement of any litigation or proceeding involving the Company, any of the Subsidiaries or either General Partner which in the reasonable judgment of the Company presents a reasonable likelihood of having a Material Adverse Effect, a written notice of such Responsible Officer describing in reasonable detail such commencement of, or adverse development with respect to, such litigation or proceeding;

      (h) promptly, but in any event (i) within five days after any Responsible Officer of the Company knows, or (ii) within ten days after any Responsible Officer of the Company should (in the course of the normal performance of his or her duties) know, that any of the events or conditions specified below with respect to any Plan has occurred or exists, or is expected to occur or exist, a statement setting forth details respecting such event or condition and the action, if any, that the Company or any Related Person has taken, is taking and proposes to take or cause to be taken with respect thereto (and a copy of any notice or report filed with or given to or communication received from the PBGC, the Internal Revenue Service or the Department of Labor with respect to such event or condition):

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

        (A) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder;

        (B) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

        (C) a substantial cessation of operations within the meaning of Section 4062(e) of ERISA under circumstances which could result in the treatment of the Company or any Related Person as a substantial employer under a "multiple employer plan" or the application of the provisions of Section 4062, 4063 or 4064 of ERISA to the Company or any Related Person;

        (D) the taking of any steps by the PBGC or the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any Related Person of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

         (E) the complete or partial withdrawal by the Company or any Related Person under Section 4063, 4203 or 4205 of ERISA from a Plan which is a "multiple employer plan" or a Multiemployer Plan, or the receipt by the Company or any Related Person of notice from a Multiemployer Plan regarding any alleged withdrawal or that it intends to impose withdrawal liability on the Company or any Related Person or that it is in reorganization or is insolvent within the meaning of Section 4241 or 4245 of ERISA or that it intends to terminate under Section 4041A of ERISA or from a "multiple employer plan" that it intends to terminate;

        (F) the taking of any steps concerning the threat or the institution of a proceeding against the Company or any Related Person to enforce Section 515 of ERISA;

        (G) the occurrence or existence of any event or series of events which could result in a liability to the Company or any Related Person pursuant to Section 4069(a) or 4212(c) of ERISA;

        (H) the failure to make a contribution to any Plan, which failure, either alone or when taken together with any other such failure, is sufficient to result

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

      in the imposition of a lien on any property of the Company or any Related Person pursuant to Section 302(f) of ERISA or Section 412(n) of the Code or could result in the imposition of a material tax or material penalty pursuant to Section 4971 of the Code on the Company or any Related Person;

        (I) the amendment of any Plan in a manner which would be treated as a termination of such Plan under Section 4041(e) of ERISA or require the Company or any Related Person to provide security to such Plan pursuant to
      Section 307 of ERISA or Section 401(a)(29) of the Code; or

        (J) the incurrence of liability in connection with the occurrence of a "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code);

      (i) promptly, but in any event within five days, after an officer of any of the Company, any Subsidiary or either General Partner receives any notice or request from any Person (other than any Affiliate or any agent, attorney or similar party employed by the Company or either General Partner of the Company) for information, or if the Company, any Subsidiary or either General Partner provides any notice or information to any such Person (other than any Affiliate or any agent, attorney or similar party employed by the Company or either General Partner), concerning the presence or release of any hazardous substance (as defined in CERCLA) or hazardous waste (as defined in RCRA) or other contaminants (as defined by any applicable federal, state, local or foreign laws) within, on, from, relating to or affecting any property owned, leased, or subleased by the Company, any Subsidiary or either General Partner, copies of each such notice, request or information, except such notices or requests for information received or filings made in the normal course of business which do not pertain to the violation by the Company, any Subsidiary or either General Partner of an Environmental Law; and

      (j) with reasonable promptness, such other financial reports and information and data with respect to the Company, any Restricted Subsidiary, any Subsidiary (to the extent such reports, information and data relate to environmental matters or any material litigation or proceeding) or either General Partner as from time to time may be requested by you (so long as you hold a Note), or by any holder of any Note other than a Competitor (or Affiliate thereof) of the Company.

SECTION 8.  INSPECTION.


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

      The Company will permit or cause the general partner of the Company to permit (a) at any time when an Event of Default or Potential Event of Default shall have occurred and be continuing, any authorized representatives designated by you, so long as you shall be entitled to purchase the Initial Notes under this Agreement or you or your nominee shall be the holder of any Notes, or by any other institutional holder of any Notes (other than a Competitor (or Affiliate thereof) of the Company), and (b) at any other time, any authorized representative designated by any Purchaser or Purchasers holding at least 5% of the principal amount of the Notes, or by any other holder or holders of at least 5% of the principal amount of the Notes (other than a Competitor (or an Affiliate thereof) of the Company) then outstanding and an authorized representative of all of the holders of the Notes, in each case, upon prior written notice and as may be reasonably requested, to visit during normal business hours and inspect any of the properties of the Company, any Restricted Subsidiary and any other Subsidiary (to the extent relating to environmental or litigation matters) and, to the extent relating to the Business, any properties of either General Partner or of such General Partner's Subsidiaries, including the books of account of the Company, the Restricted Subsidiaries, such other Subsidiaries, the General Partner and such General Partner's Subsidiaries, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their senior officers and (with reasonable prior written notice) independent public accountants (and by this provision each of the Company and each General Partner authorizes such accountants to discuss with such representatives the affairs, finances and accounts of the Company, any Restricted Subsidiary, such other Subsidiaries, such General Partner or any of such General Partner's Subsidiaries, as the case may be) all at such times and as often as may be requested, provided that you shall bear the expenses of your authorized representative, except the Company will bear the expenses of such authorized representatives if an Event of Default or Potential Event of Default has occurred and is continuing; and the Company shall at all times bear the expenses of its and its Affiliates' officers and independent public accountants.

SECTION 9.  PREPAYMENT OF NOTES.

      9.1. Required Prepayments of the Notes. On each of the dates set forth in the following table, the Company will prepay the principal amount of the Notes set forth opposite such date in such table (or such lesser principal amount of the Notes as shall at the time be outstanding), at the principal amount of the Notes so prepaid, without premium, together with interest accrued thereon:

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

                                             Principal Amount
         Date of Prepayment                     of Prepayment
- ------------------------------------------   ----------------
June 30, 2003                                     $15,625,000
June 30, 2004                                      15,625,000
June 30, 2005                                      15,625,000
June 30, 2006                                      15,625,000
June 30, 2007                                      15,625,000
June 30, 2008                                      15,625,000
June 30, 2009                                      15,625,000

      Any partial prepayment of the Notes pursuant to Section 9.2, 9.3 or 9.4 (to the extent not applied to satisfy a prepayment required under this Section 9.1) shall be applied to reduce each prepayment thereafter required to be made pro rata, but no acquisition of the Notes by the Company or any of its Affiliates, otherwise shall relieve the Company from its obligation to make the required prepayments provided for in this Section 9.1. The Company shall notify the holders of the Notes of any application provided for in the immediately preceding sentence five days prior to such application. On the maturity date, the Company will pay the then outstanding principal amount of the Notes together with interest accrued thereon.

      9.2. Optional Prepayments of the Notes with Make Whole Amount. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in an amount of not less than $5,000,000), at the option of the Company, upon notice as provided in Section 9.5 at 100% of the principal amount of the Notes so prepaid plus interest thereon to the prepayment date and the Make Whole Amount.

      9.3. Prepayment on Change of Control. (a) The Company will, within 90 days after any Change of Control give written notice of such Change of Control to each holder of Notes. Such notice shall contain and constitute an offer to prepay the Notes as described in subdivision (b) of this Section 9.3 and shall be accompanied by the certificate described in subdivision (e) of this Section 9.3.

      (b) The offer to prepay Notes contemplated by subdivision (a) of this
Section 9.3 shall be an offer to prepay, in accordance with and subject to this
Section 9.3, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer

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

(the "Proposed Prepayment Date") that is not less than 20 days and not more than 30 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 20th day after the date of such offer).

      (c) A holder of Notes may accept the offer to prepay made pursuant to this
Section 9.3 by causing a notice of such acceptance to be delivered to the Company at least 5 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section
9.3 shall be deemed to constitute a rejection of such offer by such holder.

      (d) Prepayment of the Notes to be prepaid pursuant to this Section 9.3 shall be at 100% of the principal amount of such Notes, plus a premium equal to 1% of such principal amount (the "Premium Amount"), together with interest on such Notes accrued to the date of prepayment. The principal amount and the Premium Amount shall, with respect to all Notes the holder of which accepted the offer to prepay pursuant to subdivision (c), become due and payable on the Proposed Prepayment Date.

      (e) Each offer to prepay the Notes pursuant to this Section 9.3 shall be accompanied by an Officers' Certificate, executed by a senior financial officer and a Responsible Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 9.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the premium due in connection with such prepayment; (v) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (vi) that the conditions of this Section 9.3 have been fulfilled; (vii) in reasonable detail, the nature and date of the Change of Control; and (viii) that a failure to respond to such notice shall be deemed a rejection of such offer to prepay the Notes.

      9.4. Contingent Prepayments on Disposition of Property, Taking or Destruction. (a) If at any time the Company or any of the Restricted Subsidiaries disposes of property or such property shall be damaged, destroyed or taken in eminent domain or there shall be title insurance proceeds with respect to such property, in any such case, with the result that there are Excess Proceeds, and the Company does not apply such Excess Proceeds in the manner described in Section 10.7(c)(iii)(B)(x), and if the next scheduled date of prepayment of the Notes pursuant to Section 9.1 occurs within 270 days after receipt of such Excess Proceeds, such Excess Proceeds may be applied to such prepayment required under Section 9.1 (unless such scheduled prepayment has been paid by the Company). To the extent that there are such Excess Proceeds remaining after application in accordance with the first sentence of this Section 9.4(a), the Company shall prepay, upon notice as provided in Section 9.5 (which notice shall be given not later than 270 days after the date of such sale of property), a principal amount of the outstanding Notes equal to the amount of such remaining Excess Proceeds allocable to the Notes, determined by allocating such remaining Excess Proceeds pro rata among the holders of all Notes and Parity Debt, if any, outstanding on the date such prepayment is to be made, according to the aggregate then unpaid principal amounts of the Notes (and the Make Whole Amount on the principal amount of the Notes to be prepaid) and Parity Debt, respectively. Each prepayment of Notes pursuant to this Section 9.4(a) shall be made at 100% of the principal amount of the Notes to be prepaid, plus interest thereon to the prepayment date plus, to the extent the prepayment is not made in satisfaction of a required prepayment in accordance with Section 9.1, the Make Whole Amount thereon.

      (b) In the event that damage, destruction or a taking shall occur in respect of all or a portion of the properties subject to any of the Security Documents, or there shall be proceeds under title insurance policies with respect to any real property, all Net Insurance Proceeds (as defined in the Mortgage), self-insurance amounts, Net Awards (as defined in the Mortgage) or title insurance proceeds which, as of any date, shall not theretofore have been applied to the cost of Restoration (as defined in the Mortgage) shall be deemed to be proceeds of property disposed of voluntarily, shall be subject to the provisions of Section 10.7(c) and, if subdivision (iii)(B)(y) of Section 10.7(c) is applicable thereto, shall be subject to the prepayment provisions of Section 9.4(a). Any amounts prepaid pursuant to this Section 9.4(b) on the date on which a prepayment is required under Section 9.1 may be applied to satisfy such prepayment required under Section 9.1.

      9.5. Notice of Prepayments; Officers' Certificate. The Company will give each holder of any Notes irrevocable written notice of each prepayment under
Section 9.2 or 9.4 not less than 10 days and not more than 30 days prior to the date fixed for such prepayment, in each case specifying such prepayment date, the aggregate principal amount of the Notes and the principal amount of each Note held by such holder to be prepaid and the Section under which such prepayment is to be made. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Make Whole Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the

Business Day next succeeding the date which the Company sends such written notice, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each holder of any Notes which shall have designated a recipient of such notices in the Schedule of Purchasers attached hereto or by notice in writing to the Company. Each holder of a Note shall receive, on the Business Day immediately preceding the date scheduled for any such prepayment, an Officers' Certificate certifying that the conditions of the Section under which such prepayment is to be made have been fulfilled and specifying the particulars of such fulfillment. In the event that there shall have been a partial prepayment of the Notes under Section 9.2, 9.3 or 9.4, the Company shall promptly give notice to the holders of the Notes, accompanied by an Officers' Certificate setting forth the principal amount of each of the Notes that was prepaid and specifying how each such amount was determined, setting forth the reduced amount of each required prepayment thereafter becoming due with respect to the Notes under Section 9.1, and certifying that such reduction has been computed in accordance with such Section.

      9.6. Allocation of Partial Prepayments. Upon any partial prepayment of the Notes pursuant to Section 9.1, 9.2 or 9.4 the principal amount so prepaid shall be allocated (in integral multiples of $1,000 as nearly as practicable) to all Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof not theretofore called for prepayment, with adjustments, to the extent practicable, to compensate for any prior prepayments not made exactly in such proportion.

      9.7. Maturity; Surrender, etc. In the case of each prepayment, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make Whole Amount or other premium, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make Whole Amount or other premium, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall, after such payment or prepayment in full, be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

      9.8. Acquisition of Notes. None of the General Partners or the Company shall, nor shall any permit any of their respective Subsidiaries or any Restricted Affiliate to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to Section 9.1, 9.2, 9.3 or 9.4 or upon acceleration of such final maturity pursuant to Section
11), or purchase or otherwise
acquire, directly or indirectly, Notes held by any holder, except, pursuant to an offer to purchase made pro rata to the holders of all of the Notes on the same terms and conditions. Any Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement or any other Operative Agreement. None of the General Partners or the Company shall, nor shall they permit any of their respective Subsidiaries to, in whole or in part, prepay or otherwise retire, prior to their stated maturity, or purchase or otherwise acquire, directly or indirectly, any Parity Debt, other than (i) refundings or refinancings permitted pursuant to Section 10.1, (ii) pursuant to scheduled prepayments in accordance with the terms of such Parity Debt, (iii) prepayments of Indebtedness outstanding under the Working Capital Facility or other Parity Debt of a similar revolving nature, and (iv) any prepayment in an amount not exceeding the amount the Company could distribute as a Restricted Payment pursuant to Section 10.4.

SECTION 10.  BUSINESS AND FINANCIAL COVENANTS OF THE
             COMPANY.

      The Company covenants that from the date of this Agreement through the Closing and thereafter so long as any of the Notes are outstanding:

      10.1. Indebtedness. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except that:

      (a) the Company may become and remain liable with respect to the Indebtedness evidenced by the Notes;

      (b) the Company and the Restricted Subsidiaries may become and remain liable with respect to Indebtedness incurred by the Company and the Restricted Subsidiaries to finance the making of expenditures for the improvement or repair of or additions to the Assets, provided that (i) the aggregate principal amount of Indebtedness incurred under this Section 10.1(b) and outstanding at any time shall not exceed an amount equal to the sum of (x) the net cash proceeds received by the Company from the general partner of the Company or from the Public Partnership as a capital contribution or as consideration for the issuance by the Company of additional partnership interests, in each case for the sole purpose of financing such expenditures, and (y) the fair market value of (based on a 30-day trailing average closing trading price per unit) Units contributed to the Company by the Public Partnership or issued directly to the Person selling such asset or making such repair or improvement by the Public Partnership for the sole purpose of financing such expenditures, only to the extent, however, that such Units are used to pay, substantially concurrently with the date of contribution, at least 50% of the purchase price or cost of such improvements, repairs or additions, and (ii) if such Indebtedness is to be secured under the Security Documents as provided in Section 10.2(i), the agreement or instrument pursuant to which such Indebtedness is incurred (A) contains no financial or business covenants that are more restrictive on the Company or its Subsidiaries than or that are in addition to those contained in this Section 10 (unless prior to or simultaneously with the incurrence of such Indebtedness this Agreement and the Other Agreements are amended to provide the benefits of such more restrictive covenants to the holders of the Notes) and (B) specifies no events of default (other than with respect to the payment of principal and interest on such Indebtedness or the accuracy of representations and warranties made in connection with such agreement or instrument) which are capable of occurring prior to the occurrence of the Events of Default specified in Section 11 (unless prior to or simultaneously with the incurrence of such Indebtedness this Agreement and the Other Agreements are amended to provide the benefit of such events of default to the holders of the Notes);

      (c) any Restricted Subsidiary may become and remain liable with respect to Indebtedness of such Restricted Subsidiary owing to the Company or to another Restricted Subsidiary, provided that such Indebtedness is created and is outstanding under an agreement or instrument pursuant to which such Indebtedness is subordinated to the Notes and to Indebtedness secured under the Security Documents at least to the extent provided in the subordination provisions set forth in Exhibit E and provided further that such Indebtedness is evidenced by an Intercompany Note pledged to the Trustee;

      (d) the Company and the Restricted Subsidiaries may become and remain liable with respect to unsecured Indebtedness owing to the general partner of the Company or an Affiliate of the general partner of the Company, provided that (i) the aggregate principal amount of such Indebtedness of the Company and the Restricted Subsidiaries outstanding at any time shall not be in excess of $20,000,000 and (ii) such Indebtedness is created and is outstanding under an agreement or instrument pursuant to which such Indebtedness is subordinated to the Notes and to Indebtedness secured under the Security Documents at least to the extent provided in the subordination provisions set forth in Exhibit E;

      (e) the Company may become and remain liable with respect to Indebtedness incurred under the Bank Credit Facilities, provided that

      (i) the aggregate principal amount outstanding under the Initial Acquisition Facility, together with amounts outstanding pursuant to Indebtedness permitted by subdivisions (h)(3)(i) and (o) of Section 10.1, will be in an aggregate principal amount not in excess of $40,000,000 outstanding at any time, and

      (ii) in respect of the Working Capital Facility:

        (1) there shall be a period of at least 30 consecutive days during each fiscal year of the Company on each day of which there shall be no such Indebtedness outstanding under the Working Capital Facility, and

        (2) the aggregate principal amount of loans, exposure under letters of credit in respect of the Working Capital Facility and the unfunded commitments thereunder at any time outstanding thereunder shall not be in excess of $15,000,000;

      (f) the Company and the Restricted Subsidiaries may become and remain liable with respect to Indebtedness, in addition to that otherwise permitted by the foregoing subdivisions of this Section 10.1, if on the date the Company or any Restricted Subsidiary becomes liable with respect to any such additional Indebtedness and immediately after giving effect thereto and to the substantially concurrent repayment of any other Indebtedness (i) the ratio of Consolidated Cash Flow to Consolidated Pro Forma Debt Service is greater than 2.50 to 1.0 and (ii) the ratio of Consolidated Cash Flow to Maximum Consolidated Pro Forma Debt Service is greater than 1.25 to 1.0, provided that, in addition to the foregoing, if such Indebtedness is incurred by the Company or any Restricted Subsidiary to finance the making of expenditures for the improvement or repair of or additions to the Assets, and if such Indebtedness is to be secured under the Security Documents as provided in Section 10.2(i), such Indebtedness shall be incurred pursuant to an agreement or instrument which complies with the requirements set forth in clause (ii) of the proviso to Section 10.1(b);

      (g) the Company may become and remain liable with respect to the Indebtedness referred to in Schedule 5.7, provided that all the aggregate principal amount of such Indebtedness at any time outstanding shall not exceed $1,500,000;

      (h) the Company and any Restricted Subsidiary may become and remain liable with respect to pre-existing Indebtedness relating to any Person, business or assets acquired by the Company or such Restricted Subsidiary, as the case may be, provided that (1) no condition or event shall exist which constitutes an Event of Default or Potential Event of Default, (2) such Indebtedness was not incurred in anticipation of the acquisition of such Person, business or assets and (3) after giving effect to such Person becoming a Restricted Subsidiary, or the acquisition of such business or assets, either (i) the sum of (A) such Indebtedness, (B) the then aggregate principal amount of outstanding Indebtedness under the Initial Acquisition Facility and (C) the then outstanding principal amount of any Indebtedness permitted by subdivision (o), does not exceed $40,000,000, or (ii) the Company or such Restricted Subsidiary could incur at least $1 of additional Indebtedness in compliance with the requirements set forth in clauses (i) and (ii) of Section 10.1(f);

      (i) so long as no Event of Default or Potential Event of Default has occurred and is continuing, the Company and the Restricted Subsidiaries may become and remain liable with respect to Indebtedness secured equally and ratably with the Notes incurred for any extension, renewal, refunding or refinancing of Indebtedness permitted pursuant to subdivisions (a), (b),
    (e)(i) and (f) of this Section 10.1, provided that (i) the principal amount (including any exposure under letters of credit and any unfunded commitments) of such Indebtedness shall not exceed the principal amount of such Indebtedness being extended, renewed, refunded or refinanced together with any accrued interest and Make Whole Amount or other premium with respect thereto and any costs and expenses related to such extension, renewal, refunding or refinancing, (ii) the maturity date of such Indebtedness shall not be sooner than the maturity date of such Indebtedness being extended, renewed, refunded or refinanced, (iii) the average life to maturity of such Indebtedness shall be equal to or greater than the remaining average life to maturity of such Indebtedness being extended, renewed, refunded or refinanced and (iv) if such Indebtedness is incurred for any extension, renewal, refunding or refinancing of Indebtedness permitted pursuant to (A) subdivision (b) or (f), such Indebtedness satisfies the conditions specified in clause (ii) of the proviso to subdivision (b) or (B) subdivision (e)(i), the financial and business covenants of such Indebtedness are no more restrictive on the Company and its Subsidiaries and there are no additional covenants than those contained in the Bank Credit Facility as of the date of this Agreement and complies with clause (ii)(B) of the proviso to Section 10.1(b);

      (j) so long as no Event of Default or Potential Event of Default has occurred and is continuing, the Company and the Restricted Subsidiaries may become and remain liable with respect to Indebtedness secured equally and ratably with the Notes, incurred for any extension, renewal, refunding or refinancing of Indebtedness permitted pursuant to subdivision (e)(ii) of this Section 10.1, provided that (i) the aggregate principal amount of such Indebtedness, any exposure under letters of credit issued pursuant to such a working capital facility and the amount of the unfunded commitments thereunder, shall not exceed $15,000,000, and (ii) such Indebtedness, any such letters of credit and commitments shall be incurred pursuant to a working capital facility (A) which complies with the requirements set forth in clause (ii)(1) of Section 10.1(e) and (B) the financial and business covenants of such Indebtedness are no more restrictive on the Company and its Subsidiaries and there are no additional covenants than those contained in the Bank Credit Facility as of the date of this Agreement and complies with clause (ii)(B) of the proviso to Section 10.1(b);

      (k) so long as no Event of Default or Potential Event of Default has occurred and is continuing, the Company and the Restricted Subsidiaries may become and remain liable with respect to unsecured Indebtedness incurred for any extension, renewal, refunding or refinancing of Indebtedness otherwise permitted by this Section 10.1, provided that (i) the principal amount of such unsecured Indebtedness to be incurred shall not exceed the principal amount of such Indebtedness being extended, renewed, refunded or refinanced together with any accrued interest and Make Whole Amount or other premium with respect thereto and any costs and expenses related to such extension, renewal, refunding or refinancing, (ii) the maturity date of such unsecured Indebtedness shall not be sooner than the maturity date of such Indebtedness being extended, renewed, refunded or refinanced and (iii) the average life to maturity of such unsecured Indebtedness shall be equal to or greater than the remaining average life to maturity of such Indebtedness being extended, renewed, refunded or refinanced;

      (l) so long as no Event of Default or Potential Event of Default has occurred and is continuing, the Company and the Restricted Subsidiaries may become and remain liable with respect to secured Indebtedness incurred for any extension, renewal, refunding or refinancing of secured Indebtedness (other than

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

    Indebtedness permitted by subdivisions (a), (b), (e) or (f)) otherwise permitted pursuant to this Section 10.1, provided that (i) the principal amount of such Indebtedness to be incurred shall not exceed the principal amount of such Indebtedness being extended, renewed, refunded or refinanced together with any accrued interest and premium with respect thereto and any and all costs and expenses related to such extension, renewal, refunding or refinancing, (ii) the maturity date of such Indebtedness shall not be sooner than the maturity date of such Indebtedness being extended, renewed, refunded or refinanced, and (iii) the average life to maturity of such Indebtedness to be incurred shall be equal to or greater than the remaining average life to maturity of such Indebtedness being extended, renewed, refunded or refinanced;

      (m) the Company and any Restricted Subsidiaries may become and remain liable with respect to any Interest Rate Agreement;

      (n) any Restricted Subsidiary may become and remain liable with respect to Indebtedness evidenced by the Subsidiary Guarantee Agreements; and

      (o) the Company may become and remain liable with respect to Indebtedness issued to a seller of assets or stock purchased by the Company in an amount not exceeding the sum of (i) $40,000,000, less (ii) the amount of any Indebtedness outstanding under subdivision (h)(3)(i) and subdivision (e)(i), provided, if such Indebtedness is to be secured under the Security Documents as provided in Section 10.2(i), the agreement or instrument pursuant to which such Indebtedness is incurred (A) contains no financial or business covenants that are more restrictive on the Company or its Subsidiaries than or that are in addition to those contained in this Section 10 (unless prior to or simultaneously with the incurrence of such Indebtedness this Agreement and the Other Agreements are amended to provide the benefits of such more restrictive covenants to the holders of the Notes), (B) specifies no events of default (other than with respect to the payment of principal and interest on such Indebtedness or the accuracy of representations and warranties made in connection with such agreement or instrument) which are capable of occurring prior to the occurrence of the Events of Default specified in
    Section 11 (unless prior to or simultaneously with the incurrence of such Indebtedness this Agreement and the Other Agreements are amended to provide the benefit of such events of default to the holders of the Notes), and (C) the financial terms of such Indebtedness are the same as (or more favorable than) that set forth in the Initial Acquisition Facility.

      Notwithstanding the foregoing, the aggregate principal amount of all Indebtedness of all Restricted Subsidiaries at any time outstanding (other than Indebtedness permitted by Section 10.1(n) or Section 10.1(m) but only to the extent such Restricted Subsidiary is a party to Interest Rate Agreements with respect to Indebtedness for which it is directly liable) shall not exceed $10 million. For the purpose of this Section 10.1, any Person becoming a Restricted Subsidiary after the date of this Agreement shall be deemed to have become liable with respect to all of its then outstanding Indebtedness at the time it becomes a Restricted Subsidiary, and any Person extending, renewing or refunding any Indebtedness shall be deemed to have become liable with respect to such Indebtedness at the time of such extension, renewal or refunding. The Company or any Restricted Subsidiary shall be deemed to have become liable with respect to any Indebtedness securing any real property acquired by the Company or such Restricted Subsidiary, as the case may be, at the time of such acquisition. Any amendment of the terms of this Agreement required by clause (ii) of Section 10.1(b) shall provide that such amendment shall only be effective until the date the Indebtedness (the incurrence of which required the amendment of this Agreement) is paid in full and all commitments to lend and letters of credit outstanding under such facility are canceled or terminated. The Company shall provide written notice to each holder of the repayment in full in cash of such Indebtedness and the cancellation of all commitments and letters of credit pursuant to any such facility, which notice shall provide, that the amendments to this Agreement required by clause (ii) of the proviso to Section 10.2(b) with respect to such facility, are no longer effective.

      10.2. Liens, etc. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Company or any Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of Section 10.16), except:

      (a) Liens for taxes, assessments or other governmental charges the payment of which is not at the time required by Section 10.9;

      (b) Liens of landlords and carriers, vendors, warehousemen, mechanics, materialmen, repairmen and other like Liens incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by Section 10.9, in each case not incurred or made in connection with the

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

    borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

      (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security, or
    (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

      (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after expiration of any such stay;

      (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, which, in each case are granted, entered into or created in the ordinary course of the business of the Company or any Restricted Subsidiary and which do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary;

      (f) Liens on property or assets of any Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary owing to the Company or any other Restricted Subsidiary;

      (g) Liens existing on the Assets at the time of the acquisition thereof by the Company and described in Schedule 10.2;

      (h) Liens created by any of the Security Documents securing Indebtedness incurred in accordance with Section 10.1(a) or Section 10.1(e);

      (i) Liens created by any of the Security Documents securing Indebtedness incurred in accordance with Section 10.1(b), Section 10.1(o) or, to the extent incurred to finance the making of capital improvements, repairs and additions to the Company's Assets, Section 10.1(f) (but only to the extent it complies with the requirements thereof), provided that (1) such Liens are effected through an amendment to the Security Documents to the extent necessary to provide the

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

    holders of such Indebtedness equal and ratable security in the property and assets subject to the Security Documents with the holders of the Notes and of other Indebtedness secured under the Security Documents as provided in
    Section 10.1(b), 10.1(f) or 10.1(o), (2) the Security Documents are amended to the extent necessary to extend the Lien thereof to any property or assets acquired or otherwise financed with the proceeds of such Indebtedness, (3) the Company has delivered to the Trustee an Officers' Certificate demonstrating that the principal amount of such Indebtedness does not exceed the lesser of the cost to the Company of such property or assets and the fair market value of such property or assets (as determined in good faith by the general partner of the Company), that such incurrence of Indebtedness pursuant to Section 10.1(b), 10.1(f) or 10.1(o), as the case may be, complies in all respects with the requirements of such Section and that the amendments to the Security Documents required by this Section 10.2(i) and the filing and recordation of such amendments and related supplements will not have a Material Adverse Effect, and (4) the Company has delivered to the Trustee an opinion of counsel reasonably satisfactory to the Trustee to the effect that the Lien of the Security Documents has attached and is perfected with respect to such additional property and assets;

      (j) Liens existing on any property of any Person at the time it becomes a Restricted Subsidiary, or existing prior to the time of acquisition (and not created in anticipation of such acquisition) upon any property acquired by the Company or any Restricted Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Company or such Restricted Subsidiary, or created to secure Indebtedness incurred under
    Section 10.1(f) to pay all or any part of the purchase price ("Purchase Money Lien") of property acquired by the Company or a Restricted Subsidiary or to pay the cost of an improvement (other than improvements to property subject to the Lien of the Security Documents), provided that (i) any such Lien shall be confined solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, (ii) such item or items of property so acquired (other than property (which may include stock or other equity interests) subject to Liens existing prior to the time of acquisition and not created in anticipation of such acquisition) are not required to become part of the Mortgaged Property under the terms of the Security Documents, (iii) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost of such property to the Company or

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

    such Restricted Subsidiary, as the case may be, and (B) the fair market value of such property (as determined in good faith by the general partner of the Company) at the time such Person owning such property becomes a Restricted Subsidiary or at the time of such acquisition by the Company or such Restricted Subsidiary, as the case may be, (iv) any such Purchase Money Lien shall be created not later than 90 days after, in the case of property, its acquisition, or, in the case of improvements, their completion and (v) any such Lien (other than a Purchase Money Lien) shall not have been created or assumed in contemplation of such Person's becoming a Restricted Subsidiary or such acquisition of property by the Company or any Subsidiary;

      (k) Liens in amounts not exceeding $100,000 incurred, required or provided for under state law in connection with self-insurance arrangements;

      (l)  Liens arising from or constituting Permitted Encumbrances; and

      (m) any Lien securing Indebtedness referred to in Section 10.1(i), (j) or
    (l) renewing or extending any Lien permitted by the foregoing subdivisions of this Section 10.2, provided that (i) the Indebtedness secured by any such Lien shall not exceed the principal amount of such Indebtedness outstanding (including any exposure under letters of credit and any unfunded commitments) immediately prior to the renewal or extension of such Lien,
    (ii) no Assets encumbered by any such Lien other than the Assets encumbered immediately prior to such renewal or extension shall be encumbered thereby and (iii) the maturity date of the Indebtedness secured by any such Lien shall not be sooner than the maturity date of such Indebtedness outstanding immediately prior to the renewal or extension of such Lien.

      10.3. Investments, Guaranties, etc. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (i) make or own any Investment in any Person, or (ii) create or become liable with respect to any Guaranty, except:

      (a)  the Company or any Restricted Subsidiary may make and own
    Investments in

        (1) marketable obligations issued or unconditionally guaranteed by the United States of America, or issued by any agency thereof and backed by the

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

      full faith and credit of the United States of America in each case maturing within one year from the date of acquisition thereof,

        (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at any date of determination the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.,

        (3) commercial paper maturing no more than 270 days from the date of creation thereof and having as at any date of determination one of the two highest ratings obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.,

        (4) certificates of deposit maturing one year or less from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia or Canada, (A) the commercial paper or other short-term unsecured debt obligations of which are rated either A-2 or better (or comparably if the rating system is changed) by Standard & Poor's Ratings Group or Prime-2 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc. or (B) the long-term debt obligations of which are rated either AA- or better (or comparably if the rating system is changed) by Standard & Poor's Ratings Group or Aa3 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc. ("Permitted Banks"),

        (5) bankers' acceptances eligible for rediscount under requirements of The Board of Governors of the Federal Reserve System and accepted by Permitted Banks, and

        (6) obligations of the type described in clause (1), (2), (3) or (4) above purchased from a securities dealer designated as a "primary dealer" by the Federal Reserve Bank of New York or from a Permitted Bank as counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than 14 days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of the Company or a Restricted Subsidiary by a custodian which is a Permitted Bank and [which is not a counterparty to the repurchase agreement in question];

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

      (b) the Company and any Restricted Subsidiary may make and own Investments in any Restricted Subsidiary or Investments in capital stock of, or other equity interests in, any Person which simultaneously therewith becomes a Restricted Subsidiary, and any Restricted Subsidiary may make and permit to be outstanding Investments in the Company and may create or become liable with respect to the Subsidiary Guarantee Agreement in respect of the Company's obligations under the Notes or under Parity Debt;

      (c) the Company or any Restricted Subsidiary may make and own Investments in the capital stock of, or joint venture, partnership or other equity interests in, or the contributions to capital in the ordinary course of business of, any Unrestricted Subsidiary if immediately after giving effect to the making of any such Investment, (A) the aggregate amount of all such Investments made and outstanding pursuant to this subdivision (c) shall not at any time exceed $20,000,000 and (B) the aggregate amount of all Investments made and outstanding pursuant to this subdivision (c) as at the end of any fiscal quarter of the Company shall not exceed by more than $10,000,000 the amount of such Investments outstanding as at the end of the corresponding fiscal quarter of the immediately preceding fiscal year of the Company, and in the case of both clauses (A) and (B) of this subdivision
    (c), (i) the amounts specified therein may be increased by an amount equal to the net cash proceeds received by the Company from the general partner of the Company or from the Public Partnership as a capital contribution or as consideration for the issuance by the Company of additional partnership interests, such amount not to exceed $10,000,000 in the aggregate and (ii) net of cash distributions received from all Unrestricted Subsidiaries for such period;

      (d) the Company or any Restricted Subsidiary may make and own Investments
    (x) constituting trade credits or advances to any Person incurred in the ordinary course of business, (y) arising out of loans and advances to employees for travel, entertainment and relocation expenses, in each case incurred in the ordinary course of business or (z) acquired by reason of the exercise of customary creditors' rights upon default or pursuant to the bankruptcy, insolvency or reorganization of a debtor;

      (e) the Company or any Restricted Subsidiary may create or become liable with respect to any Guaranty constituting an obligation, warranty or indemnity,

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

    not guaranteeing Indebtedness of any Person, which is undertaken or made in the ordinary course of business;

      (f) the Company or any Restricted Subsidiary may create and become liable with respect to any Interest Rate Agreements; and

      (g) the Company may create and become liable with respect to Commodity Hedging Agreements.

      10.4. Restricted Payments. The Company will not directly or indirectly, nor will it permit any Subsidiary to, declare, order, pay, make or set apart any sum for any Restricted Payment, except that (a) the Company may make, pay or set apart once during each calendar quarter a Restricted Payment if (i) such Restricted Payment is in an amount not exceeding the sum of (x) Available Cash for the immediately preceding calendar quarter, less (y) the aggregate amount of Parity Debt prepaid, retired, purchased or otherwise acquired during the calendar quarter in which such Restricted Payment is declared, order, paid, made or set apart pursuant to clause (iv) of the last sentence of Section 9.8, (ii) prior to and immediately after giving effect to any such proposed action no condition or event shall exist which constitutes a Potential Event of Default under Section 11(b) or an Event of Default, (iii) the ratio of Consolidated Cash Flow to Consolidated Interest Expense is greater than 1.75 to 1.00 and (iv) the Company shall have given to each holder of a Note written notice thereof on the date such Restricted Payment is declared, which date shall be at least 10 days prior to the date such Restricted Payment is made and (b) any Subsidiary may make, pay or set apart dividends and distributions so long as such dividends or distributions are made, paid or set apart for each holder of such Person's capital stock or other equity on a pro-rata basis. The Company will not, in any event, directly or indirectly declare, order, pay or make any Restricted Payment except in cash.

      10.5. Transactions with Affiliates. Except for the transactions or conduct effected pursuant to the Operative Agreements as in effect on the date of the Closing or any other transactions or conduct described in or contemplated by the Registration Statement, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, engage in any transaction with any Affiliate of the Company, including, without limitation, the purchase, sale or exchange of assets or the rendering of any service, to the Company's or such Restricted Subsidiary's business except upon fair and reasonable terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which might be obtained in an arm's-length transaction at the time such transaction is agreed upon from Persons

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

which are not such an Affiliate, provided that the foregoing limitations and restrictions shall not apply to any transaction between the Company and any Restricted Subsidiary or between Restricted Subsidiaries.

      10.6.  Subsidiary Stock and Indebtedness.  The Company will not:

      (a) directly or indirectly sell, assign, pledge or otherwise dispose of any Indebtedness of or any shares of stock or similar interests of (or warrants, rights or options to acquire stock or similar interests of) any Subsidiary, except to a Restricted Subsidiary;

      (b) permit any Restricted Subsidiary directly or indirectly to sell, assign, pledge or otherwise dispose of any Indebtedness of (i) the Company or (ii) any other Restricted Subsidiary, or any shares of stock or similar interests of (or warrants, rights or options to acquire stock or similar interests of) any other Subsidiary, except to, in the case of clause (i), the Company or, in all other cases, a Restricted Subsidiary;

      (c) permit any Restricted Subsidiary to have outstanding any shares of stock or similar interests which are preferred over any other shares of stock or similar interests owned by the Company unless such shares of preferred stock or similar interests are owned by the Company; or

      (d) permit any Restricted Subsidiary directly or indirectly to issue or sell (including, without limitation, in connection with a merger or consolidation of a Restricted Subsidiary otherwise permitted by Section 10.7(a)) any shares of its stock or similar interests (or warrants, rights or options to acquire its stock or similar interests) except to the Company or a Restricted Subsidiary;

provided that, (i) any Restricted Subsidiary may sell, assign or otherwise dispose of Indebtedness of the Company or a Subsidiary if, assuming such Indebtedness were incurred immediately after such sale, assignment or disposition, such Indebtedness would be permitted under Section 10.1 (and if such Indebtedness is secured, such Lien would be permitted pursuant to Section 10.2) or (ii) subject to compliance with Section 10.7(c), all Indebtedness and shares of stock or partnership interests of any Restricted Subsidiary owned by the Company or by another Restricted Subsidiary may be simultaneously sold as an entirety for consideration at least equal to the fair value thereof (as determined in good faith by the general partner of the Company) at the time of such sale if such Restricted Subsidiary does not at the time own (A) any In-

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

debtedness of the Company (other than Indebtedness which, if incurred immediately after such transaction, would be permitted under Section 10.1) or
(B) any Indebtedness, stock or other interest in any other Restricted Subsidiary which is not also being simultaneously sold as an entirety in compliance with this proviso or Section 10.7(b)(ii).

      10.7. Consolidation, Merger, Sale of Assets, etc. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly,

      (a) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, except that:

           (i) any Restricted Subsidiary may consolidate with or merge into the Company or a Restricted Subsidiary if, in the case of a consolidation with or merger into the Company, the Company shall be the surviving Person and if, immediately after giving effect to such transaction, no condition or event shall exist which constitutes an Event of Default or Potential Event of Default; and

          (ii) any entity (other than a Restricted Subsidiary) may consolidate with or merge into the Company or a Restricted Subsidiary if the Company or such Restricted Subsidiary, as the case may be, shall be the surviving Person and if, immediately after giving effect to such transaction, (w) the Company (1) shall not have a Consolidated Net Worth (determined in accordance with GAAP applied on a basis consistent with the financial statements of the Company most recently delivered pursuant to Section 7(b) (but without giving effect to any write-up in assets or amounts attributable to goodwill pursuant to purchase accounting methods) of less than the Consolidated Net Worth of the Company immediately prior to the effectiveness of such transaction, (2) shall not be liable with respect to any Indebtedness or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement on the date of such transaction, and (3) could incur, if the consolidating or merging entity has outstanding Indebtedness, at least $1 of additional Indebtedness in compliance with
      Section 10.1(f) after giving effect to such transaction, (x) substantially all of the assets of the Company and the Restricted Subsidiaries shall be located and substantially all of their business shall be conducted within the United States of America, and (y) no condition or event shall exist which constitutes an Event of Default or Potential Event of Default; and

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

         (iii) the Company may consolidate with or merge into any other entity if (v) the surviving entity is a corporation, limited partnership, limited liability company or business trust organized and existing under the laws of the United States of America or a state thereof or the District of Columbia, with substantially all of its properties located and its business conducted within the United States of America, (w) such corporation, limited partnership, limited liability company or business trust expressly and unconditionally assumes the obligations of the Company under this Agreement and each of the other Operative Agreements and delivers to each holder of a Note at the time outstanding in connection with such assumption an opinion of counsel reasonably satisfactory to the Required Holders with respect to such matters incident to such assumption as may be reasonably requested by such holders, including, without limitation, as to the due authorization and execution of the related agreement of assumption and the enforceability of such agreement against such corporation, limited partnership, limited liability company or business trust, (x) immediately after giving effect to such transaction, such corporation, limited partnership, limited liability company or business trust (1) shall not have a Consolidated Net Worth (determined in accordance with GAAP applied on a basis consistent with the financial statements of the Company most recently delivered pursuant to Section
      7(b) but without giving effect to any write-up in assets or amounts attributable to goodwill pursuant to purchase accounting methods) of less than the Consolidated Net Worth of the Company immediately prior to the effectiveness of such transaction, (2) shall not be liable with respect to any Indebtedness or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement on the date of such transaction and (3) could incur, if the consolidating or merging entity had outstanding Indebtedness, at least $1 of additional Indebtedness in compliance with
      Section 10.1(f) after giving effect to such transaction, and (y) immediately after giving effect to such transaction no condition or event shall exist which constitutes an Event of Default or a Potential Event of Default; or

      (b) sell, lease, abandon or otherwise dispose of all or substantially all its assets, except that:

        (i) any Restricted Subsidiary may sell, lease or otherwise dispose of all or substantially all its assets to the Company or to a Restricted Subsidiary; and

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

        (ii) the Company may sell, lease or otherwise dispose of all or substantially all its assets to any corporation, limited partnership, limited liability company or business trust into which the Company could be consolidated or merged in compliance with clause (a)(iii) of this
      Section 10.7, provided that each of the conditions set forth in such subdivision (a)(iii) shall have been fulfilled; or

      (c) sell, lease, abandon or otherwise dispose of any property to any Person other than the Company or any Restricted Subsidiary (except in a transaction permitted by subdivision (a)(iii) or (b)(ii) of this Section 10.7, an Investment in an Unrestricted Subsidiary permitted by Section 10.3(c), sales of Obsolete Assets during any calendar year having a fair market value in an aggregate amount not exceeding $150,000 or an abandonment or other disposition of Inventory in the ordinary course of business) unless:

          (i) at least 80% of the consideration therefor shall be in the form of cash consideration or marketable securities that are promptly converted into cash, provided, that the amount of (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Notes) that are assumed by the transferee of any such assets and
      (B) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly converted into cash (to the extent of the cash received), shall be deemed to be cash for the purposes of this Section 10.7(c)(i),

         (ii) immediately after giving effect to such proposed disposition no condition or event shall exist which constitutes an Event of Default or Potential Event of Default,

        (iii)  either

           (A) the aggregate net after-tax proceeds of all property so disposed of (whether or not leased back) by the Company and all Restricted Subsidiaries during the current fiscal year (including property disposed of through dispositions of shares pursuant to Section 10.6 or sales of assets pursuant to Section 10.7(b) and including all proceeds under title insurance policies with respect to real property and all Net Insurance Proceeds (as defined in the Mortgage), self-insurance amounts and Net Awards (as defined in the

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

        Mortgage) with respect to property lost as a result of damage, destruction or a taking which have not been applied to the cost of Restoration (as defined in the Mortgage)), less the amount of all such net after-tax proceeds previously applied in accordance with subdivision
        (iii)(B) of this Section 10.7(c) and the amount of such net after-tax proceeds equal to the purchase price of any assets acquired to the extent that (1) such assets were acquired within 90 days prior to the date of such disposal of property, (2) the purchase price of such assets was not previously applied to reduce the amount of net after-tax proceeds of property disposed of under this Section 10.7(c), (3) such assets were acquired for subsequent replacement of the property so disposed of or may be productively used in the United States of America in the conduct of the Business, (4) such assets are subject to the Lien of the Security Documents (except to the extent the same were acquired to replace disposed property that was not subject to the Lien of the Security Documents), and (5) to the extent such assets were acquired (in whole or in part) with borrowed money, such borrowing has been repaid in full, (x) shall not exceed $5,000,000 during such fiscal year and (y) when aggregated with such net after-tax proceeds of all prior transactions under this Section 10.7(c), shall not exceed $20,000,000; or

           (B) in the event that such net after-tax proceeds (less the amount thereof previously applied in accordance with this subdivision (iii)(B) and the amount thereof equal to the purchase price of any assets acquired to the extent that (1) such assets were acquired within 90 days prior to the date of such disposal of property, (2) the purchase price of such assets was not previously applied to reduce the amount of net after-tax proceeds of property disposed of under this Section 10.7(c),
        (3) such assets were acquired for subsequent replacement of the property so disposed of or may be productively used in the United States of America in the conduct of the Business, (4) such assets are subject to the Lien of the Security Documents (except to the extent the same were acquired to replace disposed property that was not subject to the Lien of the Security Documents), and (5) to the extent such assets were acquired (in whole or in part) with borrowed money, such borrowing has been repaid in full) during the current fiscal year exceed $5,000,000 or, when aggregated with such net after-tax proceeds of all prior transactions under this Section 10.7(c), exceed $20,000,000 (the larger amount of such excess net after-tax proceeds actually realized being herein called "Excess Proceeds"), the Company shall promptly pay over to the Trustee under the Trust Agreement such Excess Proceeds not at the time held by the Trustee for application by the Trustee (x) within 270 days (or 360 days if the Company has executed a binding contract for acquisition or replacement of assets meeting the requirements specified in this clause (iii) within 270 days) of the date of the disposal or loss of property to the acquisition of assets in replacement of the property so disposed of or lost or of assets which may be used in the United States of America in the conduct of the Business (and such newly acquired assets shall be subjected to the Lien of the Security Documents (except to the extent the same were acquired to replace disposed property that was not subject to the Lien of the Security Documents)) or to the cost of Restoration (as defined in the Mortgage), or (y) to the extent of Excess Proceeds not applied pursuant to the immediately preceding clause (x), to the payment and/or prepayment of the Notes and Parity Debt, if any, pursuant to Section 9.1 and/or 9.4(a), all as provided in Section 4(d) of the Trust Agreement and such Section 9.1 and/or 9.4(a), and the Trustee shall have received an Officers' Certificate from the general partner of the Company certifying that the consideration received for such property is at least equal to its fair value (as determined in good faith by the general partner of the Company) and that such consideration has been applied in accordance with the terms of this Agreement, and

          (iv) in the case of any sale, lease or other disposition of Mortgaged Property which includes real property (or any interest therein), or any sale, lease or other disposition of Mortgaged Property resulting in the aggregate net after-tax proceeds of all such sales, leases or other dispositions exceeding $10,000,000, the Trustee shall have received an Officers' Certificate from the general partner of the Company certifying that such sale, lease or other disposition is in the best interest of the Company and will not have a Material Adverse Effect.

      Notwithstanding the foregoing, the Company and any Restricted Subsidiary may sell or dispose of (i) real property assets sold or disposed of within 12 months of the acquisition of such assets, and (ii) all other assets sold or disposed of within 6 months of the acquisition of such assets, in each case constituting a portion of an acquired business, if (y) such assets are specifically designated to the holders of any Notes in writing prior to such acquisition or within 30 Business Days thereafter as assets to be disposed of, and (z) the Trustee shall have received an Officers' Certificate from the general partner of the Company certifying that the consideration received for such property is at least equal to its fair value (as determined in good faith by the general partner of the Company). Such sales under this paragraph will


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not be applied towards the annual or cumulative limitations in subdivision (c)
of this Section 10.7. In addition, notwithstanding the foregoing, the Company may, at any time, exchange assets for other like assets which may be used in the conduct of the Business, provided (1) the fair value of the assets so acquired is substantially equivalent to the fair value of the assets so exchanged (as determined in good faith by the general partner of the Company), (2) such acquired assets are subject to the Lien of the Security Documents and (3) the total value of the assets so exchanged shall not in the aggregate exceed 15% of the total assets of the Company. The holders of Notes agree to take all actions reasonably requested by the Company (and at the expense of the Company) to cause dispositions of Mortgaged Property made in compliance with this Section 10.7 to be made free and clear of the Liens created by the Security Documents.

      10.8. Partnership or Corporate Existence, etc.; Business. (a) (i) The Company will at all times preserve and keep in full force and effect its partnership existence and (subject to the provisions of subdivision (b) of this Section 10.8) its status as a partnership not taxable as a corporation for federal income tax purposes; (ii) the Company will cause each Restricted Subsidiary to keep in full force and effect its partnership or corporate existence; and (iii) the Company will, and will cause each Restricted Subsidiary to, at all times preserve and keep in full force and effect all of its material rights and franchises (in each case except as otherwise specifically permitted in Sections 10.6 and 10.7 and except that the partnership or corporate existence of any Restricted Subsidiary, and any right or franchise of the Company or any Restricted Subsidiary, may be terminated if, in the good faith judgment of the general partner of the Company, such termination is in the best interest of the Company, is not disadvantageous to the holders of the Notes in any material respect and would not have a Material Adverse Effect).

      (b) The Company shall not be obligated to preserve its status as a partnership not taxable as a corporation for federal income tax purposes if (i) the Company's failure to preserve such status shall be the result of an amendment to the tax laws enacted by the Congress of the United States and (ii) after giving effect to the loss of such status the ratio of Consolidated Cash Flow to Maximum Consolidated Pro Forma Debt Service, determined as of the date of the loss of such status, would be greater than 1.1 to 1.0, assuming, for the purposes of the computation of Consolidated Cash Flow, that Consolidated Cash Flow would be reduced by taxes at the applicable tax rate of the Company for such period had the Company been taxable as a corporation.


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      (c) The Company will not, and will not permit any Restricted Subsidiary to, engage in any material lines of business other than the Business as described in the Registration Statement and other activities incidental or related to the Business; provided that, the Company will not permit National Sales and Services, Inc. to exist for any purpose, or to carry on any business other than the ownership and operation of the Service Assets (as defined in the Conveyance Agreements).

      10.9. Payment of Taxes and Claims. The Company will, and will cause each Subsidiary to, pay all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits when the same become due and payable, but in any event before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of its properties or assets, and promptly reimburse the holders of the Notes for any such taxes, assessments, charges or claims paid by them, provided that no such tax, assessment, charge or claim need be paid or reimbursed if the failure to pay would not have a Material Adverse Effect or if it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and be adequate in the good faith judgment of the general partner of the Company.

      10.10. Compliance with ERISA. The Company will not, and will not permit any Subsidiary or Related Person of the Company to:

      (a) (i) engage in any transaction in connection with which the Company or any Subsidiary could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code,
    (ii) terminate (within the meaning of Title IV of ERISA) or withdraw from any Plan in a manner, or take, or fail to take, any other action with respect to any Plan (including, without limitation, a substantial cessation of operations within the meaning of Section 4062(e) of ERISA), (iii) establish, maintain, contribute to or become obligated to contribute to any welfare benefit plan (as defined in Section 3(1) of ERISA) or other welfare benefit arrangement which provides post-employment benefits, which cannot be unilaterally terminated by the Company, (iv) fail to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, the Company or any Subsidiary or Related Person of the Company is required to pay as contributions or permit to exist any


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    material accumulated funding deficiency, whether or not waived, with respect to any Plan or (v) engage in any transaction in connection with which the Company, any Subsidiary or any Related Person of the Company could be subject to liability pursuant to Section 4069(a) or 4212(c) of ERISA, if any such event, condition or transaction described in clauses (i) through (v) above, either individually or together with any other such event, condition or transaction, could reasonably be expected to result in (x) the imposition of a Lien in a material amount on any assets or property of the Company or any Subsidiary of the Company pursuant to Section 302(f) of ERISA or Section 412(n) of the Code or (y) any liability to the Company, any Subsidiary of the Company or any Related Person of the Company, which liability could have a Material Adverse Effect; or

      (b) as of any date of determination (i) permit the amount of unfunded benefit liabilities under any Plan (other than a Multiemployer Plan) maintained at such time by the Company or any Subsidiary or Related Persons of the Company to exceed the current value of the assets of any such Plan by more than $1,000,000 or (ii) permit the aggregate liability incurred by the Company and any Subsidiary of the Company and Related Persons of the Company pursuant to Title IV of ERISA with respect to one or more terminations of, or one or more complete or partial withdrawals from, any Plan to exceed $1,000,000.

As used in this Section 10.10, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Code, the term "current value" has the meaning specified in Section 3 of ERISA and the terms "benefit liabilities" and "amount of unfunded benefit liabilities" have the meanings specified in Section 4001 of ERISA.

      10.11. Maintenance of Properties; Insurance. (a) The Company will maintain or cause to be maintained in working order and condition, in accordance with normal industry standard, all material properties used or useful in the business of the normal industry standards, all materials properties used or useful in the business of the Company and the Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

      (b) The Company will, and will cause each of the Restricted Subsidiaries to, keep its insurable properties adequately insured at all times by Permitted Insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims


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

for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; maintain such other insurance policy as may be required by law or any Security Document; and cause each such insurance policy to name the Trustee, as an additional insured or loss payee thereunder. The Company will permit the holders of the Notes and an insurance consultant retained by the Required Holders, at the expense of the Company, to review the insurance policies maintained by the Company on an annual basis and will implement any changes to such policies reasonably recommended by such consultant.

      10.12. Operative Agreements; Security Documents. The Company will, and will cause each Restricted Subsidiary to, perform and comply with all of its obligations under each of the Operative Agreements to which it is a party, will enforce each such Operative Agreement against each other party thereto and will not accept the termination of any such Operative Agreement, unless the taking of or omitting to take any such action would not have a Material Adverse Effect (any termination of the Partnership Note other than its prepayment or payment at maturity of the principal amount thereof as specified in the Partnership Note shall be deemed a Material Adverse Effect), and will not amend, modify or supplement any Operative Agreement without the prior written consent of the Required Holders (or with respect to this Agreement as specified in Section 18), provided that (i) the MLP Agreement and the Partnership Agreement (other than Sections ____, ____, ____ and ____ of the Partnership Agreement) may be amended, modified or supplemented without the prior written consent of the Required Holders if such amendment, modification or supplement would not have a Material Adverse Effect and the Company shall have delivered to each holder of any Notes a copy of such proposed amendment, modification or supplement together with an Officers' Certificate describing such proposed amendment, modification or supplement and stating that to the best of the Company's knowledge (after due inquiry) that such proposed amendment, modification or supplement would not have a Material Adverse Effect and (ii) the Bank Credit Facilities may be amended, modified or supplemented without the prior written consent of the Required Holders if such amendment, modification or supplement may be made without the written consent of any holders of the Notes under the Trust Agreement.

      10.13. Chief Executive Office. The Company will not move its chief executive office and the office at which it maintains its records relating to the transactions contemplated by this Agreement and the Security Documents unless (a) not less than 45 days' prior written notice of its intention to do so, clearly describing the


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

new location, shall have been given to the Trustee and each holder of a Note and
(b) such action, reasonably satisfactory to the Trustee and each holder of a Note, to maintain any security interest in the property subject to the Security Documents at all times fully perfected and in full force and effect shall have been taken.

      10.14. Recordation; Opinions. (a) The Company will promptly, but in any event within 30 days from the date of the Closing, cause to be duly recorded, published, registered and filed all Conveyance Agreements (as set forth in paragraph (b) of the definition of such term) and the Security Documents (in each case, not previously recorded, published, registered or filed in accordance with Section 4.8), in such manner and in such places as is required by law to establish, perfect, preserve and protect the rights and first priority security interests of the parties thereto and their respective successors and assigns in all of the Mortgaged Property and shall deliver to the Trustee and your special counsel within six calendar months of the date of the Closing copies (originals with respect to certificates of title for motor vehicles and other rolling stock) of such duly recorded, published, registered and filed Security Documents. The Company will pay all taxes, fees and other charges then due in connection with the execution, delivery, recording, publishing, registration and filing of such documents or instruments in such places.

      (b) The Company, at its expense, will furnish to the Trustee and each holder of a Note during the period commencing April 1 to May 1 of the years 2001 and 2006 and at such other times as the Trustee may reasonably request in connection with the perfection of Liens granted pursuant to the Security Documents (as, an opinion of counsel satisfactory to the Trustee stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the Security Documents and any financing statements necessary to maintain the Lien or security interest created thereby and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien or security interest.

      10.15. Information Required by Rule 144A. The Company covenants that it will, upon the prior written request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act of 1933, as amended, in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. For the purpose of this


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

Section 10.15, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act of 1933, as amended.

      10.16. Covenant to Secure Notes Equally. The Company covenants that, if it or any Restricted Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 10.2 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section
18), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured, it being understood that the provision of such equal and ratable security shall not constitute a cure or waiver of any related Event of Default.

      10.17. Compliance with Laws. The Company will, and will cause each Subsidiary to, comply with all applicable statutes, rules, regulations, and orders of, and all applicable restrictions imposed by, the United States of America, foreign countries, states, provinces and municipalities, and of or by any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, and of or by any court, arbitrator or grand jury, in respect of the conduct of their respective businesses and the ownership of their respective properties or business (including, without limitation, Environmental Laws), except such as are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor or the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

      10.18. Further Assurances. At any time and from to time promptly, the Company shall, at its expense, execute and deliver to each holder of a Note and to the Trustee such further instruments and documents, and take such further action, as the holders of the Notes may from time to time reasonably request, in order to further carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of the holders of the Notes, including, without limitation, the execution, delivery and recordation and filing of security agreements and financing statements and continuation statements under the Uniform Commercial Code of any applicable jurisdiction.


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

      10.19. Subsidiaries. (a) The Company may designate any Restricted Subsidiary or newly acquired or formed Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary or newly acquired or formed Subsidiary as a Restricted Subsidiary, in each case subject to satisfaction of the following conditions:

           (i) immediately before and after giving effect to such designation no condition or event shall exist which constitutes an Event of Default or Potential Event of Default;

           (ii) immediately after giving effect to such designation, (1) (other than in the case of a designation of an Unrestricted Subsidiary that does not have any Indebtedness as a Restricted Subsidiary), the Company would be permitted to incur at least $1 of additional Indebtedness in compliance with subdivisions (i) and (ii) of Section 10.1(f), (2) the Company and the Restricted Subsidiaries would not be liable with respect to Indebtedness or any Guaranty, would not own any Investments and their property would not be subject to any Lien which is not permitted by this Agreement and
      (3) substantially all of the Company's and the Restricted Subsidiaries' assets will be located, and substantially all of the Company's and the Restricted Subsidiaries' business will be conducted, in the United States of America;

         (iii) in the case of a designation as an Unrestricted Subsidiary, if such designation (and all other prior designations of Restricted Subsidiaries or newly acquired or formed Subsidiaries as Unrestricted Subsidiaries during the current fiscal year) were deemed to constitute an Investment by the Company in respect of all the assets of the Subsidiary so designated, such Investment would be in compliance with Section 10.3(c), with the amount of such Investment being deemed to equal the fair market value of such assets (as determined in good faith (after due inquiry) by the board of directors of the general partner of the Company) in the case of a Restricted Subsidiary or the cost of acquisition or formation in the case of a newly acquired or formed Subsidiary, provided, that this subdivision (iii) of this Section 10.19(a) shall not apply to an acquisition or formation by the Company or a Restricted Subsidiary of a newly acquired or formed Unrestricted Subsidiary to the extent such acquisition or formation (1) is funded solely by the net cash proceeds received by the Company from the general partner of the Company or from the Public Partnership as a capital contribution or as consideration for the issuance by the Company of additional partnership interests or (2) the assets involved in such acquisition are acquired in exchange for additional partnership


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

      interests of the Company or the Public Partnership provided, further, the fair market value of the Restricted Subsidiary designated an Unrestricted Subsidiary and the cost of the acquisition or formation of a newly acquired or formed Subsidiary (other than cash) shall be deemed proceeds from the sale of assets of the Company for purposes of Section 10.7 and
      Section 9.4.;

         (iv) in the case of a designation of a Restricted Subsidiary as an Unrestricted Subsidiary, such Restricted Subsidiary shall not have been an Unrestricted Subsidiary prior to being designated a Restricted Subsidiary;

         (v) in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary, such Unrestricted Subsidiary at the time of such designation has a positive Consolidated Net Worth; and

        (vi) the Company shall deliver to each holder of Notes, within 20 Business Days after any such designation, an Officers' Certificate stating the effective date of such designation and confirming compliance with the provisions of this Section 10.19.

      In the case of the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, such new Restricted Subsidiary shall be deemed to have
(a) made or acquired all Investments owned by it, and (b) incurred all Indebtedness owing by it and all Liens to which it or any of its properties are subject, on the date of such designation.

      (b) The Company will cause each Restricted Subsidiary, at the time it is or is deemed to be designated as a Restricted Subsidiary, to (i) become a party to the Company Security Agreement, the Trust Agreement and the Subsidiary Guarantee Agreement by execution of a Supplemental Agreement and (ii) enter into such documents as may be necessary or as you may request in form and substance satisfactory to the Required Holders in order to secure such Restricted Subsidiary's obligations under the Subsidiary Guarantee Agreement with all or substantially all of the assets of such Restricted Subsidiary. Prior to the designation of a Subsidiary as a Restricted Subsidiary, the Company shall deliver to the holders of the Notes an opinion of counsel with respect to the due execution and delivery of the Supplemental Agreement by such Subsidiary and as to the enforceability of the Company Security Agreement, the Trust Agreement, the Supplemental Agreement and the Subsidiary Guarantee Agreement with respect to such Subsidiary, such opinion to be in form and substance satisfactory to the Required Holders.


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

      (c) The Company will not own as Subsidiaries other than Wholly Owned Subsidiaries satisfying the requirements in clauses (a), (b) and (c) of the definition of Restricted Subsidiary.

      10.20. Damage, Destruction, Taking, etc.: In the event of any damage, destruction or a taking in respect of all or a portion of the properties subject to any of the Security Documents or in the event there shall be proceeds under title insurance policies with respect to any real property, the Company will not apply any Net Insurance Proceeds (as defined in the Mortgage), self-insurance amounts, Net Awards (as defined in the Mortgage) or title insurance proceeds, if such proceeds (whether resulting from one or a series of events or circumstances) exceed $25,000,000 in the aggregate, to the cost of Restoration (as defined in the Mortgage) or to replacements or other assets without the prior written consent of the Required Holders.

      10.21. Accounting Changes. The Company will not, and will not suffer or permit any Restricted Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP. The Company will, and will cause each Restricted Subsidiary to, cause its fiscal year to end on December 31 in each year, except, the Company may change its fiscal year end to September 30, provided, that (a) the fiscal year end of each Restricted Subsidiary shall also be September 30 and (b) references in this Agreement which provide dollar amount limits during a fiscal year shall be reduced by 25% (only for the year of the change in fiscal years).

      10.22. Certain Real Property. Without affecting the obligations of the Company or any of the Qualifying Restricted Subsidiaries under any of the Security Documents, in the event that the Company or any Qualifying Restricted Subsidiary, at any time after the date hereof, whether directly or indirectly, acquires any interest in any one real property, including any fee or other ownership interest with an aggregate cost in excess of $50,000, or any interest, any lease of real property for a term in excess of three years and involving aggregate average payments in excess of $100,000 per annum (each such interest, an "After Acquired Property"), the Company will, or will cause such Qualifying Restricted Subsidiary to, as soon as practical provide written notice thereof to each holder of a Note, setting forth with specificity a description of such After Acquired Property, the location of such After Acquired Property, any structures or improvements thereon and an appraisal or its good-faith estimate of the current value of such real property ("Current Value"). The Required Holders may require the Company or the applicable Qualifying Restricted Subsidiary to grant and record a mortgage or deed of trust in favor of the Trustee on such After


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Acquired Property, provided that no new mortgage or deed of trust on such After
Acquired Property shall be required if in the reasonable judgment of the Company, the costs that would be incurred as a result thereof are excessive in relation to the benefits that would be conferred thereby. In the event a mortgage is granted, the Company or such Qualifying Restricted Subsidiary shall execute and deliver to the Trustee a Mortgage, together with such documents or instruments as the Required Holders shall require. In no event shall any title insurance policy for any such After Acquired Property be in an amount which is less than the Current Value of such After Acquired Property.

      If, at any time, the aggregate cost to the Company and the Qualifying Restricted Subsidiaries of their interests in real property acquired after the date hereof for which a mortgage in favor of the Trustee is not in effect (the "Aggregate Cost of Unmortgaged Property") exceeds $500,000, the Company will as soon as practical provide written notice thereof to each holder of a Note, setting forth with specificity a description of each such interest in real property, the location of such real property and an appraisal or its good-faith estimate of the then current value of each such real property. The Required Holders may require the Company or the applicable Qualifying Restricted Subsidiary to grant and record a mortgage or deed of trust in favor of the Trustee on one or more of such interests in real property so that the Aggregate Cost of Unmortgaged Property does not exceed $500,000, provided that no new mortgage on any such real property shall be required if, in the reasonable judgment of the Company, the costs that would be incurred as a result thereof are excessive in relation to the benefits that would be conferred thereby. In the event a mortgage is granted, the Company or such Qualifying Restricted Subsidiary shall execute and deliver to the Trustee a Mortgage, together with such documents or instruments as the Required Holders shall require.

      Further, with regard to any interest in real property, including any fee or other ownership interest in real property or any material lease of real property, currently owned or held by the Company or any Qualifying Restricted Subsidiary and which is not being encumbered by a mortgage or deed of trust of even date herewith with a fair market value in excess of $50,000 or any interest under a lease of real property for a term in excess of three years and involving aggregate payments in excess of $100,000 per annum (each such interest, an "Existing Unmortgaged Property"), upon the written request of the Required Holders, the Company will, or will cause any applicable Qualifying Restricted Subsidiary to, execute and deliver to the Trustee a mortgage or deed of trust, together with such documents or instruments as the Required Holders shall require, provided, that a title insurance policy, survey and


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environmental report shall only be delivered if the fair market value of such interest in real property exceeds $250,000. In no event shall the title insurance policy for any such Existing Unmortgaged Property be in an amount which is less than the Current Value of such Existing Unmortgaged Property.

      The Company shall pay all fees and expenses, including reasonable attorneys' fees and expenses and expenses of any customary environmental due diligence, and all title insurance charges and premiums, in connection with the obligations of the Company and the Qualifying Restricted Subsidiaries under this
Section 10.22.

      10.23. Sale and Lease-Back Transactions. The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

      10.24. Acquisitions. Except as otherwise permitted by Section 10.7, the Company will not, and will not cause or permit any of the Restricted Subsidiaries to, purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that (a) the Company and any of the Restricted Subsidiaries may purchase Inventory in the ordinary course of business and (b) the Company or any Restricted Subsidiary may engage in any such acquisition if no Event of Default or Potential Event of Default has occurred and is continuing at the time of any such acquisition or would occur immediately after giving effect thereto.

      10.25. Impairment of Security Interests. The Company will not, and will not permit any of the Subsidiaries to, take or omit to take any action, which action or omission might or would have the result of materially impairing the security interests in favor of the Trustee with respect to the Mortgaged Property, and the Company will not, and will not permit any of the Subsidiaries to, grant to any Person (other than the Trustee) any interest whatsoever in the Mortgaged Property.

      10.26. Limitation on Restrictions on Subsidiary Dividends, etc. The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary


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to (a) pay dividends or make any other distributions on or in respect of its capital stock, or pay any Indebtedness owed to the Company or any Restricted Subsidiary, (b) make loans or advances to the Company or any Restricted Subsidiary or (c) transfer any of its properties or assets to the Company or any Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest or other contract entered into in the ordinary course of business consistent with past practices, (ii) restrictions on the payment of dividends and distributions pursuant to the terms of Indebtedness incurred by such Restricted Subsidiary in accordance with Section 10.1 or (iii) this Agreement or any other Operative Agreement.

      10.27. No Other Negative Pledges. The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, enter into any agreement prohibiting the creation or assumption of any Lien upon the properties or assets of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or requiring an obligation to be secured if some other obligation is secured, except for the this Agreement, the Other Agreements and the Bank Credit Facilities.

      10.28. Sales of Receivables. The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, sell with recourse, discount or otherwise sell or dispose of its notes or accounts receivable, except for accounts receivable consisting of assets of an operating unit sold as a going concern in accordance with all other provisions of this Agreement.

      10.29. Fixed Price Supply Contracts; Certain Policies. (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, at any time be a party or subject to any contract for the purchase or supply by such parties of propane or other product except where (i) the purchase price is set with reference to a spot index or indices substantially contemporaneously with the delivery of such product or (ii) delivery of such propane or other product is to be made no more than one year after the purchase price is agreed to.

      (b) The Company will not amend, modify or waive the trading policy or supply inventory position policy existing as of the date of Closing, except that the Company may amend its supply inventory position policy such that such policy provides that neither it nor any of the Restricted Subsidiaries will hold on hand more than 90 days' of commodities inventory. The Company will provide each holder of a Note with prompt written notice of any such new commodity hedging agreement or


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any such change in such policy. Subject to the foregoing exception, the Company and the Restricted Subsidiaries will comply in all material respects with such policies at all times.

      10.30. Certain Operations. The Company shall not permit Triarc, any of its Subsidiaries, any other Persons which Triarc, directly or indirectly, controls, or any of Triarc's Restricted Affiliates (other than the Company and the Restricted Subsidiaries) (collectively, the "Triarc Parties") to acquire a business which derives any revenues from the sale of propane if, after giving effect to such acquisition, Triarc's Pro Forma Propane Volumes would equal or exceed the lesser of (a) 15% of the Company's reported propane volumes sold for the most recently completed four fiscal quarters which ended at least 90 days prior to the date of such acquisition and (b) 15 million gallons of propane (such lesser amount, the "maximum permitted amount"). If as a result of an acquisition, Triarc's Pro Forma Propane Volumes exceeds the maximum permitted amount, Triarc shall not be in violation of this Section 10.30 if within the period of 90 days following such acquisition it completes the disposition of sufficient propane volume (based on the most recently completed four fiscal quarters of the business sold) to reduce Triarc's Pro Forma Propane Volumes below the maximum permitted amount. For purposes of this Section 10.30, "Triarc's Pro Forma Propane Volumes" shall mean the actual propane volumes sold by the Triarc Parties for the most recently completed four fiscal quarters which ended at least 90 days prior to the date of determination plus the propane volumes sold of the propane business to be acquired for the most recently completed four fiscal quarters which ended at least 90 days prior to the date of determination. In addition, in the event any Triarc Party owns a propane business, the Company shall not permit any Triarc party to accept as a customer (except for de minimis, unintentional and isolated acceptances) any Person who is (or was during the last billing cycle of the Company and the Restricted Subsidiaries) a customer of the Company and the Restricted Subsidiaries.

[The Company shall not permit Triarc or any of its Affiliates (other than the Company and the Restricted Subsidiaries) to engage in the retail sale of propane to end users in the United States.]

      10.31. Independent Corporate Existence. Except as set forth on Schedule 10.31,

      (a) the Company shall maintain, and shall cause each of its Subsidiaries to maintain, books, records and accounts that are separate from the books, records


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    and accounts of Triarc, either General Partner or any of their respective
    Subsidiaries (other than the Company and its Subsidiaries) such that: (i) the revenues of the Company and its Subsidiaries will be credited to the accounts of the Company and its Subsidiaries only; (ii) all expenses incurred by the Company and its Subsidiaries shall be paid only from the accounts of the Company and its Subsidiaries (other than those paid by Triarc and allocated to the Company in the manner set forth in subdivision
    (c) of this Section); (iii) only officers and employees of the general partner of the Company, the Company and its Subsidiaries in their capacity as such shall have the authority to make disbursements with respect to the accounts of the Company and its Subsidiaries; (iv) there shall occur no sharing of accounts or funds between the Company and its Subsidiaries, on the one hand, and Triarc, either General Partner or any of their respective Subsidiaries (other than the Company and its Subsidiaries), on the other hand; and (v) all cash and funds of the Company and its Subsidiaries shall be managed separately from the cash and funds of Triarc, either General Partner or any of their respective Subsidiaries (other than the Company and its Subsidiaries), and there shall not occur any commingling, including for investment purposes, of funds or assets of the Company and its Subsidiaries with the funds or assets of Triarc, either General Partner or any of their respective Subsidiaries (other than the Company and its Subsidiaries).

      (b) All full-time employees, consultants and agents of the Company and its Subsidiaries shall be compensated directly from the bank accounts of the general partner of the Company, the Company and such Subsidiaries for services provided by such employees, consultants and agents and, to the extent any employee, consultant or agent is also an employee, consultant or agent of Triarc, either General Partner or any of their respective Subsidiaries (other than the Company and its Subsidiaries), the compensation of such employee, consultant or agent shall be allocated in accordance with subdivision (c) of this Section among the Company and its Subsidiaries, on the one hand, and Triarc, either General Partner and any of their respective Subsidiaries (other than the Company and its Subsidiaries), on the other hand, on a basis which reasonably reflects the services rendered to the Company and its Subsidiaries.

      (c) All overhead expenses (including telephone and other utility charges) for items shared by the Company and its Subsidiaries, on the one hand, and Triarc, either General Partner or any of their respective Subsidiaries (other than the Company and its Subsidiaries), on the other hand, shall be allocated on the


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    basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use.

      (d) The Company shall not permit Triarc, either General Partner or any of their respective Subsidiaries (other than the Company and its Subsidiaries) to be named as a loss payee or additional insured on the insurance policy covering the property of the Company or any of its Subsidiaries, or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with such property, proceeds are paid to Triarc, either General Partner and their respective Subsidiaries (other than the Company and its Subsidiaries).

      10.32. Environmental Matters. The Company shall perform all of the investigatory and remedial work recommended in the Environmental Assessment Report prepared by [___________________] dated [_______________] (the
"Environmental Report"), covering the properties owned or to be transferred to the Company. All remedial work and additional investigation recommended by the Environmental Report shall be commenced within thirty (30) days from the date hereof, and shall be performed in accordance with applicable laws. The Company agrees to diligently pursue the completion of such remedial work and additional investigation. To the extent that any such additional investigation recommended by the Environmental Report indicates that any additional work or remediation is required by applicable laws, or if required by the Required Holders in their reasonable discretion, then the Company agrees to immediately commence such additional work or remediation and thereafter diligently pursue such additional work or remediation until completed.

      10.33. Other Debt. (a) The Company shall ensure that the lenders from time to time in respect of any Parity Debt or any other Indebtedness in the aggregate principal amount of at least $2,500,000 outstanding as permitted by paragraphs
(b) through (f), (i) through (l) and (o) of Section 10.1, in the documents governing the terms of such Indebtedness, (i) recognize the existence and validity of the obligations represented by the Notes and (ii) agree to refrain from making or asserting any claim that this Agreement or the obligations represented by the Notes are invalid or not enforceable in accordance with its and their terms as a result of the circumstances surrounding the incurrence of such obligations.

      (b) Each holder of Notes from time to time, as evidenced by its acceptance of such Notes, (i) acknowledges the existence and validity of the obligations of the Company under the Bank Credit Facilities (and any extension, renewal, refunding or


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refinancing thereof permitted by Section 10.1) and (ii) agrees to refrain from making or asserting any claim that such obligations or the instruments governing the terms thereof are invalid or not enforceable in accordance with its and their terms as a result of the circumstances surrounding the incurrence of such obligations.

      10.34.Restriction on General Partners. SGP shall not engage in any business or activity (other than the ownership of its general partnership interest in the Company and the Public Partnership) or incur any Indebtedness or other liabilities (other than tax liabilities). Neither General Partner shall sell, transfer, pledge, convey or otherwise dispose of any or all of its partnership interests in the Company or the Public Partnership without the prior written consent of the Required Holders, except for the pledge to the Trustee pursuant to the Partners Security Agreement. National Propane Corp. shall not sell, transfer, pledge, convey or otherwise dispose of any or all of its ownership of capital stock of National Propane SGP, except for the pledge to the Trustee pursuant to the Partners Security Agreement.

SECTION 11.  EVENTS OF DEFAULT; ACCELERATION.

      If any of the following conditions or events ("Events of Default") shall occur and be continuing:

      (a) the Company shall default in the payment of any principal of or Make Whole Amount, Premium Amount or premium, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

      (b) the Company shall default in the payment of any interest on any Note or any amount due and payable under any Operative Agreement for more than 5 Business Days after the same becomes due and payable; or

      (c) the Company or any Restricted Subsidiary shall default in the perfor mance of or compliance with any term contained in Section 7(f), any of Sections 10.1 through 10.8 (other than Section 10.8(c)), inclusive, or
    Section 10.10(b) or the Dedicated Funds are not used to repay Indebtedness as specified in the pro forma calculations set forth in the definition of Consolidated Pro Forma Debt Service or the definition of Maximum Consolidated Pro Forma Debt Service, as the case may be; or


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      (d) the Company, either General Partner, Triarc, the Public Partnership or any Restricted Subsidiary shall default in the performance of or compliance with any other term contained in this Agreement or any other Operative Agreement and such default shall not have been remedied within 30 Business Days after the earlier of the date such default shall first have become actually known to any Responsible Officer of such Person or the date written notice thereof shall have been received by the Company; or

      (e) any representation or warranty made in writing by or on behalf of the Company or any of its Affiliates in this Agreement, any other Operative Agreement or in any instrument furnished in connection with the transactions contemplated by this Agreement shall prove to have been false or incorrect in any material respect on the date as of which made or deemed made; or

      (f) the Company or any Restricted Subsidiary (as principal or guarantor or other surety) shall default (after receiving notice, if any, and/or the expiration of any applicable grace period) in the payment of any amount of principal of or premium or interest on the Bank Credit Facilities, or other Indebtedness which is outstanding (other than the Notes); or any event shall occur or condition shall exist in respect of the Bank Credit Facilities or any facility extending, renewing or refinancing the Bank Credit Facilities, or of any mortgage, indenture or other agreement relating to the Bank Credit Facilities or any facility extending, renewing or refinancing the Bank Credit Facilities the effect of which is to cause (or to permit one or more Persons to cause) such Bank Credit Facilities or any facility extending, renewing or refinancing the Bank Credit Facilities to become due before its stated maturity or before its regularly scheduled dates of payment or to permit the holders thereof to cause the Company or any Restricted Subsidiary to repurchase or repay such Bank Credit Facilities or any facility extending, renewing or refinancing the Bank Credit Facilities, and such default, event or condition shall continue for more than the period of grace, if any, specified therein and shall not have waived pursuant thereto; or any event shall occur or condition shall exist in respect of other Indebtedness which is outstanding in a principal amount of at least $5,000,000 or under any evidence of any such Indebtedness or of any mortgage, indenture or other agreement relating to such other Indebtedness the effect of which is to cause such other Indebtedness to become due before its stated maturity or before its regularly scheduled dates of payment; or


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      (g) filing by or on the behalf of the Company or the general partner of the Company of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar act or law, state or federal, now or hereafter existing ("Bankruptcy Law"), or any action by the Company or the general partner of the Company for, or consent or acquiescence to, the appointment of a receiver, trustee or other custodian of the Company or the general partner of the Company, or of all or a substantial part of its property; or the making by the Company or the general partner of the Company of any assignment for the benefit of creditors; or the admission by the Company or the general partner of the Company in writing of its inability to pay its debts as they become due; or

      (h) filing of any involuntary petition against the Company or the general partner of the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law and an order for relief by a court having jurisdiction in the premises shall have been issued or entered therein; or any other similar relief shall be granted under any applicable Federal or state law; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over the Company or the general partner of the Company or over all or a part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of the Company or the general partner of the Company or of all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company or the general partner of the Company; and continuance of any such event for 60 consecutive days unless dismissed, bonded to the satisfaction of the court having jurisdiction in the premises or discharged; or

      (i) filing by or on the behalf of any Material Restricted Subsidiary of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law, or any action by any Material Restricted Subsidiary for, or consent or acquiescence to, the appointment of a receiver, trustee or other custodian of such Material Restricted Subsidiary or of all or a substantial part of its property; or the making by any Material Restricted Subsidiary of any assignment for the benefit of creditors; or the admission by any Material Restricted Subsidiary in writing of its inability to pay its debts as they become due; or


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

      (j) filing of any involuntary petition against any Material Restricted Subsidiary in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law and an order for relief by a court having jurisdiction in the premises shall have been issued or entered therein; or any other similar relief shall be granted under any applicable Federal or state law; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over any Material Restricted Subsidiary or over all or a part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of any Material Restricted Subsidiary or of all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of any Material Restricted Subsidiary; and continuance of any such event for 60 consecutive days unless dismissed, bonded to the satisfaction of the court having jurisdiction in the premises or discharged; or

      (k) a final judgment or judgments (which is or are non-appealable or which has or have not been stayed pending appeal or as to which all rights to appeal have expired or been exhausted) shall be rendered against the Company or any Restricted Subsidiary for the payment of money in excess of $5,000,000 in the aggregate and any one of such judgments shall not be discharged or execution thereon stayed pending appeal within 60 days after the date due, or, in the event of such a stay, such judgment shall not be discharged within 60 days after such stay expires or any action shall be legally taken by a judgment creditor to levy upon the assets or properties of the Company or any Restricted Subsidiary to enforce any such judgment; or

      (l) any of the Security Documents shall at any time, for any reason, cease in any material respect to be in full force and effect or shall be declared to be null and void in whole or in any material part by the final judgment (which is non-appealable or has not been stayed pending appeal or as to which all rights to appeal have expired or been exhausted) of any court or other governmental or regulatory authority having jurisdiction in respect thereof, or if the validity or the enforceability of any of the Security Documents shall be contested by or on behalf of the Company, either General Partner, the general partner of the Company, the Public Partnership, Triarc or any Restricted Subsidiary, or the Company, either General Partner, the general partner of the Company, the Public Partnership, Triarc or any Restricted Subsidiary shall renounce any of the


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

    Security Documents or deny that it is bound by the terms of any of the Security Documents; or

      (m) any order, judgment or decree is entered in any proceedings against the Company or any Restricted Subsidiary decreeing a split-up of the Company or such Restricted Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Restricted Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Restricted Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Restricted Subsidiary, which shall have contributed a substantial part of the Consolidated Net Income of the Company and its Restricted Subsidiaries (determined in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree shall not be dismissed or execution thereon stayed pending appeal or review within 30 days after entry thereof, or in the event of such a stay, such order, judgment or decree shall not be dismissed within 30 days after such stay expires;

then, (x) upon the occurrence of any Event of Default described in subdivision
(g) or (h) of this Section 11, the unpaid principal amount of and accrued interest on the Notes shall automatically become due and payable (without Make Whole Amount), or, (y) upon the occurrence and continuance of any other Event of Default, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding, may at any time (unless all defaults shall theretofore have been remedied in accordance with the terms hereof) at its or their option, by written notice or notices to the Company, declare all the Notes to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with interest accrued thereon and, to the extent permitted by applicable law, the applicable Make Whole Amount, if any, with respect to such Notes, all without presentment, demand, protest or further notice, which are hereby waived, provided that during the existence of an Event of Default described in subdivision (a) or (b) (insofar as subdivision (b) relates to interest on any Note) of this Section 11, any holder of the Notes at the time outstanding may, at its option, by notice in writing to the Company, declare the Notes then held by such holder to be due and payable, whereupon the Notes then held by such holder shall forthwith mature and become due and payable, together with interest accrued thereon and, to the extent permitted by applicable law, the applicable Make Whole Amount with respect to such Notes.


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

      At any time after the principal of, and interest accrued on, all the Notes are declared due and payable, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences (other than in respect of any Note which has been individually accelerated pursuant to the proviso contained in the immediately preceding paragraph) if (x) the Company has paid all overdue interest on the Notes, the principal of and Make Whole Amount, if any, on any such Notes which have become due otherwise than by reason of such declaration, and interest on such overdue principal and the applicable Make Whole Amount and (to the extent permitted by applicable law) overdue interest, at a rate per annum equal to the rate of interest stated on the face of the Notes plus 2.0%, (y) all Events of Default, other than nonpayment of amounts which have become due solely by reason of such declaration, and all conditions and events which constitute Events of Default or Potential Events of Default have been cured or waived, and (z) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement; but no such rescission and annulment shall extend to or affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon.

SECTION 12.  REMEDIES ON DEFAULT; RECOURSE, ETC.

      In case any one or more Events of Default or Potential Events of Default shall occur and be continuing, (i) the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in such Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise, and (ii) the Trustee and the holders of the Notes may exercise any rights or remedies in their respective capacities under the Security Documents in accordance with the provisions thereof. In case of a default in the payment or performance of any provision hereof or of the Notes or of the Security Documents, the Company will pay to the holder of each Note such further amount as shall be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements, and any out-of-pocket costs and expenses of any such holder incurred in connection with analyzing, evaluating, protecting, ascertaining, defending or enforcing any of its rights as set forth herein or in any of the Security Documents. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note


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

upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

SECTION 13.  DEFINITIONS.

      As used herein the following terms have the following respective meanings:

      Administrative Agent: The First National Bank of Boston, in its capacity as administrative agent for the Banks under the Bank Credit Facilities, and its successors in such capacity.

      Affiliate: as applied to any Person, any other Person directly or indirectly controlling or controlled by or under common control with such Person, provided that (i) for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether as a general partner or through the ownership of voting securities or by contract or otherwise, (ii) as applied to the Company, the term "Affiliate" shall include each General Partner and the Public Partnership, (iii) neither you nor any other Person which is an institution shall be deemed to be an Affiliate of the Company solely by reason of ownership of the Notes or other securities issued in exchange for the Notes or by reason of having the benefits of any agreements or covenants contained in this Agreement or the other Operative Agreements, and (iv) neither you nor any other Person which is an institution shall be deemed an Affiliate of a Competitor solely by reason of ownership of notes or other instruments evidencing Indebtedness of such Competitor, either secured or unsecured, or by reason of having the benefits of any agreements or covenants contained in any agreement or document pursuant to which such notes or Indebtedness were issued.

      Agency Account Agreement: any and all agreements among any bank, in its capacity as the depository bank, the Company or a Restricted Subsidiary and the Trustee in substantially the form attached hereto as Exhibit J, as amended from time to time.

      Agreement:  the meaning specified in Section 1.


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      Assets: the assets conveyed to the Company pursuant to the Conveyance
Agreements.

      Available Cash: with respect to any calendar quarter, (a) the sum of (i) all cash of the Company and the Restricted Subsidiaries on hand at the end of such quarter and (ii) all additional cash of the Company and the Restricted Subsidiaries on hand on the date of determination of Available Cash with respect to such quarter obtained through available borrowings under the Working Capital Facility made after the end of such quarter (provided that such borrowings under the Working Capital Facility shall in no event exceed available borrowings under the Working Capital Facility as of the end of such quarter), less (b) (i) any cash reserves in such amounts as the general partner of the Company shall determine to be necessary or appropriate in its reasonable discretion to (A) provide for the proper conduct of the business of the Company and the Restricted Subsidiaries (including, without limitation, cash reserves for future capital expenditures) or (B) provide funds for distributions under Sections 6.4(a)(i),
(ii), and (iii) or 6.4(b)(i) of the MLP Agreement in respect of any one or more of next four quarters or (C) comply with applicable law or any loan agreement (including this Agreement), mortgage, security agreement, debt instrument or other agreement or obligation to which the Company or any Restricted Subsidiary is a party or its assets are subject, (including the payment of principal, Make Whole Amount, Premium Amount or premium, if applicable, and interest) of the Company in respect of the Notes, (ii) all Dedicated Funds and (iii) all amounts which a Restricted Subsidiary is prohibited from dividending or distributing to the Company; provided that Available Cash shall not include amounts received as prepayments on the Partnership Note other than amounts scheduled to have been received on or prior to the end of such calendar quarter pursuant to the terms of the Partnership Note; provided further that Available Cash shall exclude without duplication (x) in each calendar quarter a [cash] reserve equal to at least 50% of the aggregate amount of all interest payments in respect of all Indebtedness of the Company and the Restricted Subsidiaries upon which interest is due semiannually or less frequently to be made in the next quarter (assuming, in the case of Indebtedness incurred under the Bank Credit Facilities and other Indebtedness bearing interest at fluctuating interest rates which cannot be determined in advance, that the interest rate in effect on the last Business Day of the immediately preceding calendar quarter will remain in effect until such Indebtedness is due to be paid), (y) with respect to any Indebtedness secured equally and ratably with the Notes of which principal is payable annually, in the third calendar quarter immediately preceding each calendar quarter in which any scheduled principal payment is due with respect to such Notes and other Indebtedness (a "principal payment quarter"), a [cash] reserve equal to at least 25% of the aggregate


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

amount of all principal to be paid in respect of such Notes and other such Indebtedness secured equally and ratably with the Notes in such principal payment quarter; in the second calendar quarter immediately preceding a principal payment quarter, a [cash] reserve equal to at least 50% of the aggregate amount of all principal to be paid in respect of such Notes and other such Indebtedness in such principal payment quarter; and in the calendar quarter immediately preceding a principal payment quarter, a [cash] reserve equal to at least 75% of the aggregate amount of all principal to be paid in respect of such Notes and other such Indebtedness in such principal payment quarter, and (z) with respect to the Notes and any other Indebtedness secured equally and ratably with the Notes of which principal is payable semiannually, in each calendar quarter which immediately precedes a quarter in which principal is payable in respect of such Notes and such Indebtedness a [cash] reserve equal to at least 50% of the aggregate amount of all principal to be paid in respect of such Notes and other such Indebtedness in the next quarter; provided further that the amount of such reserve specified in clauses (y) and (z) of this definition for principal amounts to be paid shall be reduced by the aggregate principal amount of all binding, irrevocable letters of credit established to refinance such principal amounts.

      Bank Credit Facilities: that Credit Agreement, dated as of the Closing, among the Company, The First National Bank of Boston, as administrative agent, BA Securities, Inc., as syndication agent, and the Banks, and any extension, renewal, refunding or replacement thereof otherwise permitted to be incurred and outstanding under Section 10.1, pursuant to which the Initial Acquisition Facility and the Working Capital Facility will be made available to the Company.

      Bankruptcy Law:  the meaning specified in Section 11(g).

      Banks: the financial institutions listed in the signature pages of the Bank Credit Facilities, each assignee which becomes a lender under the Bank Credit Facilities pursuant to the terms thereof and their respective successors.

      Business: the operation by the Company and its Subsidiaries (and prior to the consummation of the Conveyance Agreements by National Propane Corp. and its Affiliates) of the wholesale and retail sale, distribution and storage of propane gas and related petroleum derivative products, the leasing of propane storage tanks and the related retail sale of supplies and equipment, including home appliances, and such other businesses in which the Company and its Restricted Subsidiaries were engaged on the date of Closing as described in the Registration Statement.


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

      Business Day: any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized by law to be closed.

      Called Principal: with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 9.2, 9.3 or 9.4 or becomes or is declared to be immediately due and payable pursuant to Section 11, as the context requires.

      Capital Lease: as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person (as lessee or guarantor or other surety) which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

      Cash Collateral Agreement: the Cash Collateral Agreement between the Company, the Trustee and the Administrative Agent, in the form attached hereto as Exhibit F, as amended from time to time.

      CERCLA: the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended.

      Change of Control:  any of the following:

      (a)  the liquidation or dissolution of the general partner of the Company;

      (b) any merger or consolidation of the general partner of the Company with or into any Person (other than Triarc or any of its Affiliates, including, without limitation, Nelson Peltz, Peter W. May, DWG Acquisition Group, L.P. or any of their respective Affiliates (each a "Permitted Holder")) if the general partner of the Company is not the surviving entity thereof, or any sale, whether direct or indirect, of all or substantially all of the assets of the general partner of the Company to any Person or "group" (as used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than to a Permitted Holder;

      (c) any Person or "group" (other than a Permitted Holder) is or becomes, directly or indirectly, the beneficial owner of more than 50% of the then outstanding total voting power of all classes of stock (or other securities) of the general partner of the Company, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors (or Persons performing similar functions) of the general partner of the Company; or


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      (d) during any period of twelve consecutive months after the date of
Closing, individuals who at the beginning of such twelve month period (or Persons nominated by such members of the Board of Directors of the general partner of the Company to succeed them) constitute the Board of Directors of the general partner of the Company cease, for any reason, to constitute a majority of the Board of Directors of the general partner of the Company then in office; provided it shall not be a Change of Control pursuant to paragraphs (b), (c) or
(d), if any two of the persons employed for six months, three months and three months, respectively, as Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of the Company immediately prior to the events specified therein, serve as Chief Executive Officer, Chief Financial Officer or Chief Operating Officer (but not necessarily in the same position as employed prior to such events) for at least six and three months, respectively, after the occurrence of such an event.

      Closing:  the meaning specified in Section 3.

      Code:  the Internal Revenue Code of 1986, as amended from time to time.

      Commodity Hedging Agreement(s): any agreement or arrangement designed solely to protect the Company against fluctuations in the price of propane with respect to quantities of propane that the Company reasonably expects to purchase from suppliers, sell to its customers or need for its inventory during the period covered by such agreement or arrangement.

      Company: the meaning specified in the Introduction and, for the purposes of calculating any financial test or financial covenant under this Agreement with respect to the period prior to the date of the Closing, "Company" shall mean the General Partners and their Affiliates (to the extent that any such Affiliate operated a portion of the Business).

      Company Security Agreement: the Pledge and Security Agreement among the Company, National Propane Corp., the Restricted Subsidiaries and the Trustee in the form attached hereto as Exhibit G, as amended from time to time.

      Competitor: any Person engaged primarily in the wholesale and retail sale, distribution and storage of propane gas and related petroleum derivative products.

      Consolidated Cash Flow: at any date of determination, for the period of four consecutive fiscal quarters most recently completed at least 45 days (except that, in


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connection with any calculation required pursuant to Section 10.4, for the period of four consecutive fiscal quarters most recently completed) prior to such date of determination,

    (a) the sum of, without duplication, the amounts for such period, taken as a single accounting period, (i) Consolidated Net Income and (ii) all amounts deducted in the determination of such Consolidated Net Income for such period in respect of (v) interest charges (including amortization of debt discount and expense and imputed interest on Capital Lease obligations), (x) provisions for all taxes and reserves (including reserves for deferred income taxes), (y) non-cash items, and (z) all fees, cost and expenses with respect to the retirement or repayment of Indebtedness of the general partner of the Company existing immediately prior to the Closing, less

    (b) (i) without duplication, all amounts added in the determination of such Consolidated Net Income for such period in respect of (a) non-cash items and
    (b) interest income received by the Company in connection with the Partnership Note.

Consolidated Cash Flow shall be calculated after giving effect, on a pro forma basis for the four consecutive fiscal quarters most recently completed at least 45 days (except that, in connection with any calculation required pursuant to Section 10.4, for the period of four consecutive fiscal quarters most recently completed) prior to such date of determination to, without duplication, any asset sales or asset acquisitions (including, without limitation, any asset acquisition giving rise to the need to make such calculation as a result of the Company or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such asset acquisition) incurring, assuming or otherwise being liable for acquired Indebtedness) occurring during the period commencing on the first day of such four fiscal quarter period to and including the date of determination (the "Reference Period"), as if such asset sale or asset acquisition occurred on the first day of the Reference Period; provided, that with respect to an acquired business or asset (other than the acquisition of the Business by the Company), if the applicable Reference Period for any calculation of Consolidated Cash Flow shall include any fiscal quarters prior to the date of acquisition (the "Preceding Fiscal Quarters"), Consolidated Cash Flow generated by such acquired business or asset shall be determined for any such Preceding Fiscal Quarters on the basis of, without duplication, (a) the actual gross profit (revenues minus cost of goods sold) of the acquired business or asset during such Preceding Fiscal Quarters, and (b) the pro forma expenses that would have been incurred by the


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Company in the operation of such acquired business or asset during such period computed on the basis of personnel expenses for employees retained or to be retained by the Company in the operation of such acquired business or asset and non-personnel costs and expenses incurred by the Company or the general partner of the Company in the operation of the Company's business at similarly situated Company facilities or Restricted Subsidiary facilities. If the applicable Reference Period for any calculation of Consolidated Cash Flow shall include a partial period occurring prior to the Closing, then such Consolidated Cash Flow shall be calculated based upon the Consolidated Cash Flow on a pro forma basis for such portion of the Reference Period prior to the Closing (giving effect to the transactions occurring on the date of Closing) and the Consolidated Cash Flow for the remaining portion of the Reference Period occurring on and after the Closing, giving pro forma effect, as described in the preceding sentences, to all applicable transactions occurring on the date of Closing or otherwise.

      Consolidated Interest Expense: as of any date of determination, the total amount payable by the Company and the Restricted Subsidiaries on a consolidated basis, during the period of twelve consecutive months immediately following such date of determination in respect of all interest charges (including amortization of debt discount and expense and imputed interest on payments under Capital Lease obligations) with respect to Indebtedness of the Company and the Restricted Subsidiaries outstanding on the date of determination, assuming for such purpose (a) the amount of such Indebtedness is not reduced or increased during such twelve month period, and (b) that interest expense for such twelve month period with respect to Indebtedness of a revolving nature shall equal the actual interest expense for Indebtedness of a revolving nature during the most recently completed twelve month period .

      Consolidated Net Income: with reference to any period, the net income (or deficit) of the Company and the Restricted Subsidiaries for such period (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with GAAP on a consolidated basis, after eliminating all intercompany transactions and after deducting portions of income properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries, provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which the Company or


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any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Restricted Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period, (e) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all Inventory sold in conjunction with the disposition of fixed assets, and all securities), (f) any write-up of any asset, (g) any net gain from the collection of the proceeds of life insurance policies, (h) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of the Company or any Restricted Subsidiary, (i) any net income or gain (but not any net loss) during such period from any change in accounting, from any discontinued operations or the disposition thereof, from any extraordinary events or from any prior period adjustments, (j) any deferred credit representing the excess of equity in any Restricted Subsidiary at the date of acquisition over the cost of the investment in such Restricted Subsidiary, and (k) in the case of a successor to the Company by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

      Consolidated Net Worth:  as to the Company, the amount by which

       (i) the total assets of the Company and the Restricted Subsidiaries appearing on a consolidated balance sheet of the Company and the Restricted Subsidiaries prepared in accordance with GAAP as of the date of determination (after eliminating all amounts properly attributable to minority interests in the stock and surplus, if any, of the Restricted Subsidiaries) exceeds

        (ii) total liabilities of the Company and the Restricted Subsidiaries appearing on a consolidated balance sheet of the Company and the Restricted Subsidiaries prepared in accordance with GAAP as of the date of determination on a consolidated basis, in each case after eliminating all intercompany transactions; and as to any other Person, the amount by which


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         (i) the total assets of such Person and its Subsidiaries appearing on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP as of the date of determination (after eliminating all amounts properly attributable to minority interests in the stock and surplus, if any, of its Subsidiaries) exceeds

        (ii) total liabilities of such Person and its Subsidiaries appearing on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP as of the date of determination on a consolidated basis, in each case after eliminating all intercompany transactions.

      Consolidated Pro Forma Debt Service: as of any date of determination, the total amount payable by the Company and the Restricted Subsidiaries on a consolidated basis, during the four consecutive calendar quarters next succeeding the date of determination, in respect of scheduled principal payments and all cash interest charges with respect to Indebtedness of the Company and the Restricted Subsidiaries outstanding on such date of determination, after giving effect to any Indebtedness proposed to be incurred on such date (the "Incurrence Date") and to any Indebtedness proposed to be repaid from funds of such newly incurred Indebtedness (x) within 30 days of the Incurrence Date, or
(y) within the twelve months following such Incurrence Date which funds for such payments have been within 30 days of the Incurrence Date irrevocably placed in escrow with the Trustee with irrevocable instructions to the Trustee to make such repayments (such funds pursuant to clauses (x) and (y) collectively, the "Dedicated Funds") and (a) including actual payments under Capital Lease obligations, (b) assuming, in the case of Indebtedness (other than Indebtedness incurred under the Bank Credit Facilities) bearing interest at fluctuating interest rates which cannot be determined in advance, that the rate in effect on such date will remain in effect throughout such period, (c) assuming in the case of In debtedness incurred under the Bank Credit Facilities, that (1) the interest payments payable during such four consecutive calendar quarters next succeeding the date of determination will equal the actual interest payments associated with the Bank Credit Facilities during the most recent four fiscal quarters, (2) except for the twelve-month period immediately prior to the termination or final maturity thereof (unless extended, renewed or refinanced), no principal payments will be made under the Working Capital Facility and (3) principal payments relating to the Initial Acquisition Facility will (unless already converted to a fixed amortization schedule) become due based on the assumption that the conversion to the fixed amortization schedule pursuant to Sections [___and___] of the Bank Credit Facilities is effected on the dates set


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forth therein, (d) treating the principal amount of all Indebtedness outstanding as of such date of determination under a revolving credit or similar agreement (other than the Bank Credit Facilities) as maturing and becoming due and payable on the scheduled maturity date or dates thereof (including the maturity of any payment required by any commitment reduction or similar amortization provision), without regard to any provision permitting such maturity date to be extended and
(e) including any other designated repayments of Indebtedness due within twelve months from such date of determination.

      Conveyance Agreements: (a) (i) the Contribution and Assumption Agreement, dated as of the date of the Closing, among the Company and the General Partners and National Sales and Service, Inc., and (ii) the Conveyance, Contribution and Assumption Agreement, dated as of the date of the Closing, among the Public Partnership, the Company and the General Partners, and (b) each of the individual conveyances, assignments and bills of sale delivered to the Company pursuant to the Agreements referred to in the foregoing clause (a).

      Dedicated Funds: the meaning specified in the definition of "Consolidated Pro Forma Debt Service."

      Discounted Value: with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semi-annual basis) equal to the Reinvestment Yield plus 50 basis points with respect to such Called Principal.

      Dollar and sign "$":  lawful money of the United States of America.

      Environmental Laws: applicable federal, state, local and foreign laws, rules or regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

      ERISA: the Employee Retirement Income Security Act of 1974, as amended from time to time.


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

      Event of Default:  the meaning specified in Section 11.

      Excess Proceeds:  the meaning specified in Section 10.7(c).

      GAAP: generally accepted accounting principles in effect in the United States from time to time.

      General Partner(s):  the meaning specified in the Introduction.

      General Partner's Guarantee Agreement: the General Partner's Guarantee Agreement among National Propane Corp. and the Trustee in the form attached hereto as Exhibit H, as amended from time to time.

      general partner of the Company: National Propane Corp., so long as it holds a general partner interest in the Company and shall be the managing general partner as provided in Section of the Partnership Agreement, and any successor to such interest or any part thereof, so long as such successor shall hold such interest or part thereof or, if National Propane Corp. shall no longer be such managing general partner, then National Propane SGP, so long as it holds a general partner interest in the Company and shall be the managing general partner as provided in Section ____ of the Partnership Agreement, and any successor to such interest or part thereof, so long as such successor shall hold such interest or part thereof.

      Guaranty: as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease (other than operating leases which the Company or a Restricted Subsidiary is the lessee thereunder), dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable or any other obligation under any contract which, in economic effect, is substantially equivalent to a guaranty, including, without limitation, any such obligation of a partnership in which such Person is a general partner or of a joint venture in which such Person is a joint venturer, and any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such


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obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof.

      Hazardous Materials: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos or asbestos-containing materials, pollutants, contaminants, radioactivity, and any other materials or substances of any kind, whether or not any such substance is defined as hazardous under any Environmental Law, that is regulated pursuant to any Environmental Law or that could give rise to liability under any Environmental Law.

      Incurrence Date: the meaning specified in the definition of "Consolidated Pro Forma Debt Service".

      Indebtedness:  as applied to any Person (without duplication):

      (a) any indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed;

      (b) any indebtedness, whether or not for borrowed money, with respect to which such Person has become directly or indirectly liable and which represents the deferred purchase price (or a portion thereof) or has been incurred to finance the purchase price (or a portion thereof) of any property or service or business acquired by such Person, whether by purchase, consolidation, merger or otherwise;

      (c) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition or property, assets or businesses;

      (d) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property);


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      (e) any obligations under Capital Leases to the extent such obligations would, in accordance with GAAP, appear on a balance sheet of such Person;

      (f) any indebtedness, whether or not for borrowed money, secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, provided that the amount of such Indebtedness if not so assumed shall in no event be deemed to be greater than the fair market value from time to time (as determined in good faith by such Person) of the property subject to such Lien;

      (g) all capital stock of such Person redeemable at the option of the holder prior to the final maturity of the Notes, valued at the greater of its voluntary or involuntary maximum fixed repurchase price or any mandatory redemption payment obligations in respect thereon plus, in either case, accrued dividends thereon;

      (h) any preferred stock of any Restricted Subsidiary of such Person redeemable at the option of the holder prior to the final maturity of the Notes, valued at the sum of the liquidation preference thereof or any mandatory redemption payment obligations in respect thereof plus, in either case, accrued dividends thereon;

      (i) all liabilities of such Person in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

      (j) any indebtedness of the character referred to in clause (a) through
    (i) of this definition deemed to be extinguished under GAAP but for which such Person remains legally liable; and

      (k) any indebtedness of any other Person of the character referred to in clause (a) through (j) of this definition with respect to which the Person whose Indebtedness is being determined has become liable by way of a Guaranty.

Notwithstanding the foregoing, in determining the Indebtedness of the Company and the Restricted Subsidiaries, there shall be excluded all undrawn letters of credit (not


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yet due and payable), trade accounts payable, accrued interest and other accrued expenses and customer credit balances arising in the ordinary course of business on ordinary terms.

      Initial Acquisition Facility: that Initial Acquisition Facility under the Bank Credit Facilities which shall permit borrowings thereunder in an aggregate amount at any time no greater than as permitted by Section 10.1(e) and which shall be secured by the Mortgaged Property pursuant to the Security Documents, and any extension, renewal, refunding or replacement thereof otherwise permitted to be incurred and outstanding under Section 10.1.

      Initial Notes:  the meaning specified in Section 1.

      Institutional Investor: means (a) any original purchaser of a Note, (b) any holder of a Note holding $1,000,000 or more of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

      Intercompany Notes: any and all promissory notes of a Restricted Subsidiary issued to the Company or to another Restricted Subsidiary, in the form attached hereto as Exhibit I or such other form as may be satisfactory to the Required Holders, representing all Indebtedness of such Restricted Subsidiary to the Company or such other Restricted Subsidiary, as the case may be.

      Interest Rate Agreement: any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed solely to protect the Company against fluctuations in interest rates on Indebtedness.

      Inventory: goods held by a Person for sale or lease and accounted for as inventory under GAAP.

      Investment: as applied to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP, including, without


                                       91


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limitation, any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest. For the purposes of Section 10.3(b), the amount involved in Investments made during any period shall be the aggregate cost to the Company of all such Investments made during such period, determined in accordance with GAAP, but without regard to unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of such investments and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which such Investments were made, less any net return of capital realized during such period upon the sale, repayment or other liquidation of such Investment (determined in accordance with GAAP, but without regard to any amounts received during such period as earnings (in the form of dividends not constituting a return of capital, interest or otherwise) on such Investment or as loans from any Person in whom such Investments have been made).

      Legal Requirement: any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation (or published official interpretation by any governmental authority of any of the foregoing) of any governmental authority.

      Lien: as to any Person, any mortgage, lien (statutory or otherwise), pledge, reservation, right of entry, encroachment, easement, right of way, restrictive covenant, license, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset owned or held by such Person, or the signing or filing of a financing statement with respect to any of the foregoing which names such Person as debtor, or the signing of any security agreement with respect to any of the foregoing authorizing any other party as the secured party thereunder to file any financing statement or any other agreement to give or grant any of the foregoing. For the purposes of this Agreement, a Person shall be deemed to be the owner of any asset which it has placed in trust for the benefit of the holders of Indebtedness of such Person and such trust shall be deemed to be a Lien if such Person remains legally liable therefor, notwithstanding that such Indebtedness is or may be deemed to be extinguished under GAAP.

      Make Whole Amount: with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments of the Called Principal of such Note over such Called Principal. The Make Whole Amount shall in no event be less than zero.


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      Material Adverse Effect: a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects (financial or otherwise) of the Company and the Restricted Subsidiaries, taken a whole or the Business, (b) the ability of the Company, either General Partner or any Restricted Subsidiary to perform its obligations under this Agreement or any other Operative Agreement, or (c) the validity, enforceability, perfection or priority of this Agreement or any other Operative Agreement or of the rights or remedies of the holder of any Notes or the Trustee.

      Material Restricted Subsidiary: with respect to any Restricted Subsidiary, a Restricted Subsidiary which, at the date of any determination, has assets with a net book value in excess of 5% of the aggregate net book value of all assets of the Company and the Restricted Subsidiaries at the end of the most recently completed fiscal year of the Company, or which is more than 5% of Consolidated Net Income for such fiscal year.

      Maximum Consolidated Pro Forma Debt Service: as of any date of determination, the highest total amount payable by the Company and the Restricted Subsidiaries on a consolidated basis, during any period of four consecutive fiscal quarters, commencing with the fiscal quarter in which such date of determination occurs and ending on the maturity date of the Notes, in respect of scheduled principal payments and all cash interest charges with respect to all Indebtedness of the Company and the Restricted Subsidiaries outstanding or to be outstanding, after giving effect to any Indebtedness to be incurred on the Incurrence Date and to any Indebtedness proposed to be repaid from Dedicated Funds and (a) including actual payments under Capital Lease obligations, (b) assuming, in the case of Indebtedness (other than Indebtedness incurred under the Bank Credit Facilities) bearing interest at fluctuating interest rates which cannot be determined in advance, that the rate in effect on such date will remain in effect throughout such period, (c) assuming in the case of Indebtedness incurred under the Bank Credit Facilities, that (1) the interest payments payable during such four consecutive calendar quarters will equal the actual interest payments associated with the Bank Credit Facilities during the most recent four fiscal quarters, (2) except for the twelve-month period immediately prior to the termination or final maturity thereof (unless extended, renewed or refinanced) no principal payments will be made under the Working Capital Facility and (3) principal payments relating to the Initial Acquisition Facility will (unless already converted to a fixed amortization schedule) become due based on the assumption that the conversion to the fixed amortization schedule pursuant to Sections [2.01(c) and 2.01(g)] of the Bank Credit Facilities is effected on the dates set forth therein, (d) treating the principal


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amount of all Indebtedness outstanding as of such date of determination under a revolving credit or similar agreement (other than the Bank Credit Facilities) as maturing and becoming due and payable on the scheduled maturity date or dates thereof (including the maturity of any payment required by any commitment reduction or similar amortization provision), without regard to any provision permitting such maturity date to be extended and (e) including any other designated repayments of Indebtedness.

      Memorandum:  the meaning specified in Section 5.4(b).

      MLP Agreement: the Amended and Restated Agreement of Limited Partnership of the Public Partnership.

      Mortgages: the separate mortgage, security agreement and fixture filings and the separate deed of trust, security agreement and fixture filings, each among the Company, National Propane Corp. and the Trustee, dated as of the date hereof and any mortgage, security agreement and fixture filing or deed of trust, security agreement and fixture filing between any Restricted Subsidiary, National Propane Corp. or the Company and the Trustee securing the Company's and National Propane Corp.'s obligations under the Notes, the Initial Notes and the Agreements and Parity Debt substantially in the forms of Exhibit D1 or D2, as the case may be, with any changes therein required to refer to the mortgagor or trustee thereunder as the respective Restricted Subsidiary.

      Mortgaged Property: collectively, the properties referred to as the "Mortgaged Property" in the Mortgages, as the "Collateral" under the Company Security Agreement and as the "Security" in the Trust Agreement.

      Multiemployer Plan: a Plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

      National Propane Corp.:  the meaning specified in the Introduction.

      National Propane SGP:  the meaning specified in the Introduction.

      Non-Related Subsidiaries: Subsidiaries of Triarc other than (i) the General Partners and (ii) any such Subsidiary which is a Related Person.

      Notes:  the meaning specified in Section 1.


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

      Obsolete Assets:

      Officers' Certificate: as to any corporation, a certificate executed on its behalf by the Chairman of the Board of Directors (if an officer) or its President or one of its Vice Presidents and its Treasurer, or Controller, or one of its Assistant Treasurers or Assistant Controllers, and, as to any partnership, a certificate executed on behalf of such partnership by its general partner in a manner which would qualify such certificate as an Officers' Certificate of such general partner hereunder.

      Operative Agreements: this Agreement, the Other Agreements, the Notes, the Bank Credit Facilities, the Security Documents, the Intercompany Notes, the Partnership Note, the Underwriting Agreement, the Conveyance Agreements, the MLP Agreement and the Partnership Agreement.

      Other Agreements:  the meaning specified in Section 2.

      Other Purchasers:  the meaning specified in Section 2.

      Overallotment Option: the overallotment option granted to the Underwriters by the Public Partnership pursuant to the Underwriting Agreement.

      Parity Debt: Indebtedness of the Company incurred in accordance with
Section 10.1(b), 10.1(e), 10.1(f), 10.1(i), 10.1(j) or 10.1(o) and secured by the lien of the Security Documents in accordance with Section 10.2(h), 10.2(i) or 10.2(m).

      Partnership Agreement: the Amended and Restated Agreement of Limited Partnership of the Company, as in effect on the date of the Closing, and as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof and Section 10.12 hereof, in the form of Exhibit K.

      Partnership Note: the note issued by Triarc in favor of the Company in an amount of approximately $40,700,000, which note is secured by a pledge by Triarc to the Company of, among other things, all of the shares of National Propane Corp. owned by Triarc, in the form of Exhibit L.

      Partners Security Agreement: the Pledge and Security Agreement among the Public Partnership, National Propane Corp. and the Trustee in the form attached hereto as Exhibit M, as amended from time to time.


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

      PBGC: the Pension Benefit Guaranty Corporation or any governmental authority succeeding to any of its functions.

      Perfection Certificate: a certificate from the Company in substantially the form attached hereto as Exhibit N.

      Permitted Banks:  the meaning specified in Section 10.3(a).

      Permitted Encumbrances: the encumbrances and exceptions to title to the Assets (a) described in the Security Documents or (b) existing on the date of Closing as permitted by the applicable provisions hereof with respect to real property owned or leased by the Company and not subject to a Lien of a Mortgage.

      Permitted Exceptions:  the meaning specified in Section 5.8(a).

      Permitted Insurers: insurers with ratings of A or better according to Best's Insurance Reports or a comparable rating agency for insurance companies located outside of the United States of America and Canada and with assets of no less than $500 million.

      Person: a corporation, a limited liability company, a firm, a joint venture, an association, a partnership, an organization, a business, a trust or other entity or enterprise, an individual, a government or political subdivision thereof or a governmental agency, department or instrumentality.

      Plan: an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by either General Partner, the Company or any Related Person of the Company or the General Partners or to which either General Partner, the Company or any Related Person of the Company or the General Partners is or has been obligated to contribute, or an employee benefit plan as to which either General Partner, the Company or any Related Person could be treated as a contributory sponsor under Section 4069 or Section 4212 of ERISA if such plan were terminated.

      Potential Event of Default: any condition or event which, with notice or lapse of time or both, would become an Event of Default.

      Premium Amount:  the meaning specified in Section 9.3(d).


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

      Public Partnership: National Propane Partners, L.P., a Delaware limited partnership.

      Purchase Money Lien:  the meaning specified in Section 10.2(j).

      QPAM Exemption:  the meaning specified in Section 6.2(c).

      Qualifying Restricted Subsidiaries: the Restricted Subsidiaries other than National Sales and Service, Inc.

      RCRA:  the Federal Resource Conservation and Recovery Act, as amended.

      Registration Statement: the Registration Statement on Form S-1 under the Securities Act of 1933, as amended, of the Public Partnership (Registration Number 33-2768), as initially filed with the Securities and Exchange Commission on March 26, 1996, as amended by Amendment No. 1 thereto filed with the Securities and Exchange Commission on May 14, 1996, Amendment No. 2 thereto filed with the Securities and Exchange Commission on May 31, 1996, Amendment No. 3 thereto filed with the Securities and Exchange Commission on June 11, 1996, and Amendment No. 4 thereto filed with the Securities and Exchange Commission on _______, 1996.

      Reinvestment Yield: with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "[GovtPX]" on the Bloomberg Financial Markets (or such other display as may replace [GovtPX] on the Bloomberg Financial Markets) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury constant maturity series yields reported, for the latest day for which such yields shall have been so reported as of the Business Date next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S.


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

Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

      Related Person: with respect to a Person, any trade or business, whether or not incorporated, which, as of any date of determination, would be treated as a single employer together with such Person under Section 414 of the Code.

      Remaining Average Life: with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

      Remaining Scheduled Payments: with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Sections 9 or 11.

      Required Holders: the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding.

      Responsible Officer: with respect to any Person, the President, any Senior Vice President, the Chief Financial Officer, the Treasurer and the Secretary of such Person and any other officer of such Person who is responsible for compliance with or performance of any obligation under this Agreement or the other Operative Agreements, with respect to the Company, any such officer of the general partner of the Company and, in any case, any employee of the Company performing any of the above functions.

      Restricted Affiliate: any of Triarc, DWG Acquisition Group, L.P. or any of their respective subsidiaries or Nelson Peltz or Peter W. May as long as any such Person would otherwise be an Affiliate of the Company.


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

      Restricted Payment: as to any Person, (a) any payment, dividend or other distribution, direct or indirect, in respect of any partnership interest (general or limited) in, or on account of any shares of any class of stock of, such Person, except a distribution payable solely in additional partnership interests in, or shares of stock of, such Person, and (b) any payment, direct or indirect, on account of the redemption, retirement, purchase or other acquisition of any partnership interest in, or any shares of any class of stock of, such Person now or hereafter outstanding or of any warrants, rights or options to acquire any such shares, except to the extent that the consideration therefor consists of shares of stock of such Person, provided payments by the Company or a Restricted Subsidiary of the Company to any General Partner or any of its Affiliates for services rendered to or on behalf of the Company or any Restricted Subsidiary of the Company or expenses incurred in connection with the operation of the business of the Company or any Restricted Subsidiary of the Company (including, without limitation, reimbursement of expenses incurred under any employee benefit plan, including plans providing for the issuance of Units or options to acquire Units in the Public Partnership) shall not be deemed to be Restricted Payments.

      Restricted Subsidiary: any Wholly Owned Subsidiary of the Company (a) organized under the laws of the United States of America or any state thereof or the District of Columbia, (b) none of the capital stock or ownership interests of which is owned by Unrestricted Subsidiaries, (c) substantially all of the operating assets of which are located in, and substantially all of the business of which is conducted within the United States of America and which business consists of the wholesale and retail sale, distribution and storage of propane gas and related petroleum derivative products and/or the related retail sale of supplies and equipment, including home appliances, and for the provision of related services and (d) designated by the Company as a Restricted Subsidiary in Exhibit O or at a subsequent date, provided that (i) to the extent a newly formed or acquired Wholly Owned Subsidiary satisfying the requirements of the foregoing clauses (a), (b) and (c) is not declared either a Restricted Subsidiary or an Unrestricted Subsidiary within 90 days of its formation or acquisition, such Wholly Owned Subsidiary shall be deemed a Restricted Subsidiary and (ii) a Restricted Subsidiary may be designated as an Unrestricted Subsidiary in accordance with the provisions of Section 10.19(a).

      Security Documents: the Trust Agreement, the Mortgage(s), the Company Security Agreement, the General Partner's Guarantee Agreement, the Subsidiary Guarantee Agreement, the Partners Security Agreement, the Partnership Note, the Perfection Certificate, the Agency Account Agreement, the Cash Collateral


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

Agreement, and all other security agreements and documents and instruments executed and delivered in order to secure the Indebtedness and/or perfect the Liens referred to in the Trust Agreement or to guarantee the Company's and the General Partners' obligations hereunder and under the Notes and the Initial Notes.

      Settlement Date: shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
Section 9.2, 9.3 or 9.4 or is declared to be or becomes immediately due and payable pursuant to Sec tion 11, as the context requires.

      Subsidiary: of any Person, means any corporation, limited liability company, business trust, association, partnership, joint venture or other business entity at least a majority (by number of votes) of the stock of any class or classes (or equivalent interests) of which is at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or Persons performing similar functions) of such business entity, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of the majority of the directors (or Persons performing similar functions) of such business entity, whether or not the right so to vote exists by reason of the happening of a contingency. Unless the context otherwise requires, any reference to a Subsidiary shall mean a Subsidiary of the Company.

      Subsidiary Guarantee Agreement: the Guarantee Agreement among the Restricted Subsidiaries and the Trustee in the form attached hereto as Exhibit P, as amended from time to time.

      Substantial Portion:  the meaning specified in Section 7(a).

      Supplemental Agreement: an agreement between a Restricted Subsidiary and the Trustee in the form attached hereto as Exhibit Q, as amended from time to time.

      Triarc:  Triarc Companies, Inc., a Delaware corporation.

      Trust Agreement: the Intercreditor and Trust Agreement, dated as of the date of the Closing, among the Company, the General Partners, the Public Partnership, the Restricted Subsidiaries, the Trustee, the holders of the Notes, the Administrative


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

Agent and the Banks, substantially in the form attached hereto as Exhibit C, as amended from time to time.

      Trustee: The Bank of New York, as Trustee under the Trust Agreement and its successors and assigns thereunder.

      Underwriters:  the underwriters named in the Underwriting Agreement.

      Underwriting Agreement: the Underwriting Agreement, dated June __, 1996, among the Public Partnership, the General Partners, the Company and the Underwriters, relating to securities of the Public Partnership registered under the Registration Statement.

      Uniform Commercial Code: the Uniform Commercial Code or similar statute in effect from time to time in any jurisdiction.

      Units: the units to be issued and sold by the Public Partnership pursuant to the Underwriting Agreement, representing preference limited partnership interests in the Public Partnership.

      Unrestricted Subsidiary: any Subsidiary other than a Restricted Subsidiary which is organized under the laws of the United States of America or any state thereof or the District of Columbia and substantially all of the operating assets of which are located in, and substantially all of the business of which is conducted within the United States of America and which business consists principally of the distribution of propane gas or related supplies and equipment.

      Wholly Owned: as applied to any Subsidiary, a Subsidiary all of the outstanding shares (other than directors' qualifying shares, if required by law) of every class of stock or other equity interests of which are at the time owned by the Company or by one or more Wholly Owned Restricted Subsidiaries or by the Company and one or more Wholly Owned Restricted Subsidiaries.

      Working Capital Facility: that Working Capital Facility under the Bank Credit Facilities which shall permit borrowings thereunder in an aggregate amount outstanding at any time no greater than as permitted by Section 10.1(e) and which shall be secured by the Mortgaged Property pursuant to the Security Documents and any extension, renewal, refunding or replacement thereof otherwise permitted to be incurred and outstanding under Section 10.1.


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

SECTION 14.  REGISTRATION, TRANSFER AND SUBSTITUTION OF
             NOTES.

      14.1. Note Register; Ownership of Notes. Any Notes issued in substantially the form of Exhibit A2 are in "registered form". The Company will keep at its principal office a register in which the Company will provide for the registration of Notes in registered form and the registration of transfers of Notes in registered form. The Company may treat the Person in whose name any
Note is registered on such register as the owner thereof for the purpose of receiving payment of the principal of and the Make Whole Amount or premium, if any, and interest on such Note and for all other purposes, whether or not such Note shall be overdue, and the Company shall not be affected by any notice to the contrary. All references in this Agreement or in a Note to a "holder" of any Note shall mean the Person in whose name such Note is at the time registered on such register.

      14.2. Transfer and Exchange of Notes. Upon surrender of any Note for registration of transfer or for exchange to the Company at its principal office, the Company at its expense will execute and deliver in exchange therefor a new Note or Notes in denominations of at least $250,000 (except one Note may be issued in a lesser principal amount if the unpaid principal amount of the surrendered Note is not evenly divisible by, or is less than, $250,000), as requested by the holder or transferee, which aggregate the unpaid principal amount of such surrendered Note. Each such new Note shall be in registered form. Each such Note shall be dated so that there will be no loss of interest on such surrendered Note and otherwise of like tenor, and shall be registered in the name or names of such Person as such holder or transferee may request. Any Note in lieu of which any such new Note has been executed and delivered shall not be deemed to be an outstanding Note for any purpose of this Agreement.

      14.3. Replacement of Notes. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction of any Note, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Note held by you or another institutional holder or your or its nominee, of an unsecured indemnity agreement from you or such other holder), or, in the case of any such mutilation, upon the surrender of such Note for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Note in the unpaid principal amount of such lost, stolen, destroyed or mutilated Note, dated so that there will be no loss of interest on such


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

Note and otherwise of like tenor. Any Note in lieu of which any such new Note has been so executed and delivered by the Company shall not be deemed to be an outstanding Note for any purpose of this Agreement.

      14.4. Notes Held by Company, etc., Deemed Not Outstanding. For the purposes of determining whether the holders of the Notes of the requisite principal amount at the time outstanding have taken any action authorized by this Agreement or any other Operative Agreement with respect to the giving of consents or approvals or with respect to the acceleration upon an Event of Default, any Notes directly or indirectly owned by the Company, either General Partner, the general partner of the Company or any of their respective Affiliates shall be disregarded and deemed not to be outstanding.

SECTION 15.  PAYMENTS ON NOTES.

      15.1. Place of Payment. Payments of principal, Make Whole Amount, Premium Amount or premium, if any, and interest becoming due and payable on the Notes shall be made at the principal office of the Trustee, in the Borough of Manhattan, the City and State of New York by 12:00 noon, unless the Company, by written notice to each holder of any Notes, shall designate the principal office of another bank or trust company in such Borough as such place of payment, in which case the principal office of such other bank or trust company shall thereafter be such place of payment.

      15.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make Whole Amount or premium, if any, and interest no later than 12:00 noon (New York City time) and by the method and at the address specified for such purpose in Schedule A, or by such other reasonable method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that any Note paid or prepaid in full shall, after such payment or prepayment in full, be surrendered to the Company at its principal office or at the place of payment maintained by the Company pursuant to Section 15.1 for cancellation. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Sec-


                                      103


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

tion 14.2. The Company will afford the benefits of this Section 15.2 to any institutional investor which is the direct or indirect transferee of any Note purchased by you under this Agreement and which has made the same agreement relating to such Note as you have made in this Section 15.2.

SECTION 16.  EXPENSES, INDEMNIFICATION, ETC.

      (a) Whether or not the transactions contemplated hereby shall be consummated, the Company will pay all expenses in connection with such transactions and in connection with any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the other Operative Agreements or the Initial Notes, including, without limitation: (i) the cost and expenses of preparing and reproducing this Agreement, the other Operative Agreements and the Initial Notes, of furnishing all opinions by counsel for the Company, the Restricted Subsidiaries, Triarc or the General Partners (including any opinions requested by your special counsel, Debevoise & Plimpton, as to any legal matter arising hereunder) and all certificates on behalf of the Company, either General Partner, Triarc or any Restricted Subsidiary, and of the Company's, either General Partner's, Triarc's or any Restricted Subsidiary's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (ii) the cost of delivering to your principal office, insured to your satisfaction, the Notes issued in exchange for the Initial Notes sold to you hereunder and any Notes delivered to you upon any substitution thereof pursuant to Section 14 and of your delivering any Notes, insured to your satisfaction, upon any such substitution; (iii) the fees, expenses and disbursements of your special counsel, Debevoise & Plimpton and your local counsel in connection with such transactions and any such amendments or waivers; (iv) the costs and expenses, including attorneys' fees, incurred by you or any subsequent holder of a Note in enforcing (or determining whether or how to enforce) any rights under this Agreement, any other Operative Agreement or the Initial Notes or in responding to any subpoena or other legal process in connection with this Agreement, any other Operative Agreement or the Initial Notes or the transactions contemplated hereby or by reason of you or any subsequent holder of Notes having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case; (v) the cost and expenses of obtaining a Private Placement Number for the Notes; and (vi) the reasonable out-of-pocket expenses incurred by you in connection with such transactions and any such amendments or waivers, provided that the Company shall be required to pay the cost and expenses of only one firm (and any local counsel) retained by the Noteholders in connection with any waivers or amendments. The Company also will pay, and will save you and each holder of any


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

Notes harmless from, all claims in respect of the fees, if any, of brokers and finders (unless engaged by you) and any and all liabilities with respect to any taxes (including interest and penalties) (other than income taxes) which may be payable in respect of the execution and delivery hereof, the issue of the Initial Notes or the Notes hereunder and any amendment or waiver under or in respect hereof or of the Initial Notes or the Notes. In furtherance of the foregoing, on the date of the Closing the Company will pay (a) the fees and disbursements of your special counsel which are reflected as unpaid in the statement of Debevoise & Plimpton, your special counsel, delivered to the Company prior to the date of the Closing and (b) the fees and disbursements of your environmental consultant; and thereafter the Company will pay, promptly upon receipt of supplemental statements therefor from time to time, addi tional fees, if any, and disbursements of your special counsel in connection with the transactions hereby contemplated (including unposted disbursements as of the date of the Closing).

      (b) The Company will protect, indemnify and save harmless the Trustee and each present, future and former holder of any Note and their respective officers, directors, trustees, employees, agents and representatives (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees and expenses) imposed upon or incurred by or asserted against any Indemnified Party by reason of (a) ownership of the Mortgaged Property, or any interest therein, or receipt of any rent or other sum therefrom, (b) any accident or injury to or death of persons or loss of or damage to property occurring on or about the Mortgaged Property or any part thereof, (c) any use, non-use or condition of the Mortgaged Property or any part thereof, (d) any failure on the part of the Company, either General Partner or any of their respective Subsidiaries or Affiliates to perform or comply with any of the terms of this Agreement or any other Operative Agreement, (e) the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, (f) any negligence or tortious act on the part of the Company, either General Partner, any of their respective Subsidiaries or Affiliates or any of their respective agents, contractors, sublessees, licensees or invitees, (g) any work in connection with any alterations, changes or construction of the Mortgaged Property, (h) any other relationship that has arisen or may arise between the Company, either General Partner or any of their respective Subsidiaries or Affiliates and the Indemnified Parties or the Mortgaged Property as a result of the delivery or performance of this Agreement, any other Operative Agreement or any action contemplated hereby or thereby or by any other document executed in

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

connection herewith or therewith, (i) the presence or removal, or the discharge, spillage, leakage, emission, release, threat of release or disposal, of any Hazardous Substances on, under, about or from the Mortgaged Property or the noncompliance with any Legal Requirement relating thereto, whether arising prior to the issuance of the Initial Notes or at any time thereafter and whether or not the Company, either General Partner or any of their respective Subsidiaries or Affiliates is responsible therefor or (j) the holding of, or any interest in, any sum deposited or paid under this Agreement, the Notes or any other Operative Agreement, provided that nothing contained herein shall be deemed to require the Company to indemnify the Indemnified Parties for conditions (other than matters covered by clause (f) above) first occurring subsequent to the earlier of (x) the taking of exclusive possession and control of the Mortgaged Property for operational purposes pursuant to Section 21.10 of the Mortgage or Section
6.03 of the Company Security Agreement, (y) the foreclosure of the Lien under any Security Document and the transfer of title to the Trustee, or (z) for their respective gross negligence or willful misconduct, or for their breach of their respective obligations under the Agreement.

      In case any action, claim, suit or proceeding is brought against an Indemnified Party by reason of any such occurrence, the Company may, and upon the request of such Indemnified Party will, at the Company's expense resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel for the insurer of the liability or by counsel designated by the Company and reasonably satisfactory to the Indemnified Party, as the case may be, provided that any Indemnified Party shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice but at its own expense, and provided further that if any Indemnified Party reasonably determines that a conflict of interest exists with respect to the representation by such counsel of such Indemnified Party, the Company shall pay the fees and expenses of counsel selected by such Indemnified Party. In any event, if the Company fails to assume the defense within a reasonable time after any such request, the Indemnified Party may assume such defense or other indemnification obligation and the fees and expenses of its attorney will be paid by the Company. The obligations of the Company under this Section 16 shall survive any termination or satisfaction of this Agreement. Any amounts payable to any Indemnified Party under this Section 16 which are not paid within 15 days after written demand therefor by any Indemnified Party shall bear interest at the rate of 10.54% per annum from the date of such demand. In the event that the Company shall be required to pay any indemnity under this Section 16, the Company shall pay the Indemnified Party an amount which, after deduction of all taxes required to be paid by such Indemnified Party in respect of the receipt or accrual thereof (but not for any taxes payable with

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

respect to amounts received for the payment of income taxes), shall be equal to the amount of such indemnity.

      (c) In connection with the Closing, the General Partner and the Company are requesting that you make available for funding an amount equal to the principal amount specified opposite your name in Schedule A. If, for any reason, on the date scheduled by the General Partners and the Company as the date for the Closing, (i) the closing conditions are not satisfied by 11:00 a.m. on such scheduled date, (ii) the General Partners and the Company do not, by 11:00 a.m. on such scheduled date reschedule such Closing for a subsequent date, and (iii) the Closing in fact does not occur on such scheduled date, the General Partners and the Company will protect, indemnify and hold you harmless from and against any and all losses resulting from your failure or inability to invest on the scheduled date for the Closing the purchase price of the Initial Notes to be purchased by you, for the period ending on the next following Business Day at a rate of interest equal to or greater than the rate of interest on the Initial Notes.

SECTION 17.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      All representations and warranties contained in this Agreement or the other Operative Agreements, or made in writing by or on behalf of either General Partner, the Company, any Restricted Subsidiary or any of their Affiliates in connection with the transactions contemplated by this Agreement or the other Operative Agreements, shall survive the execution and delivery of this Agreement and the other Operative Agreements, any investigation at any time made by you or on your behalf, the purchase of the Initial Notes or acceptance of the Notes in exchange for the Initial Notes by you under this Agreement and any disposition or payment of the Initial Notes or the Notes. All statements contained in any certificate or other instrument delivered by or on behalf of the General Partners, the Company, any Restricted Subsidiary or the general partner of the Company pursuant to this Agreement and/or the other Operative Agreements or in connection with any amendment, waiver or modification of this Agreement or any of the other Operative Agreements shall be deemed representations and warranties of the Company under this Agreement.

SECTION 18.  AMENDMENTS AND WAIVERS.

      Any term of this Agreement or of the Notes may be amended and the observance of any term of this Agreement or of the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) only

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

with the written consent of the Company and the Required Holders, provided that, without the prior written consent of the holders of all the Notes at the time outstanding, no such amendment or waiver shall (a) change the maturity or the principal amount of, or change the rate of interest or the time of payment of interest on, or change the amount or the time of payment of any principal or Make Whole Amount or premium payable on any prepayment of, any Note, (b), subject to other requirements set forth in the Trust Agreement, release any Lien against the Mortgaged Property for the benefit of the holders of the Notes, (c) reduce the aforesaid percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver or change the rights of the holders of a Note with respect thereto, (d) change the percentage of the principal amount of the Notes the holders of which may declare the Notes to be due and payable as provided in Section 11 or change the rights of the holders of a Note with respect thereto, (e) decrease the percentage of the principal amount of the Notes the holders of which may rescind and annul any such declaration as provided in Section 11 or (f) modify the provisions of
Section 9.8. Any amendment or waiver effected in accordance with this Section 18 shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note, each General Partner and the Company.

SECTION 19.  NOTICES, ETC.

      Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered by hand, by express courier service or by registered or certified mail, return receipt requested, postage prepaid, addressed, (a) if to you, at the address set forth in Schedule A or at such other address as you shall have furnished to the Company in writing, except as otherwise provided in Section 15.2 with respect to payments on Notes held by you or your nominee, or (b) if to any other holder of any Note, at such address as such other holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Note who has furnished an address to the Company, or (c) if to the Company or either General Partner, at the address set forth at the beginning of this Agreement to the attention of Senior Vice President and Chief Financial Officer, or at such other address, or to the attention of such other officer, as the Company shall have furnished to you and each such other holder in writing.

SECTION 20.  REPRODUCTION OF DOCUMENTS.

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

      This Agreement, each Operative Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and notifications which may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. Each General Partner and the Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 21.  MISCELLANEOUS.

      This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any holder or holders at the time of the Notes or any part thereof. Except as stated in Section 17, this Agreement embodies the entire agreement and understanding among you, the General Partners and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

SECTION 22.  SUBMISSION TO JURISDICTION.

      For the purpose of assuring that any holder of Notes may enforce its rights under this Agreement, the Initial Notes, the Notes and the other Operative Agreements, each General Partner and the Company, for itself and its successors and assigns, hereby, to the fullest extent permitted by applicable law, irrevocably (a) agrees that any legal or equitable action, suit or proceeding brought against it arising out of or relating to this Agreement, any other Operative Agreement and the Initial Notes, or any transaction contemplated hereby or the subject matter of any of the foregoing or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be instituted in any state or federal court sitting in the

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

Borough of Manhattan in the State of New York, (b) waives any objection which it may now or hereafter have to the laying of venue of any such action, suit or proceeding brought in any such court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, or any right to require the proceeding to be conducted in any other jurisdiction by reason of its present or future domicile, (c) irrevocably submits itself to the non-exclusive jurisdiction of any state or federal court of competent jurisdiction sitting in the Borough of Manhattan in the State of New York for purposes of any such action, suit or proceeding, and (d) irrevocably waives any immunity from jurisdiction to which it might otherwise be entitled in any such action, suit or proceeding which may be instituted in any state or federal court sitting in the Borough of Manhattan in the State of New York, and irrevocably waives any immunity from, or objection to, the maintaining of an action against it to enforce any judgment for money obtained in any such action, suit or proceeding and any immunity from execution.

SECTION 23.  WAIVER OF JURY TRIAL.

      EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE INITIAL NOTES, THE NOTES OR ANY OTHER OPERATIVE AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR THE SUBJECT MATTER OF ANY OF THE FOREGOING.

SECTION 24.  GOVERNING LAW.

      THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN THE CITY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA. THIS AGREEMENT AND (UNLESS OTHERWISE EXPRESSLY PROVIDED) ALL AMENDMENTS AND SUPPLEMENTS TO, AND ALL CONSENTS AND WAIVERS PURSUANT TO, THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

SECTION 25.  CONFIDENTIAL INFORMATION.

      For the purposes of this Section 25, "Confidential Information" means information delivered to you by or on behalf of the Company or any Restricted Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Restricted Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Restricted Subsidiary or (d) constitutes financial statements delivered to you under Section 7 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 25, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 25), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 25),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 25 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 25.

      If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this Agreement and return the same to the undersigned, whereupon this Agreement shall become a binding agreement between you and the undersigned.

                                 Very truly yours,

                                 NATIONAL PROPANE, L.P.


                                 By: NATIONAL PROPANE CORPORATION,
                                      a General Partner


                                 By______________________________________
                                    Name:
                                    Title:


                                 By: NATIONAL PROPANE SGP, INC.,
                                      a General Partner


                                 By______________________________________
                                    Name:
                                    Title:


                                 NATIONAL PROPANE SGP, INC.


                                 By______________________________________
                                    Name:
                                    Title:

                                 NATIONAL PROPANE CORPORATION



                                 By______________________________________
                                    Name:
                                    Title:


The foregoing Agreement is
hereby accepted and agreed
to as of the date first
above written.


THE NORTHWESTERN MUTUAL LIFE
  INSURANCE COMPANY


By______________________________________
   Name:
   Title:



TEACHERS INSURANCE AND ANNUITY
  ASSOCIATION OF AMERICA


By______________________________________
   Name:
   Title:

CONNECTICUT GENERAL LIFE
  INSURANCE COMPANY

By:  CIGNA INVESTMENTS, INC.



By______________________________________
   Name:
   Title:



CONNECTICUT GENERAL LIFE INSURANCE
  COMPANY, on behalf of its Separate Account 66

By:  CIGNA INVESTMENTS, INC.



By______________________________________
   Name:
   Title:



LIFE INSURANCE COMPANY OF NORTH AMERICA

By:  CIGNA INVESTMENTS, INC.



By______________________________________
   Name:
   Title:

SECURITY LIFE OF DENVER INSURANCE COMPANY

By: ING Investment Management, Inc.



By______________________________________
   Its: Senior Vice President
          and Managing Director



MIDWESTERN UNITED LIFE INSURANCE COMPANY

By: ING Investment Management, Inc.



By______________________________________
   Its: Senior Vice President
          and Managing Director



PEERLESS INSURANCE COMPANY

By: ING Investment Management, Inc.



By______________________________________
   Its: Senior Vice President
          and Managing Director

JEFFERSON-PILOT LIFE INSURANCE COMPANY



By______________________________________
   Name:
   Title:



GENERAL AMERICAN LIFE INSURANCE COMPANY


By______________________________________
   Name:
   Title:



KEYPORT LIFE INSURANCE COMPANY

By Stein Roe & Farnham Incorporated, as agent



By______________________________________
    Name:
    Title:  Senior Vice President

PACIFIC MUTUAL LIFE INSURANCE COMPANY



By______________________________________
  Name:
  Title:



By______________________________________
  Name:
   Title:



PRINCIPAL MUTUAL LIFE
  INSURANCE COMPANY



By______________________________________
   Name:
   Title:


By______________________________________
   Name:
   Title:

TMG LIFE INSURANCE COMPANY
  by The Mutual Group (U.S.),
  Inc., its agent


By______________________________________
   Name: Robert R. Lapointe
   Title: Vice President


By______________________________________
   Name: Michael J. Carew
   Title: Assistant Vice President



NORTHERN LIFE INSURANCE COMPANY



By______________________________________
    Name:
    Title:



NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY



By______________________________________
    Name:
    Title: